FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-05

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,047,828,035
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$927,327,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-C27
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
Principal Commercial Capital
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C27

February 24, 2015

WELLS FARGO SECURITIES

Lead Manager and Sole Bookrunner

Barclays Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC or Barclays Capital Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects“, “intends“, “anticipates“, “estimates“ and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certificate Structure

I.          Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$50,293,000	30.000%	(7)	2.99	04/15 - 02/20	47.1%	14.9%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$7,934,000	30.000%	(7)	4.93	02/20 - 02/20	47.1%	14.9%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$36,418,000	30.000%	(7)	6.92	01/22 - 02/22	47.1%	14.9%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$240,000,000	30.000%	(7)	9.78	12/24 - 01/25	47.1%	14.9%
A-5	AAA(sf)/AAA(sf)/Aaa(sf)	$309,207,000	30.000%	(7)	9.92	01/25 - 02/25	47.1%	14.9%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$89,627,000	30.000%	(7)	7.40	02/20 - 12/24	47.1%	14.9%
A-S(8)	AAA(sf)/AAA(sf)/Aa2(sf)	$79,897,000	22.375%	(7)	9.98	02/25 - 03/25	52.2%	13.5%
X-A	AAA(sf)/AAA(sf)/NR	$813,376,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AAA(sf)/NR	$158,484,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
B(8)	AA(sf)/AA(sf)/A1(sf)	$45,842,000	18.000%	(7)	10.01	03/25 - 03/25	55.2%	12.8%
C(8)	A(low)(sf)/A-(sf)/NR	$68,109,000	11.500%	(7)	10.01	03/25 - 03/25	59.6%	11.8%
PEX(8)	A(low)(sf)/A-(sf)/NR	$193,848,000	11.500%	(7)	9.99	02/25 - 03/25	59.6%	11.8%

	Non-Offered Certificates
X-E	AAA(sf)/BB-(sf)/NR	$26,196,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
X-F	AAA(sf)/B-(sf)/NR	$17,027,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/NR/NR	$32,745,035(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
D	BBB(low)(sf)/BBB-(sf)/NR	$44,533,000	7.250%	(7)	10.01	03/25 - 03/25	62.4%	11.3%
E	BB(low)(sf)/BB-(sf)/NR	$26,196,000	4.750%	(7)	10.01	03/25 - 03/25	64.1%	11.0%
F	B(low)(sf)/B-(sf)/NR	$17,027,000	3.125%	(7)	10.01	03/25 - 03/25	65.2%	10.8%
G	NR/NR/NR	$32,745,035	0.000%	(7)	10.01	03/25 - 03/25	67.3%	10.5%
Notes:
(1)
The expected ratings presented are those of DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act“) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated February 24, 2015 (the “Free Writing Prospectus”). DBRS, KBRA and Moody’s have informed us that the “sf“ designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $68,109,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions“ described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for such Classes of Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certificate Structure

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $79,897,000 $45,842,000 and $68,109,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Issue Characteristics

II.         Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	29	40	$387,422,468	37.0%
Rialto Mortgage Finance, LLC	20	34	292,101,933	27.9
Principal Commercial Capital(1)	9	9	153,204,518	14.6
Liberty Island Group I LLC	12	12	118,064,001	11.3
C-III Commercial Mortgage LLC	23	26	84,535,116	8.1
Basis Real Estate Capital II, LLC	2	3	12,500,000	1.2
Total	95	124	$1,047,828,035	100.0%

(1)
Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans. The mortgage loans to be sold by Macquarie US Trading LLC d/b/a Principal Commercial Capital were initially originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital, which will transfer such mortgage loans to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the Closing Date.

Loan Pool:

Cut-off Date Balance:	$1,047,828,035
Number of Mortgage Loans:	95
Average Cut-off Date Balance per Mortgage Loan:	$11,029,769
Number of Mortgaged Properties:	124
Average Cut-off Date Balance per Mortgaged Property(1):	$8,450,226
Weighted Average Mortgage Interest Rate:	4.321%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	37.0%
Weighted Average Original Term to Maturity (months):	118
Weighted Average Remaining Term to Maturity (months):	117
Weighted Average Original Amortization Term (months)(2):	355
Weighted Average Remaining Amortization Term (months)(2):	355
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.67x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	67.3%
Weighted Average Balloon Loan-to-Value Ratio(1):	57.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.6%
% of Mortgage Loans with Single Tenants(3):	6.4%
(1)	With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)
The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Free Writing Prospectus.

(3)
Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 90.9% of the mortgage pool (92 mortgage loans) has scheduled amortization, as follows:

31.0% (43 mortgage loans) requires amortization during the entire loan term; and

59.8% (49 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Cut-off Date Pool Balance, 9.1% of the mortgage pool (three mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 58.6% and 2.54x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 31.1% of the mortgage pool (16 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	84.8% of the pool
Insurance:	47.0% of the pool
Capital Replacements:	86.4% of the pool
TI/LC:	75.2% of the pool(1)
(1)   The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

70.6% of the mortgage pool (67 mortgage loans) features a lockout period, then defeasance only until an open period;

20.9% of the mortgage pool (25 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

8.4% of the mortgage pool (three mortgage loans) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Issue Characteristics

III.        Issue Characteristics

Securities Offered:
$927,327,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB“); Rialto Mortgage Finance, LLC (“RMF“); Principal Commercial Capital (“PCC“); Liberty Island Group I LLC (“LIG I“); C-III Commercial Mortgage LLC (“C-III“); and Basis Real Estate Capital II, LLC (“Basis“).

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Manager:	Barclays Capital Inc.

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Additional Primary Servicers:	Prudential Asset Resources, Inc. and Principal Global Investors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Initial Majority Subordinate Certificateholder:	Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2015 (or, in the case of any mortgage loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about March 12, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in April 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in April 2015.

Rated Final Distribution Date:	The Distribution Date in February 2048.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

IV.        Characteristics of the Mortgage Pool(1)

A.         Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
RMF	Westfield Palm Desert	Palm Desert	CA	1 / 1	$62,500,000	6.0%	Retail	572,724	$218	59.0%	59.0%	2.61x	10.8%
WFB	WP Carey Self Storage Portfolio VI	Various	Various	1 / 9	48,139,000	4.6	Self Storage	750,194	64	64.4	58.7	1.44	8.7
PCC	312 Elm	Cincinnati	OH	1 / 1	46,121,000	4.4	Office	379,379	122	68.8	60.0	1.80	12.0
RMF	Marriott Greensboro	Greensboro	NC	1 / 1	43,833,356	4.2	Hospitality	281	155,991	68.7	56.2	1.66	11.5
RMF	Capital Penn Self Storage Portfolio	Various	PA	1 / 9	37,606,397	3.6	Self Storage	592,854	63	69.5	61.0	1.72	10.8
WFB	Albuquerque Plaza	Albuquerque	NM	1 / 1	34,925,241	3.3	Office	358,196	98	61.3	44.4	1.65	11.9
WFB	South Shore Place	Braintree	MA	1 / 1	29,600,000	2.8	Retail	45,407	652	71.2	58.4	1.30	7.9
LIG I	Maxwell Hotel	Seattle	WA	1 / 1	29,550,000	2.8	Hospitality	139	212,590	67.0	58.5	1.75	11.4
WFB	300 East Lombard	Baltimore	MD	1 / 1	28,692,492	2.7	Office	225,485	127	74.5	59.4	1.38	8.9
WFB	Amargosa Portfolio	Various	Various	1 / 4	26,600,000	2.5	Retail	225,906	118	71.5	60.6	1.52	9.7
Top Three Total/Weighted Average				3 / 11	$156,760,000	15.0%				63.5%	59.2%	2.01x	10.5%
Top Five Total/Weighted Average				5 / 21	$238,199,753	22.7%				65.4%	58.9%	1.90x	10.7%
Top Ten Total/Weighted Average				10 / 29	$387,567,486	37.0%				66.7%	57.7%	1.76x	10.5%
Non-Top Ten Total/Weighted Average				85 / 95	$660,260,549	63.0%				67.6%	57.8%	1.62x	10.5%
(1)
With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

B.         Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Westfield Palm Desert	RMF	$62,500,000	MSBAM 2015-C21(1)	Yes	KeyBank National Association	LNR Partners, LLC
	RMF	$62,500,000	WFCM 2015-C27	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Depot Park	LIG I	$24,000,000	WFCM 2014-LC18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	LIG I	$21,600,000	WFCM 2015-C27	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Boca Hamptons Plaza Portfolio	RMF	$18,000,000	WFCM 2015-C27	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RMF	$8,000,000	CGCMT 2015-GC27	Yes	Wells Fargo Bank, National Association	Midland Loan Services
(1)	The MSBAM 2015-C21 transaction is scheduled to close on February 26, 2015.

C.         Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
5	RMF	Capital Penn Self Storage Portfolio	$37,606,397	3.6%	$0	$4,179,047	5.354%	1.72x	1.37x	10.8%	9.7%	69.5%	77.2%
Total/Weighted Average			$37,606,397	3.6%	$0	$4,179,047	5.354%	1.72x	1.37x	10.8%	9.7%	69.5%	77.2%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

D.         Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
3	PCC	312 Elm	Cincinnati	OH	Office	$46,121,000	4.4%	WFRBS 2011-C3
4	RMF	Marriott Greensboro	Greensboro	NC	Hospitality	43,833,356	4.2	GECMC 2005-C4
5	RMF	Capital Penn Self Storage Portfolio	Various	PA	Self Storage	37,606,397	3.6	LBUBS 2006-C3
5.01	RMF	Capital Self Storage - Mechanicsburg	Mechanicsburg	PA	Self Storage	6,989,109	0.7	LBUBS 2006-C3
5.02	RMF	Capital Self Storage - Enola	Enola	PA	Self Storage	4,867,415	0.5	LBUBS 2006-C3
5.06	RMF	Capital Self Storage - Harrisburg North	Harrisburg	PA	Self Storage	3,993,776	0.4	MSC 2005-HQ7
5.07	RMF	Capital Self Storage - Hanover	Hanover	PA	Self Storage	3,244,943	0.3	LBUBS 2006-C3
5.08	RMF	Capital Self Storage - Dover	Dover	PA	Self Storage	3,145,099	0.3	LBUBS 2006-C3
6	WFB	Albuquerque Plaza	Albuquerque	NM	Office	34,925,241	3.3	GSMS 2005-GG4
13	LIG I	Depot Park	Sacramento	CA	Industrial	21,600,000	2.1	BSCMS 2005-T20
17	PCC	312 Plum	Cincinnati	OH	Office	18,379,000	1.8	WFRBS 2011-C3
18	RMF	Maple Leaf Apartments	University Park	IL	Multifamily	18,150,000	1.7	BACM 2006-3
19.01	RMF	Boca Hamptons Plaza	Boca Raton	FL	Mixed Use	13,153,846	1.3	JPMCC 2005-CB11
19.03	RMF	One Industrial Plaza	South Valley Stream	NY	Industrial	2,284,615	0.2	JPMCC 2005-CB11
20	PCC	Palms Plaza	Boca Raton	FL	Retail	17,500,000	1.7	WBCMT 2005-C20
22	PCC	Plaza Mayor Shopping Center	Torrance	CA	Retail	15,952,821	1.5	CSFB 2005-C2
24	RMF	Long Island Retail Portfolio	Various	NY	Various	15,500,000	1.5	GECMC 2005-C1
28	WFB	Casa Bandera Apartments	Las Cruces	NM	Multifamily	13,100,000	1.3	WBCMT 2005-C16
31	WFB	Breckenridge Apartments	Phoenix	AZ	Multifamily	10,500,000	1.0	COMM 2012-CR1
39	WFB	Crestline Manufactured Home Community	Colorado Springs	CO	Manufactured Housing Community	8,385,756	0.8	BSC 2005-PWR8
46	CIIICM	Planet Self Storage - Southampton	Boston	MA	Self Storage	6,250,000	0.6	BSCMS 2006-T22
48	RMF	Village Crossing	Whitpain Township	PA	Mixed Use	5,784,260	0.6	GSMS 2005-GG4
51	RMF	Chesapeake Mills	Columbus	OH	Multifamily	5,478,902	0.5	LBUBS 2004-C6
52	WFB	Comfort Suites Chesapeake	Chesapeake	VA	Hospitality	5,438,782	0.5	MSC 2007-T27
53	RMF	Country Club Apartments	Shreveport	LA	Multifamily	5,331,419	0.5	BACM 2005-1
55	CIIICM	Planet Self Storage - Newington	Newington	CT	Self Storage	5,225,000	0.5	MSC 2007-IQ15
63	CIIICM	Planet Self Storage - Washington	Washington Township	NJ	Self Storage	4,450,000	0.4	BSCMS 2006-PW11
65	LIG I	Arctic Gardens	Anchorage	AK	Multifamily	4,000,000	0.4	BSCMS 2005-PWR8
68	CIIICM	Planet Self Storage - Quakertown	Quakertown	PA	Self Storage	3,850,000	0.4	BSCMS 2005-PW10
70	WFB	Eureka Village	Denton	TX	Multifamily	3,793,831	0.4	JPMCC 2005-LDP4
74	CIIICM	Southland Plaza	Adrian	MI	Retail	3,344,812	0.3	CSFB 2005-C1
76	CIIICM	Planet Self Storage - South Boston	Boston	MA	Self Storage	3,200,000	0.3	BSCMS 2005-PW10
77	CIIICM	Planet Self Storage - Brookfield	Brookfield	CT	Self Storage	3,150,000	0.3	BSCMS 2005-PW10
80	WFB	Jamul Shopping Village	Jamul	CA	Retail	2,993,572	0.3	MSC 2005-HQ6
83	LIG I	Coulter Forum	Amarillo	TX	Retail	2,885,000	0.3	MSC 2006-HQ9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

84	CIIICM	Out O‘Space Storage	Cantonment	FL	Self Storage	2,450,000	0.2	BACM 2006-5
87	CIIICM	Lambertson Lakes	Thornton	CO	Retail	2,100,000	0.2	CSFB 2005-C2
94	CIIICM	Cookson MHP	Brookshire	TX	Manufactured Housing Community	1,500,000	0.1	CSFB 2005-C1
	Total					$410,457,953	39.2%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

E.         Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A- 2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
45	Basis	FedEx Portfolio Oxford, AL & El Dorado, AR	Various	Industrial	$7,000,000	0.7%	$6,658,891	83.9%	96,112	$73	1.36x	8.8%	70.7%	67.3%	23	59
Total/Weighted Average					$7,000,000	0.7%	$6,658,891	83.9%			1.36x	8.8%	70.7%	67.3%	23	59
(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions“ described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A- 3 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	RMF	Capital Penn Self Storage Portfolio	PA	Self Storage	$37,606,397	3.6%	$33,014,110	90.7%	592,854	$63	1.72x	10.8%	69.5%	61.0%	0	83
71	WFB	Watson & Taylor Self Storage	TX	Self Storage	3,646,000	0.3	3,404,056	9.3	56,275	$65	1.33	8.3	67.5	63.0	34	82
Total/Weighted Average					$41,252,397	3.9%	$36,418,166	100.0%			1.69x	10.6%	69.3%	61.2%	3	83
(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

F.         Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	25	$247,391,262	23.6%	66.1%	58.2%	1.78x		9.7%	9.1%	4.182%
Anchored	9	78,653,026	7.5	70.1	59.6	1.47		9.4	8.7	4.291
Regional Mall	1	62,500,000	6.0	59.0	59.0	2.61		10.8	10.2	3.853
Shadow Anchored	3	41,263,400	3.9	70.6	57.9	1.32		8.3	7.8	4.291
Single Tenant	5	40,486,264	3.9	61.8	54.0	1.68		9.5	9.1	4.205
Unanchored	7	24,488,572	2.3	70.6	59.2	1.60		10.6	9.8	4.448
Hospitality	15	225,902,753	21.6	66.7	56.2	1.77		12.0	10.8	4.468
Limited Service	12	133,044,397	12.7	65.6	55.4	1.82		12.3	11.1	4.422
Full Service	3	92,858,356	8.9	68.2	57.4	1.69		11.5	10.3	4.534
Office	12	211,198,396	20.2	67.9	56.7	1.58		10.7	9.5	4.244
CBD	5	147,890,733	14.1	68.4	56.7	1.61		11.0	9.7	4.197
Suburban	6	49,307,663	4.7	66.6	56.5	1.52		10.2	9.2	4.435
Single Tenant	1	14,000,000	1.3	67.7	57.1	1.56		9.9	9.0	4.070
Self Storage	35	154,250,129	14.7	67.4	58.8	1.56		9.5	9.3	4.318
Self Storage	35	154,250,129	14.7	67.4	58.8	1.56		9.5	9.3	4.318
Multifamily	20	126,063,730	12.0	70.4	59.5	1.49		9.8	9.0	4.388
Garden	18	103,963,730	9.9	70.7	59.8	1.49		10.0	9.0	4.444
Student Housing	1	13,100,000	1.3	69.3	58.6	1.53		9.5	8.9	4.150
High Rise	1	9,000,000	0.9	68.7	58.0	1.48		8.8	8.6	4.080
Industrial	7	38,446,154	3.7	64.5	61.7	2.02		11.4	10.0	4.445
Warehouse	2	24,161,538	2.3	60.9	60.0	2.37		12.5	10.7	4.371
Industrial	2	7,000,000	0.7	70.7	67.3	1.36		8.8	8.3	4.500
Light Industrial	2	5,000,000	0.5	71.4	62.7	1.55		11.2	9.6	4.600
Flex	1	2,284,615	0.2	68.2	60.0	1.40		9.5	8.7	4.720
Mixed Use	6	31,297,137	3.0	68.1	57.9	1.44		9.6	8.8	4.542
Retail/Office	4	24,778,639	2.4	69.0	58.4	1.44		9.7	8.8	4.578
Office/Retail	2	6,518,498	0.6	64.4	56.3	1.43		9.5	8.6	4.406
Manufactured Housing Community	4	13,278,474	1.3	66.5	52.7	1.64		10.0	9.8	4.177
Manufactured Housing Community	4	13,278,474	1.3	66.5	52.7	1.64		10.0	9.8	4.177
Total/Weighted Average	124	$1,047,828,035	100.0%	67.3%	57.8%	1.67	x	10.5%	9.6%	4.321%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

G.         Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	10	$174,288,088	16.6%	61.0%	56.1%	2.06	x	10.4%	9.6%	4.097%
Southern	7	126,688,088	12.1	60.5	56.2	2.11		10.1	9.6	4.051
Northern	3	47,600,000	4.5	62.2	55.9	1.94		11.1	9.9	4.218
Florida	17	136,444,441	13.0	66.2	58.3	1.65		10.7	9.9	4.385
North Carolina	4	94,166,356	9.0	68.1	58.2	1.63		11.0	9.9	4.490
Ohio	7	88,545,642	8.5	69.8	59.6	1.71		11.7	10.2	4.356
Other(4)	86	554,383,508	52.9	69.0	57.8	1.55		10.1	9.4	4.342
Total/Weighted Average	124	$1,047,828,035	100.0%	67.3%	57.8%	1.67	x	10.5%	9.6%	4.321%
(1)	The Mortgaged Properties are located in 30 states.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 26 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

H.   Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,092,718 - 2,000,000	7	$12,071,545	1.2%
2,000,001 - 3,000,000	11	28,942,563	2.8
3,000,001 - 4,000,000	13	47,023,467	4.5
4,000,001 - 5,000,000	8	37,910,390	3.6
5,000,001 - 6,000,000	10	54,831,030	5.2
6,000,001 - 7,000,000	2	13,250,000	1.3
7,000,001 - 8,000,000	3	22,477,172	2.1
8,000,001 - 9,000,000	5	42,725,006	4.1
9,000,001 - 10,000,000	5	48,607,555	4.6
10,000,001 - 15,000,000	7	90,184,000	8.6
15,000,001 - 20,000,000	10	174,508,821	16.7
20,000,001 - 30,000,000	8	202,171,492	19.3
30,000,001 - 50,000,000	5	210,624,994	20.1
50,000,001 - 62,500,000	1	62,500,000	6.0
Total:	95	$1,047,828,035	100.0%
Average:	$11,029,769

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.34 - 1.40	6	$59,391,031	5.7%
1.41 - 1.50	15	126,568,281	12.1
1.51 - 1.60	15	142,040,666	13.6
1.61 - 1.70	16	136,162,248	13.0
1.71 - 1.80	15	131,579,484	12.6
1.81 - 1.90	10	126,900,707	12.1
1.91 - 2.00	6	81,389,572	7.8
2.01 - 2.25	9	154,405,000	14.7
2.26 - 2.50	1	5,291,046	0.5
2.51 - 2.91	2	84,100,000	8.0
Total:	95	$1,047,828,035	100.0%
Weighted Average:	1.82x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.26 - 1.30	4	$54,884,240	5.2%
1.31 - 1.40	16	135,235,049	12.9
1.41 - 1.50	20	162,263,818	15.5
1.51 - 1.60	21	177,812,606	17.0
1.61 - 1.70	16	183,694,308	17.5
1.71 - 1.80	7	151,648,397	14.5
1.81 - 1.90	3	47,122,572	4.5
1.91 - 2.25	5	45,776,000	4.4
2.26 - 2.50	2	26,891,046	2.6
2.51 - 2.61	1	62,500,000	6.0
Total:	95	$1,047,828,035	100.0%
Weighted Average:	1.67x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	66	$605,531,450	57.8%
Acquisition	29	442,296,585	42.2
Total:	95	$1,047,828,035	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.840 - 4.000	3	$76,176,802	7.3%
4.001 - 4.250	36	396,353,516	37.8
4.251 - 4.500	28	350,447,671	33.4
4.501 - 4.750	21	192,471,478	18.4
4.751 - 5.000	6	27,047,149	2.6
5.001 - 5.220	1	5,331,419	0.5
Total:	95	$1,047,828,035	100.0%
Weighted Average:	4.321%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.8 - 8.0	2	$45,552,821	4.3%
8.1 - 9.0	18	168,877,164	16.1
9.1 - 10.0	29	236,487,554	22.6
10.1 - 11.0	18	218,281,453	20.8
11.1 - 12.0	16	255,050,643	24.3
12.1 - 13.0	7	84,261,354	8.0
13.1 - 13.5	5	39,317,046	3.8
Total:	95	$1,047,828,035	100.0%
Weighted Average:	10.5%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.4 - 8.0	6	$101,218,313	9.7%
8.1 - 9.0	36	293,381,367	28.0
9.1 - 10.0	28	226,191,727	21.6
10.1 - 11.0	14	329,404,292	31.4
11.1 - 12.0	6	71,100,718	6.8
12.1 - 13.0	2	17,440,572	1.7
13.1 - 13.4	3	9,091,046	0.9
Total:	95	$1,047,828,035	100.0%
Weighted Average:	9.6%

(1)

With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	1	$7,000,000	0.7%
61 - 84	2	41,252,397	3.9
85 - 120	92	999,575,638	95.4
Total:	95	$1,047,828,035	100.0%
Weighted Average:	118 months

REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
59 - 60	1	$7,000,000	0.7%
61 - 84	2	41,252,397	3.9
85 - 120	92	999,575,638	95.4
Total:	95	$1,047,828,035	100.0%
Weighted Average:	117 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	3	$95,850,000	9.1%
264 - 300	8	69,550,313	6.6
301 - 360	84	882,427,722	84.2
Total:	95	$1,047,828,035	100.0%
Weighted Average(3):	355 months
(2)
The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)	Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	3	$95,850,000	9.1%
264 - 300	8	69,550,313	6.6
301 - 360	84	882,427,722	84.2
Total:	95	$1,047,828,035	100.0%
Weighted Average(5):	355 months
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)	Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Springing (Without Established Account)	60	$632,314,577	60.3%
Hard/Springing Cash Management	14	284,304,691	27.1
None	19	89,283,526	8.5
Hard/Upfront Cash Management	2	41,925,241	4.0
Total:	95	$1,047,828,035	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	67	$740,067,880	70.6%
Lockout/GTR YM or 1%/Open	25	219,260,155	20.9
Lockout/Defeasance or GTR YM or 1%/Open	3	88,500,000	8.4
Total:	95	$1,047,828,035	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
43.7 - 50.0	2	$7,591,046	0.7%
50.1 - 55.0	1	11,750,000	1.1
55.1 - 60.0	9	160,359,494	15.3
60.1 - 65.0	9	155,657,513	14.9
65.1 - 70.0	28	365,643,657	34.9
70.1 - 75.0	45	339,515,925	32.4
75.1 - 75.4	1	7,310,400	0.7
Total:	95	$1,047,828,035	100.0%
Weighted Average:	67.3%

BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
34.6 - 40.0	1	$5,291,046	0.5%
40.1 - 50.0	11	78,737,235	7.5
50.1 - 55.0	11	126,812,477	12.1
55.1 - 60.0	38	535,752,390	51.1
60.1 - 65.0	31	283,014,487	27.0
65.1 - 68.8	3	18,220,400	1.7
Total:	95	$1,047,828,035	100.0%
Weighted Average:	57.8%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	49	$626,965,650	59.8%
Amortizing Balloon	43	325,012,385	31.0
Interest-only, Balloon	3	95,850,000	9.1
Total:	95	$1,047,828,035	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
12 - 24	20	$197,847,000	18.9%
25 - 36	22	314,486,250	30.0
37 - 48	1	10,500,000	1.0
49 - 60	6	104,132,400	9.9
Total:	49	$626,965,650	59.8%
Weighted Average:	35 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	24	$315,715,800	30.1%
1	48	428,674,604	40.9
2	11	94,567,954	9.0
3	12	208,869,676	19.9
Total:	95	$1,047,828,035	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

      remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, the Class A-S, B and C regular interests  and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $79,897,000 $45,842,000 and $68,109,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom)  in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and Class A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S regular interest as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, and the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance.  The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The master servicer under the MSBAM 2015-C21 securitization is expected to have the primary obligation to make any servicing advances with respect to the Westfield Palm Desert loan combination. The master servicer under the WFCM 2014-LC18 securitization will have the primary obligation to make any servicing advances with respect to the Depot Park loan combination. The master servicer of the CGCMT 2015-GC27 securitization will have the primary obligation to make any servicing advances with respect to the Boca Hamptons Plaza Portfolio loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, PEX and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer (other than with respect to the Westfield Palm Desert and Depot Park and loan combinations).  It will be a condition to such appointment that DBRS, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  With respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, serviced pursuant to the CGCMT 2015-GC27 pooling and servicing agreement, the majority subordinate certificateholder, or the subordinate class representative on its behalf, has the right to terminate the CGCMT 2015-GC27 special servicer solely with respect to the Boca Hamptons Plaza Portfolio Loan Combination, under terms substantially similar in all material respects to or materially consistent with the rights described above. A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  With respect to the Boca Hampton Plaza Portfolio Mortgage Loan, the subordinate class representative

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

will have the right to consent to, and consult with respect to, the actions of the CGCMT 2015-GC27 special servicer in accordance with the related Intercreditor Agreement and the CGCMT 2015-GC27 pooling and servicing agreement in the same manner as the subordinate class representative under the CGCMT 2015-GC27 pooling and servicing agreement does with respect to the other mortgage loans in that securitization. A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Boca Hamptons Plaza Portfolio loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of a related pari passu companion loan described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the Boca Hamptons Plaza Portfolio mortgage loan, (a) the holder of the pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under the CGCMT 2015-GC27 securitization) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction with respect to the Boca Hamptons Plaza Portfolio loan combination described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-C27 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loan.

Also, notwithstanding any contrary description set forth above, with respect to the Westfield Palm Desert mortgage loan and the Depot Park mortgage loan, in general the related loan combination will be serviced under the MSBAM 2015-C21 pooling and servicing agreement and WFCM 2014-LC18 pooling and servicing agreement, respectively, which grant to the related subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Westfield Palm Desert loan combination and the Depot Park loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the MSBAM 2015-C21 or WFCM 2014-LC18 securitization, respectively, and any collective consultation period or senior consultation period or similar period under the MSBAM 2015-C21 or WFCM 2014-LC18 securitization, respectively, will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan (other than the Westfield Palm Desert mortgage loan and the Depot Park mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor.

In the case of the Westfield Palm Desert mortgage loan, pursuant to the related intercreditor agreement and the MSBAM 2015-C21 pooling and servicing agreement, the MSBAM 2015-C21 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the MSBAM 2015-C21 pooling and servicing agreement, and, in connection with any such sale, the MSBAM 2015-C21 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

In the case of the Depot Park mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2014-LC18 pooling and servicing agreement, the WFCM 2014-LC18 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the WFCM 2014-LC18 pooling and servicing agreement, and, in connection with any such sale, the WFCM 2014-LC18 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

In the case of the Boca Hamptons Plaza Portfolio mortgage loan, pursuant to the related intercreditor agreement and the CGCMT 2015-GC27 pooling and servicing agreement, the CGCMT 2015-GC27 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the CGCMT 2015-GC27 pooling and servicing agreement, and, in connection with any such sale, the CGCMT 2015-GC27 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consent or consultation rights with respect to such sale, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Certain Terms and Conditions

seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.
Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Westfield Palm Desert, Depot Park and Boca Hamptons Plaza Portfolio secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  The Westfield Desert Palm loan combination is expected to be serviced under the pooling and servicing agreement for the MSBAM 2015-C21 securitization.  The Depot Park loan combination will be serviced under the pooling and servicing agreement for the WFCM 2014-LC18 securitization. The Boca Hamptons Plaza Portfolio loan combination will be serviced under the pooling and servicing agreement for the CGCMT 2015-GC27 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

JOSHUA TREE NATIONAL PARK
LITTLE SAN BERNARDINO MOUNTAINS
Dillon Rd
Desert Dunes Golf Course
Los Angeles 106 miles
Palm Dr
Varner Rd
10
RIVERSIDE COUNTY
PALM SPRINGS
111
E. Vista Chino
Desert Princess Country Club
Landau Blvd
Palm Springs International Airport
30th Ave
Cathedral City
28th Ave
Thousand Palms
Palm Springs Mall
E. Ramon Rd
Demuth Park
Oasis Water Park
Date Palm Dr
Da Vall Dr
Agua Caliente Casino
Pete Dye Golf Course
Dinah Shore Dr
Tri Palm Golf Club
COACHELLA VALLEY
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Arnold Palmer Golf Course
Monterey Marketplace
Ivey Ranch Country Club
Washington St
Gerald Ford Dr
Palm Canyon Dr
Desert IMAX Theater
Children's Discovery Museum
Rancho Mirage
PALM DESERT
Mountain Vista Golf Course at Sun City Palm Desert
Frank Sinatra Dr
Avenue 38
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
Country Club Dr
Avenue 40
AGUA CALIENTE INDIAN RESERVATION
Marriott Desert Springs Resort
Indian Ridge Country Club
Woodhaven Country Club
Bermuda Dunes Airport
Bob Hope Dr
Monterey Country Club
Portola Ave
Cook St
Hovley Ln E.
42nd Ave
Bermuda Dunes
Bermuda Dunes Country Club
Indio
College of the Desert
Fred Waring Dr
Westfield Palm Desert
72810 & 72840 Highway 111;
44430 & 44480 Town Center Way
Palm Desert, CA 92260
Indian Wells Tennis Garden
The Shops on El Paseo
The Village at Indian Wells
Indian Wells
One Eleven La Quinta Shopping Center
Adams St
Jefferson St
Pines to Palms Hwy
The Vintage Club
SANTA ROSA-SAN JACINTO MOUNTAINS
The Living Desert Nature Preserve
Avenue 48
Rancho La Quinta Golf Club
74
South Ironwood Country Club
La Quinta Resort Mountain Course
Avenue 50
Big Horn Golf Course
Eisenhower Dr
Coachella Valley Music and Arts Festival
La Quinta CC Citrus Course
Avenue 52
La Quinta
Avenue 54
SAN BERNARDINO NATIONAL FOREST
Lake Cahuilla Recreation Area
PGA West Resort Golf Course
Madison St
San Diego 108 miles
North Las Vegas
LAS VEGAS
Henderson
Boulder City
NEVADA
DEATH VALLEY NATL. PARK
SIERRA NEVADA MTS
Ridgecrest
BAKERSFIELD
CALIFORNIA
Kingman
Barstow
Lancaster
Needles
Palmdale
Victorville
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
JOSHUA TREE NATL. PARK
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Poway
Pacific Ocean
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Westfield Palm Desert

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$62,500,000			Specific Property Type:	Super Regional Mall
Cut-off Date Principal Balance(1):	$62,500,000			Location:	Palm Desert, CA
% of Initial Pool Balance:	6.0%			Size:	572,724 SF
Loan Purpose(2):	Refinance			Cut-off Date Principal Balance Per SF(1):	$218.26
Borrower Name:	WEA Palm Desert LLC			Year Built/Renovated:	1983/2014
Sponsor:	Westfield America, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.853%			Property Manager:	Self-managed
Note Date:	February 3, 2015			3rd Most Recent Occupancy (As of)(4):	91.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	93.1% (12/31/2012)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	94.8% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	95.6% (2/2/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$12,064,254 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,070,935 (12/31/2013)
Call Protection:	L(24),GRTR YM or 1% or D(89),O(7)			Most Recent NOI (As of):	$13,165,354 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$22,039,731
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$8,506,070
				U/W NOI:	$13,533,661
				U/W NCF:	$12,738,521
Escrows and Reserves(3):				U/W NOI DSCR(1):	2.77x
				U/W NCF DSCR(1):	2.61x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$212,000,000
Replacement Reserves	$0	Springing	$310,923	As-Is Appraisal Valuation Date:	November 13, 2014
TI/LC Reserve	$0	Springing	$462,941	Cut-off Date LTV Ratio(1):	59.0%
				LTV Ratio at Maturity or ARD(1):	59.0%

(1)
The Westfield Palm Desert Loan Combination, totaling $125,000,000, is comprised of eight pari passu notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2). Notes A-2-1, A-2-2, B-2-1 and B-2-2 had an original principal balance of $62,500,000, have an outstanding principal balance of $62,500,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-C27 Trust. Notes A-1-1, A-1-2, B-1-1 and B-1-2 had an original principal balance of $62,500,000 and are expected to be contributed to the MSBAM 2015-C21 securitization trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Westfield Palm Desert Loan Combination. See Description of the Mortgage Pool – Split Loan Structures – Westfield Palm Desert Loan Combination” in the Free Writing Prospectus.

(2)
The Westfield Palm Desert Loan Combination recapitalized Westfield America Limited Partnership’s equity in the Westfield Palm Desert Property (it was previously unencumbered) and partially financed O’Connor Retail Investors II, L.P.’s acquisition of an equity interest in three properties including the Westfield Palm Desert Property. The allocated purchase price for the Westfield Palm Desert Property was $207,207,000.

(3)	See “Escrows” section.
(4)	Occupancy as shown is exclusive of temporary tenants.

The Mortgage Loan.  The mortgage loan (the “Westfield Palm Desert Mortgage Loan”) is part of a loan combination (the “Westfield Palm Desert Mortgage Loan Combination”) that is evidenced by eight pari passu promissory notes (the A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2 notes) secured by a first mortgage encumbering a super-regional mall located in Palm Desert, California (the “Westfield Palm Desert Property”). The Westfield Palm Desert Mortgage Loan Combination was co-originated on February 3, 2015 by Rialto Mortgage Finance, LLC and Bank of America, National Association. The Westfield Palm Desert Mortgage Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.853% per annum. The Westfield Palm Desert Mortgage Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Westfield Palm Desert Mortgage Loan Combination. The Westfield Palm Desert Mortgage Loan Combination matures on March 1, 2025. See “Description of the Mortgage Pool – Split Loan Structures—The Westfield Palm Desert Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in the Free Writing Prospectus.

The Westfield Palm Desert Mortgage Loan evidenced by Notes A-2-1, A-2-2, B-2-1 and B-2-2, represent a non-controlling interest in the Westfield Palm Desert Mortgage Loan Combination and will be contributed to the WFCM 2015-C27 Trust. The Westfield Palm Desert Mortgage Loan had an original principal balance of $62,500,000 and has an outstanding principal balance as of the Cut-off Date of $62,500,000. Notes A-1-1, A-1-2, B-1-1 and B-1-2 (the “Westfield Palm Desert Companion Loan”) had an original principal balance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

$62,500,000. It is anticipated that the Westfield Palm Desert Companion Loan will be contributed to the MSBAM 2015-C21 securitization trust.

Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) have an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan Combination agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which have an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

Following the lockout period, the borrower has the option to pay the greater of a yield maintenance premium or 1.0% of the unpaid principal balance or to defease the Westfield Palm Desert Mortgage Loan Combination in whole, on any date before September 1, 2024. In addition, the Westfield Palm Desert Mortgage Loan Combination is prepayable without penalty on or after September 1, 2024.

Sources and Uses

Sources			Uses
Original loan contribution amount	$125,000,000	60.1%	Purchase price	$207,207,000	99.6%
Sponsors new cash contribution	83,005,110	39.9	Closing Costs	798,110	0.4
Total Sources	$208,005,110	100.0%	Total Uses	$208,005,110	100.0%

The Property.  The Westfield Palm Desert Property is a two-story super-regional shopping mall located along Highway 111 in Palm Desert, California. The Westfield Palm Desert Property contains 977,888 square feet of retail space, of which 572,724 square feet (the “Westfield Palm Desert Mortgaged Property”) serves as collateral for the Westfield Palm Desert Loan Combination. The Westfield Palm Desert Property was constructed in 1983 and purchased by Westfield America, Inc. (“Westfield”) in 1999. From 2000-2004, $47.0 million was invested to acquire and convert the former Robinson-May store to Sears (123,946 square feet), conduct general renovations and mall shop reconfigurations, add a 24,868 square foot Barnes & Noble, expand the food court and add two parking structures. From 2006-2014 Westfield invested $70.0 million to acquire space previously owned by Macy’s. The upper level was redeveloped and tenanted with Dick’s Sporting Goods (46,718 square feet) and World Gym (22,009 square feet), which relocated from the grocery-anchored shopping center across the street. Both of these tenants opened in 2014. The lower level was leased back to Macy’s Swim and Junior (57,469 square feet) until 2063. A portion of the second level was reconfigured to be the new mall entrance facing Highway 111 with a new H&M (21,303 square feet) and two new restaurants, a valet drop off, water features and interior renovations. The Westfield Palm Desert Property is anchored by Macy’s, Sears and JC Penney (none of which are part of the collateral). JC Penney has begun to upgrade this location to its store-within-a-store concept, and now includes Sephora, Disney, Joe Fresh, Liz Claiborne, Levi’s, and an Izod pop-up display. Additionally, the closest Macy’s store is over 60 miles away. Macy’s reported gross sales of approximately $60.4 million ($308 per square feet), which is nearly double its reported national average; Sears reported gross sales of $19.4 million ($156 per square feet) which is 26% greater than its reported national average; and JC Penney reported gross sales of $14.9 million ($175 per square feet) which is 30% higher than its reported national average. As of February 2, 2015, the Westfield Palm Desert Property was 95.6% occupied by 132 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

The following table presents certain information relating to the tenancies at the Westfield Palm Desert Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/S&P/ Moody’s)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/BBB+/Baa2	196,285	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Sears	CC/CCC+/Caa1	123,946	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
JC Penney	CCC/CCC+/Caa1	84,933	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Major Tenants
Macy’s Swim and Junior	BBB/BBB+/Baa2	57,469	10.0%	$0(4)	$0	0.0%	NAP	NAP	12/31/2105
Dick’s Sporting Goods	NR/NR/NR	46,718	8.2%	$16.00	$747,488	7.2%	NAP	NAP	1/31/2024
Barnes & Noble	NR/NR/NR	24,868	4.3%	$20.51	$510,000	4.9%	$286	7.2%	6/30/2018
H&M	NR/NR/NR	21,303	3.7%	$19.63	$418,236	4.0%	NAP	NAP	1/31/2025
World Gym	NR/NR/NR	22,009	3.8%	$15.28	$336,231	3.2%	NAP	NAP	1/31/2024
Palme D’or Cinema	NR/NR/NR	32,457	5.7%	$10.35	$336,000	3.2%	$299,900(5)	11.2%	6/30/2016
Macy's Home Store	BBB/BBB+/Baa2	21,870	3.8%	$14.45	$315,981	3.0%	NAP	NAP	1/31/2020

Total Major Tenants – Collateral		226,694	39.6%	$11.75	$2,663,936	25.5%

Non-Major Tenants – Collateral		320,548	56.0%	$24.30	$7,789,306	74.5%

Occupied Collateral Total		547,242	95.6%	$19.10	$10,453,242	100.0%

Vacant Space		25,482	4.4%

Collateral Total		572,724	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through February 1, 2016.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending November 30, 2014. Occupancy Cost include recoveries.
(4)
In 2006, Westfield purchased two anchor spaces previously owned by Macy’s and leased back to Macy’s a 57,469 square foot portion of the anchor space now occupied by Macy’s Swim and Junior at a rental rate of $1.00 per year, which was prepaid for the entire term.  Macy’s Swim and Junior does not pay percentage rent.

(5)	Palme D’or Cinema has 10 screens; the Sales PSF represent sales per screen.

The following table presents certain information relating to the historical sales at the Westfield Palm Desert Mortgaged Property:

Historical Sales (PSF)(1)

Tenant Name	2012	2013	2014
Macy’s Swim and Junior	NAV	NAV	NAV
Dick’s Sporting Goods(2)	NAV	NAV	NAV
Palme D’or Cinema(3)	$303,100	$300,400	$299,900
Barnes and Nobles	$297	$289	$286
World Gym(2)	NAV	NAV	NAV
Macy’s Home Store	NAV	NAV	NAV
H&M(2)	NAV	NAV	NAV

Total In-line (<10,000 square feet)	$354	$360	$357
Occupancy Costs	15.7%	15.0%	14.5%

(1)	Historical Sales PSF are based on historical statements provided by the borrower. Macy’s Swim and Junior and Macy’s Home Store do not report sales.
(2)	Dick’s Sporting Goods opened for business in November 2013. World Gym and H&M opened for business in 2014.
(3)	Palme D’or Cinema has 10 screens; the Historical Sales shown represent sales per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

The following table presents certain information relating to the lease rollover schedule at the Westfield Palm Desert Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Total U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	3	10,331	1.8%	10,331	1.8%	$107,272	$10.38
2015	29	44,363	7.7%	54,694	9.5%	$877,096	$19.77
2016	27	93,075	16.3%	147,769	25.8%	$1,702,930	$18.30
2017	15	21,879	3.8%	169,648	29.6%	$748,906	$34.23
2018	11	38,359	6.7%	208,007	36.3%	$1,000,591	$26.08
2019	10	22,231	3.9%	230,238	40.2%	$694,237	$31.23
2020	12	50,433	8.8%	280,671	49.0%	$1,318,539	$26.14
2021	8	16,945	3.0%	297,616	52.0%	$496,505	$29.30
2022	2	8,159	1.4%	305,775	53.4%	$291,421	$35.72
2023	4	11,394	2.0%	317,169	55.4%	$469,679	$41.22
2024	8	94,252	16.5%	411,421	71.8%	$1,506,947	$15.99
2025	6	44,687	7.8%	456,108	79.6%	$871,674	$19.51
Thereafter	8	91,134	15.9%	547,242	95.6%	$367,445	$4.03
Vacant	0	25,482	4.4%	572,724	100.0%	$0	$0.00
Total/Weighted Average	143	572,724	100.0%			$10,453,242	$19.10

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total underwritten base rent and annual underwritten base rent PSF are based on the underwritten occupied base rent and underwritten occupied square feet, and exclude any gross up of vacant space.

The following table presents historical occupancy percentages at the Westfield Palm Desert Mortgaged Property:

Historical Occupancy(1)
12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	2/2/2015(3)
91.2%	93.1%	94.8%	95.6%

(1)	Information obtained from the borrower.
(2)	Occupancy as shown excludes temporary tenants.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westfield Palm Desert Mortgaged Property:

Cash Flow Analysis

	2012		2013		2014		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,263,488		$8,813,088		$9,963,471		$10,453,242	(1)	47.4%	$18.25
Grossed Up Vacant Space	0		0		0		801,417		3.6	1.40
Percentage Rent	296,013		242,619		285,932		290,199		1.3	0.51
Total Reimbursables	8,398,954		8,296,999		9,011,667		10,583,465		48.0	18.48
Other Income(2)	1,445,972		1,610,574		1,534,330		1,534,330		7.0	2.68
Less Vacancy & Credit Loss	(98,622)		41,816		(321,840)		(1,622,922	)(3)	(7.4)	(2.83)
Effective Gross Income	$19,305,805		$19,005,096		$20,473,560		$22,039,731		100.0%	$38.48

Total Operating Expenses	$7,241,551		$6,934,161		$7,308,206		$8,506,070		38.6%	$14.85

Net Operating Income	$12,064,254		$12,070,935		$13,165,354		$13,533,661		61.4%	$23.63
TI/LC	0		0		0		484,217		2.2	0.85
Capital Expenditures	0		0		0		310,923		1.4	0.54
Net Cash Flow	$12,064,254		$12,070,935		$13,165,354		$12,738,521		57.8%	$22.24

NOI DSCR(4)	2.47	x	2.47	x	2.70	x	2.77	x
NCF DSCR(4)	2.47	x	2.47	x	2.70	x	2.61	x
NOI DY(4)	9.7%		9.7%		10.5%		10.8%
NCF DY(4)	9.7%		9.7%		10.5%		10.2%

(1)	U/W Base Rent includes contractual rent escalations through February 1, 2016.
(2)	Other Income includes rental income from temporary tenants.
(3)	The underwritten economic vacancy is 7.3%. The Westfield Palm Desert Mortgaged Property was 95.6% occupied as of February 2, 2015.
(4)	DSCRs and debt yields are based on the Westfield Palm Desert Mortgage Loan Combination.

Appraisal.  As of the appraisal valuation date of November 13, 2014, the Westfield Palm Desert Mortgaged Property had an “as-is” appraised value of $212,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

Environmental Matters.  According to a Phase I environmental assessment dated January 20, 2015, there was no evidence of any recognized environmental conditions at the Westfield Palm Desert Mortgaged Property.

Market Overview and Competition.  The Westfield Palm Desert Property is located at the intersection of Highway 74 and Highway 111, which serves as the primary commercial arterial in the trade area and throughout the Coachella Valley. The city of Palm Desert is approximately 27 square miles and is known as the cultural and retail center of the desert communities of Coachella Valley. The Westfield Palm Desert Property’s primary trade area is defined by a radius of 10 to 15 miles. The 2014 population within a 10- and 15-mile radius is 262,261 and 380,816, respectively, with an average household income of $73,420 and $69,499, respectively. The Westfield Palm Desert Property is the only super regional mall serving the Coachella Valley area, and primarily competes with Gardens on El Paseo, Desert Hills Premium Outlets, and the Moreno Valley Mall which are located approximately 1, 33, and 62 miles from the Westfield Palm Desert Property, respectively. Located approximately one mile east of the Westfield Palm Desert Property, Gardens on El Paseo is the closest competitor, and is a 251,173 square foot open-air lifestyle center anchored by Saks Fifth Avenue. Although close in proximity, the Gardens on El Paseo has a different tenant mix and clientele than the Westfield Palm Desert Property. The Westfield Palm Desert Property is the dominant super regional mall with the closest enclosed regional mall located over 60 miles east of the Westfield Palm Desert Property.

According to a third party market research report, the Westfield Palm Desert Property is located within the Coachella Valley submarket, which has an estimated inventory of four mall properties totaling approximately 2.1 million square feet. As of the third quarter of 2014, the submarket vacancy was 11.5%.

The appraiser estimated market rent for anchors to be $16.00 per square foot, junior anchors to be $18.00 per square foot, theatre to be $10.00 per square foot, free-standing building to be $26.00 per square foot, restaurants to be $21.00 per square foot and shop space to range between $21.00 and $245.00 per square foot on a triple net basis for each tenant class. Additionally, based on the historical occupancy of the Westfield Palm Desert Property, the current vacancy in the market, and perception of future market vacancy, the appraiser projected a stabilized vacancy rate of 5.0%.

The following table presents certain information relating to comparable retail properties for The Westfield Palm Desert Property:

Competitive Set(1)

	Westfield Palm Desert (Subject)	Gardens on El Paseo	Desert Hills Premium Outlets	Moreno Valley Mall
Location	Palm Desert, CA	Palm Desert, CA	Cabazon, CA	Moreno Valley, CA
Distance from Subject	--	1.0 miles	33.0 miles	62.0 miles
Property Type	Super Regional Mall	Lifestyle Center	Outlet Mall	Super Regional Mall
Year Built/Renovated	1983/2014	1998/NAP	1990/2002	1992/2006
Anchors	Macy’s, Sears, JC Penney	Saks Fifth Avenue	Saks Off Fifth, Neiman Marcus Last Call	Macy’s, JC Penney, Sears
Total GLA	977,888 SF(2)	251,173 SF	652,317 SF	1,095,186 SF
Total Occupancy	96%	99%	100%	83%

(1)	Information obtained from the appraisal as of November 13, 2014.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower.  The borrower is WEA Palm Desert LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. The borrower is indirectly owned by Westfield America Limited Partnership (52.6%) and O’Connor Retail Investors II, L.P. (47.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfield Palm Desert Mortgage Loan Combination. Westfield is the guarantor of certain nonrecourse carveouts under the Westfield Palm Desert Mortgage Loan Combination.

The Sponsor.  The sponsor of the Westfield Palm Desert Mortgage Loan Combination is Westfield, an affiliate of Westfield America Limited Partnership and Westfield Corporation. Westfield Corporation is one of the world’s leading shopping center companies with a portfolio of 40 centers in retail destinations such as London, New York, San Francisco and Los Angeles. Westfield Corporation manages a total of 50.2 million square feet of retail space in the United States (70%) and the United Kingdom (30%) and its assets under management have an estimated value of $27.7 billion.  O’Conner Capital Partners, an affiliate of O’Connor Retail Investors II, L.P., is a privately-owned independent real estate investment, development and management firm. Founded in 1983 by Jeramiah W. O’Conner, Jr. and Glenn J. Rufrano, the firm has acquired or redeveloped more than $25.0 billion of properties on behalf of various investment funds, institutional clients, and its own property account, encompassing all major property types.

Escrows.  Prior to a Cash Sweep Period (as defined below) monthly escrows are not required for real estate taxes, insurance, replacement and tenant improvement and leasing commissions. In the event a Cash Sweep Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the lender’s estimate of annual taxes; (ii) for the payment of insurance premiums,  in an amount equal to one-twelfth of the lender’s estimate of insurance premiums, provided that monthly reserves for insurance premiums are not required for so long as the borrower provides satisfactory evidence to the lender that the insurance policies are being maintained as part of an acceptable blanket insurance policy; (iii) for replacement reserves in the amount of $25,910, (capped at $310,923) and; (iii) for tenant improvements and leasing commissions in the amount of $38,578, (capped at $462,941). Notwithstanding the forgoing, in lieu of required reserves, the Westfield Palm Desert Mortgage Loan Combination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD PALM DESERT

permits the borrower to provide lender with a letter of credit or a guaranty from Westfield or an affiliate of Westfield provided such guarantor has and maintains a net worth of at least $1.0 billion.

A “Cash Sweep Period” means (i) the period commencing upon an event of default, and ending on the date upon which the event of default has been cured, or (ii) the period commencing on the first day of the calendar month following the month during which the lender notifies borrower that the debt service coverage ratio has been less than 1.50x for two consecutive calendar quarters, and ends on the earliest to occur of (x) the last day of the calendar month during which lender notifies borrower that the debt service coverage ratio has been greater than or equal to  1.50x for two consecutive quarters, or (y) the date on which borrower has delivered to lender cash, a letter of credit or a guaranty from Westfield (or any combination thereof) in such amount which would cause the debt service coverage ratio to be greater than or equal to 1.50x.

Lockbox and Cash Management.  The Westfield Palm Desert Mortgage Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Westfield Palm Desert Property be deposited into the lockbox account within three business days. Prior to the occurrence of a Cash Sweep Period, all funds on deposit in the lockbox account are swept into the borrower’s operating accounts on a daily basis. During a Cash Sweep Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day in order of priority.

Property Management.  The Westfield Palm Desert Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Westfield Palm Desert Property in whole, but not in part, provided certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) borrower delivers 30 days’ written notice to lender of terms of prospective transfer not less than 30 days before transfer is scheduled to close and concurrently with all information concerning proposed transfer; and (iii) lender may require rating agency confirmation from DBRS, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates and similar confirmations with respect to the ratings of any securities backed by the Westfield Palm Desert Companion Loan and delivery of a non-consolidation opinion in connection with such transfer. Notwithstanding anything to the contrary, neither lender’s consent nor the approval of the rating agencies is required if, among other conditions contained in the loan documents, (A) the transferee is a qualified transferee, or (B) the transferee is a wholly-owned subsidiary of a qualified transferee, or (C) the transferee is a person that is at least 51% owned, directly or indirectly, and controlled by a qualified transferee or (D) one or more members of the Westfield Group, O’Connor Retail Investors II, L.P., Public Sector Pension Investment Board and Urban Shopping Centers, L.P. collectively own at least 40% of the direct or indirect ownership interests in such transferee.

Partial Release.  The borrower is permitted to obtain a release of certain non-income producing, non-material portions of the Westfield Palm Desert Property, including parking areas (individually and collectively, the “Release Parcel”) from the lien of the mortgage, subject to the satisfaction of certain conditions contained in the loan documents, including but not limited to: (i) evidence that the Release Parcel has been legally subdivided, that the remaining Westfield Palm Desert Property will constitute one or more separate legal tax lot(s), that the remaining Westfield Palm Desert Property will be in compliance with all applicable legal requirements and, that such release will not result in a default under any lease or any other instrument to which borrower or the Westfield Palm Desert Property is bound; and (ii) the loan to value ratio for the remaining Westfield Palm Desert Property is equal to or less than 125% or borrower will be required to pay down the principal balance of the Westfield Palm Desert Desert Mortgage Loan Combination to satisfy the loan to value test.

Real Estate Substitution.  Not permitted.

Additional Secured Indebtedness.  The Westfield Palm Desert Mortgage Loan is evidenced by eight notes (described below), secured by the Westfield Palm Desert Property, with a combined original principal balance of $125,000,000. Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) had an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan Combination, the A notes are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which had an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

The Westfield Palm Desert Mortgage Loan Combination accrues interest at the same rate as the pari passu Westfield Palm Desert Companion Loan, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the Westfield Palm Desert Companion Loan, as and to the extent described under “Description of the Mortgage Pool—Split Loan Structures—The Westfield Palm Desert Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Palm Desert Loan Combination.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “special causes of loss” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westfield Palm Desert Mortgaged Property; or, if the Terrorism Insurance Program Reauthorization Act is not in effect, the borrower will be required to obtain a stand-alone policy providing the same coverage for terrorism; provided that the borrower will not be required to pay annual premiums in excess  of two times the then-current premium for a separate “special causes of loss” insurance premium. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO VI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO VI

Atlantic Ocean
Gulf of Mexico
ORLANDO
TAMPA
Clearwater
ST. PETERSBURG
Bradenton
Sarasota
Spring Hill
Titusville
Kissimmee
Melbourne
Valrico
Sebastian
Fort Pierce
Jensen Beach
West Palm Beach
Pompano Beach
Cape Coral
Fort Myers
Naples
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
EVERGLADES NATIONAL PARK
Key West
FLORIDA KEYS
Lake Okeechobee
Florida's Tpke
Ball Ground
Gainesville
Oakwood
Cumming
Lake Lanier
Flowery Branch
Buford
Sugar Hill
Braselton
Milton
Alpharetta
Suwanee
Roswell
Johns Creek
Duluth
Auburn
Winder
Dacula
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Doraville
Chamblee
Lilburn
Grayson
Tucker
Mountain Park
Snellville
Loganville
Monroe
ATLANTA
Chino
Norco
RIVERSIDE
Moreno Valley
Beaumont
Corona
San Jacinto
Perris
Menifee
Hemet
Lake Elsinore
Lake Forest
Wildomar
Mission Viejo
Murrieta
Temecula
San Juan Capistrano
San Clemente
Fallbrook
Oceanside
Pacific Ocean
CLEVELAND NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
Atascocita
Aldine
Humble
Crosby
HOUSTON
Sheldon
Barrett
Channelview
Cloverleaf
Jacinto City
Baytown
Bellaire
Pasadena
La Porte
Stafford
Sugar Land
Missouri City
Pearland
Friendswood
League City
Dickinson
Manvel
Alvin
Santa Fe
Texas City
Hitchcock
Galveston
Galveston Bay
Trinity Bay

WPC Self Storage Portfolio VI	
1 Fibber McGee's Closet	Naples, FL
2 Rancho Pueblo Self Storage - Temecula	Temecula, CA
3 Extra Space Storage & Bay Colony RV Park	Dickinson, TX
4 Valrico Self Storage	Valrico, FL
5 Safe and Sound Storage	Jensen Beach, FL
6 Big Tex Self Storage - Humble	Humble, TX
7 Central Storage	Pompano Beach, FL
8 Storage XXtra	Cumming, GA
9 US 1 Self Storage - Sebastian	Sebastian, FL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – WP Carey Self Storage Portfolio VI

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$48,139,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$48,139,000			Location:	Various – See Table
% of Initial Pool Balance:	4.6%			Size:	750,194 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$64.17
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.250%			Property Manager(3):	Various
Note Date:	February 18, 2015			3rd Most Recent Occupancy (As of):	75.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.3% (12/31/2013)
Maturity Date:	March 11, 2025			Most Recent Occupancy (As of):	84.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	85.8% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing balloon			3rd Most Recent NOI (As of):	$3,461,440 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,597,762 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$4,262,544 (Various)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$7,431,565
Additional Debt Type:	NAP			U/W Expenses:	$3,227,301
				U/W NOI:	$4,204,265
				U/W NCF:	$4,091,735
				U/W NOI DSCR:	1.48x
				U/W NCF DSCR:	1.44x
Escrows and Reserves(2):				U/W NOI Debt Yield:	8.7%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$74,750,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.7%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WP Carey Self Storage Portfolio VI Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering nine self storage properties located in four states (the “WP Carey Self Storage Portfolio VI Properties”). The WP Carey Self Storage Portfolio VI Mortgage Loan was originated on February 18, 2015 by Wells Fargo Bank, National Association. The WP Carey Self Storage Portfolio VI Mortgage Loan had an original principal balance of $48,139,000, has an outstanding principal balance as of the Cut-off Date of $48,139,000 and accrues interest at an interest rate of 4.250% per annum. The WP Carey Self Storage Portfolio VI Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The WP Carey Self Storage Portfolio VI Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to defease the WP Carey Self Storage Portfolio VI Mortgage Loan in whole or in part (see “Partial Release” section) on any day before December 11, 2024. In addition, the WP Carey Self Storage Portfolio VI Mortgage Loan is prepayable without penalty on or after December 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO VI

Sources and Uses

Sources			Uses
Original loan amount	$48,139,000	64.4%	Purchase price	$74,060,000	99.1%
Sponsor’s new cash contribution	26,572,773	35.6%	Closing costs	651,773	0.9
Total Sources	$74,711,773	100.0%	Total Uses	$74,711,773	100.0%

The Properties. The WP Carey Self Storage Portfolio VI Mortgage Loan is secured by the fee interest in a portfolio of nine self storage properties totaling 750,194 rentable square feet (6,750 units) and located in four states: Florida (5), Texas (2), California and Georgia. The WP Carey Self Storage Portfolio VI Properties range in size from 54,987 square feet to 184,951 square feet and as of dates ranging from November 30, 2014, to January 8, 2015, the WP Carey Self Storage Portfolio VI Properties were 85.8% occupied.

The following table presents certain information relating to the WP Carey Self Storage Portfolio VI Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Fibber McGee’s Closet – Naples, FL	$10,725,000	22.3%	86.9%	1974/2014	184,951	$17,100,000	62.7%
Rancho Pueblo Self Storage – Temecula, CA	$6,500,000	13.5%	87.0%	2006/NAP	91,243	$10,000,000	65.0%
Extra Space Storage & Bay Colony RV Park – Dickinson, TX	$6,435,000	13.4%	90.4%	2001/NAP	77,050	$8,500,000	75.7%
Valrico Self Storage – Valrico, FL	$6,012,500	12.5%	92.1%	2009/NAP	68,634	$9,250,000	65.0%
Safe and Sound Storage – Jensen Beach, FL	$5,590,000	11.6%	95.2%	1989/NAP	63,682	$8,600,000	65.0%
Big Tex Self Storage – Humble, TX	$5,037,500	10.5%	87.5%	2009/2013	59,829	$7,800,000	64.6%
Central Storage – Pompano Beach, FL	$3,029,000	6.3%	62.5%	1981/NAP	74,969	$6,100,000	49.7%
Storage Xxtra – Cumming, GA	$2,860,000	5.9%	81.4%	1994/2003	74,849	$4,400,000	65.0%
US 1 Self Storage – Sebastian, FL	$1,950,000	4.1%	90.6%	1991/1996	54,987	$3,000,000	65.0%
Total/Weighted Average	$48,139,000	100.0%	85.8%		750,194	$74,750,000	64.4%

The following table presents historical occupancy percentages at the WP Carey Self Storage Portfolio VI Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
75.8%	79.3%	84.6%	85.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from November 30, 2014, to January 8, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO VI

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WP Carey Self Storage Portfolio VI Properties:

Cash Flow Analysis

	2012	2013	Various(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,483,132	$5,932,770	$6,531,720	$6,906,676	92.9%	$9.21
Grossed Up Vacant Space	0	0	0	1,198,498	16.1	1.60
Less Concessions	0	0	0	0	0.0	0.00
Other Income	656,409	702,708	776,290	899,845	12.1	1.20
Less Vacancy & Credit Loss	0	0	0	(1,573,453)(2)	(21.2)	(2.10)
Effective Gross Income	$6,139,541	$6,635,477	$7,308,010	$7,431,565	100.0%	$9.91

Total Operating Expenses	2,678,101	3,037,715	3,045,466	3,227,301	43.4	4.30

Net Operating Income	$3,461,440	$3,597,762	$4,262,544	$4,204,265	56.6%	$5.60
Capital Expenditures	0	0	0	112,529	1.5	0.15
Net Cash Flow	$3,461,440	$3,597,762	$4,262,544	$4,091,735	55.1%	$5.45

NOI DSCR	1.22x	1.27x	1.50x	1.48x
NCF DSCR	1.22x	1.27x	1.50x	1.44x
NOI DY	7.2%	7.5%	8.9%	8.7%
NCF DY	7.2%	7.5%	8.9%	8.5%

(1)
The most recent financials represent the trailing 12-month period ending September 30, 2014 for two of the WP Carey Self Storage Portfolio VI Properties, November 30, 2014 for five of the WP Carey Self Storage Portfolio VI Properties and December 31, 2014 for two of the WP Carey Self Storage Portfolio VI Properties.

(2)	The underwritten economic vacancy is 19.4%. As of dates ranging from November 30, 2014 to January 8, 2015, the WP Carey Self Storage Portfolio VI Properties were 85.8% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from November 10, 2014 to January 18, 2015 the WP Carey Self Storage Portfolio VI Properties had an aggregate “as-is” appraised value of $74,750,000.

Environmental Matters. According to Phase I environmental assessments dated October 1, 2014 through January 7, 2015, there was no evidence of any recognized environmental conditions at seven of the WP Carey Self Storage Portfolio VI Properties.

According to a Phase I environmental assessment dated December 3, 2014, there was a vapor encroachment concern at the Fibber McGee’s Closet (Naples, Florida) property related to (i) a neighboring lumber yard, (ii) three 55-gallon drums observed on an adjacent property and (iii) multiple neighboring facilities used for vehicle repairs and fueling. A Phase II environmental assessment dated January 12, 2015 identified no issues with the concerns identified in the Phase I report and no further action was recommended.

According to a Phase I environmental assessment dated October 15, 2014, there were potential environmental concerns at the Safe and Sound Storage (Jensen Beach, Florida) property related to vent piping observed on the exterior of a neighboring commercial/industrial building. The Phase I consultant was not granted access to the neighboring properties and noted that the observed piping could be associated with an unregistered underground storage tank. According to a Phase II environmental assessment dated October 31, 2014, there were no issues with the off-site piping, and no further action was recommended.

The Borrowers. The borrower structure comprises eight separate Delaware limited liability companies and one limited partnership, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WP Carey Self Storage Portfolio VI Mortgage Loan. Corporate Property Associates 18 – Global Incorporated, (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WP Carey Self Storage Portfolio VI Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of September 30, 2014, W.P. Carey managed a global investment portfolio comprising 688 commercial properties totaling 80.8 million square feet with an average occupancy rate of 98.1%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WP Carey Self Storage Portfolio VI Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. Upon the occurrence and continuance of an event of default, the borrower will be required to deposit $9,377 monthly into a replacement reserve escrow.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO VI

account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.
A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. Seven of the WP Carey Self Storage Portfolio VI Properties are managed by Extra Space Management, Inc. The Big Tex Self Storage (Humble, Texas) property and the Storage Xxtra (Cumming, Georgia) property are managed by CubeSmart Asset Management, LLC.

Assumption. The borrower has a two-time right to transfer the WP Carey Self Storage Portfolio VI Properties in whole or in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can be transferred only once) along with a portion of the WP Carey Self Storage Portfolio VI Mortgage Loan in an amount equal to the allocated loan amount of such transferred property (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WP Carey Self Storage Portfolio VI Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WP Carey Self Storage Portfolio VI Mortgage Loan; (ii) the loan-to-value ratio (“LTV”) of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio (“DSCR”) of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) a partial defeasance of 115% of the released property’s allocated loan balance; (ii) the LTV with respect to the remaining properties will be no greater than the lesser of 64.4% and the LTV immediately prior to the release; (iii) the amortizing DSCR with respect to the remaining properties will be no less than the greater of 1.44x and the DSCR immediately prior to the release; and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WP Carey Self Storage Portfolio VI Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the LTV of the properties remaining following the substitution must be no greater than the lesser of 64.4% and the LTV immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by the lender; (iv) the substituted property must have a DSCR equal to or greater than the released property, and the trailing 12-month amortizing DSCR for the properties remaining following the substitution must be no less than the greater of 1.44x and the DSCR for the 12 months preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of WP Carey Self Storage Portfolio VI Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

312 ELM

Floor	Tenants	SF
26	Castellini Management Co. 7,090 SF 5/2018	7,090
25	Vacant 4,845 SF; USI Insurance Services, LLC 5,061 SF 12/2017; Parsons Brinkerhoff, Inc. 7,683 SF 10/2019; Ducharme McMillen & Assoc. 7,011 SF 10/2016	24,600
24	USI Insurance Services, LLC 24,600 SF 12/2017	24,600
23	General Services Administration (IRS) 24,503 SF 7/2016	24,503
22	General Services Administration (IRS) 24,503 SF 7/2016	24,503
21	General Services Administration (Social Security) 24,600 SF 7/2017	24,600
20	Gannett/Cincinnati Enquirer 24,520 SF 12/2022	24,520
19	Gannett/Cincinnati Enquirer 24,520 SF 12/2022	24,520
18	Gannett/Cincinnati Enquirer 11,711 SF 12/2022; Vacant 6,871 SF; Marshall Dennehey Warner Coleman & Goggin, P.C. 5,925 SF 3/2017	24,507
17	Gannett/Cincinnati Enquirer 24,444 SF 12/2022	24,444
16	Gannett/Cincinnati Enquirer 24,111 SF 12/2022	24,111
15	Union Security Insurance Co. 5,106 SF 8/2017; Standard Insurance Company 18,551 SF 3/2030	23,657
14	Vacant 7,103 SF; Common Conf. Room 2,137 SF; Metropolitan Life Insurance Co. 13,982 SF 4/2018	23,222
12	Vacant 33,592 SF	33,592
11	Mitsui Sumitomo Marine Management 23,708 SF 7/2024; Fitness Center 2,540 SF; EMI Network 7,411 SF 9/2021	33,659
10	T-Mobile Central 10,091 SF 4/2016; Vacant 1,767 SF	11,858
9	Parking	
8	Parking	
7	Parking	
6	Parking	
5	Parking	
4	Parking	
3	Gannett/ Cincinnati Enquirer 593 SF 12/2022; Parking – Building Lobby; Parking – STK Industries 800 SF	
2	Parking	
1	Parking	
		379,379

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

312 Elm
312 Elm Street
Cincinnati, OH 45202
CINCINNATI
Downtown
Over-The Rhine
West End
Mt. Auburn
Mt. Adams
EDEN PARK
HAMILTON COUNTY
Newport
COVINGTON
OHIO
KENTUCKY
Ohio River
Dorchester Ave
Liberty St
Liberty Hill
Reading Rd
Gilbert Ave
Eggleston Ave
Broadway St
Columbia Pkwy
W. Central Pkwy
E. 9th St
W. 9th St
W. 7th St
W. 6th St
E. 6th St
E. 5th St
W. 5th St
W. 4th St
E. 3rd St
W. 3rd St
E. 2nd St
W. 2nd St
Pete Rose Way
Mehring Way
Dan C. Beard Bridge
Taylor-Southgate Bridge
John A. Roebling Br.
C.W. Bailey Bridge
Brent Spence Bridge
Rivercenter Blvd
Paul Brown Stadium
Great American Ballpark
US Bank Arena
Horseshoe Casino
Cincinnati Art Museum
Cincinnati Playhouse
Duke Energy Convention Center
Fountain Square
Carew Tower
Tower Place
Natl. Underground Railroad Freedom Center
Northern Kentucky Convention Ctr.
Newport Aquarium
Yeatmans Cove Park
Lytle Park
Washington Park
Cincinnati-Northern Kentucky Intl. Airport 12 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 312 Elm

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$46,121,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$46,121,000			Location:	Cincinnati, OH
% of Initial Pool Balance:	4.4%			Size:	379,379 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$121.57
Borrower Name:	312 Elm Street Owner, LLC			Year Built/Renovated:	1992/NAP
Sponsor:	Rubenstein Properties Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.280%			Property Manager:	Self-managed
Note Date:	February 11, 2015			3rd Most Recent Occupancy (As of):	86.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.7% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	86.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	85.2% (2/11/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,770,161 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,010,897 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$5,383,935 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$9,391,092
				U/W Expenses:	$3,878,210
				U/W NOI:	$5,512,882
				U/W NCF:	$4,905,875
Escrows and Reserves(1):				U/W NOI DSCR:	2.02x
				U/W NCF DSCR:	1.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.0%
Taxes	$421,472	$140,491	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$67,000,000
Replacement Reserves	$0	$12,646	NAP	As-Is Appraisal Valuation Date:	January 20, 2015
TI/LC Reserve	$0	$31,615	$758,760	Cut-off Date LTV Ratio:	68.8%
Gannett Tenant Refurbishment Allowance	$758,721	$0	NAP	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “312 Elm Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A office tower and parking garage located in Cincinnati, Ohio (the “312 Elm Property”). The 312 Elm Mortgage Loan was originated on February 11, 2015 by Principal Commercial Capital. The 312 Elm Mortgage Loan had an original principal balance of $46,121,000, has an outstanding principal balance as of the Cut-off Date of $46,121,000 and accrues interest at an interest rate of 4.280% per annum. The 312 Elm Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 312 Elm Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrower has the right to defease the 312 Elm Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the 312 Elm Mortgage Loan is prepayable without penalty on or after December 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$46,121,000	70.6%	Purchase price(1)	$63,093,728	96.6%
Sponsor’s new cash contribution	$19,166,566	29.4	Reserves	1,180,193	1.8
			Closing costs	1,013,645	1.6
Total Sources	$65,287,566	100.0%	Total Uses	$65,287,566	100.0%

(1)	The 312 Elm Property was securitized in WFRBS 2011-C3.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

The Property. The 312 Elm Property is comprised of a 26-story, class A central business district office tower consisting of 16 floors of office space over a 10-story parking garage on 1.1 acres in the central business district of Cincinnati, Ohio. Constructed in 1992, the 312 Elm Property comprises 379,379 square feet of net rentable area with an average floor plate size of approximately 23,500 square feet. Of the 16 stories of office space, six are multi-tenanted floors, with the remaining floors occupied by single tenants. The 312 Elm Property contains 1,017 parking spaces in its parking garage, reflecting a parking ratio of 2.7 spaces per 1,000 rentable square feet, and also has an on-site deli and fitness center. Ingress and egress to the parking garage is via entrances on both Elm Street and Third Street. There is a security guard on-site 24/7, and the 12 controlled access elevators have restricted access during certain hours of operation. The south side of the 312 Elm Property provides views of the Ohio River and Paul Brown Stadium, home of the Cincinnati Bengals. As of February 11, 2015, the 312 Elm Property was 85.2% leased to 16 tenants.

The following table presents certain information relating to the tenancy at the 312 Elm Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Gannett - Cincinnati Enquirer	NR/Ba1/BB+	109,899	29.0%	$16.66	$1,830,876	34.1%	12/31/2022
GSA - IRS	AAA/Aaa/AA+	49,006	12.9%	$26.79	$1,312,962	24.5%	7/31/2016(3)
GSA - Social Security	AAA/Aaa/AA+	24,600	6.5%	$24.03	$591,138	11.0%	7/29/2017(4)
USI Midwest	NR/NR/NR	29,661	7.8%	$12.12	$359,491	6.7%	12/31/2017
Mitsui Sumitomo Marine	A+/A1/A+	23,708	6.2%	$11.22	$266,004	5.0%	7/31/2024(5)
Total Major Tenants		236,874	62.4%	$18.41	$4,360,471	81.3%

Non-Major Tenants		86,190	22.7%	$11.63	$1,001,982	18.7%

Occupied Collateral Total		323,064	85.2%	$16.60	$5,362,453	100.0%

Vacant Space		56,315	14.8%

Collateral Total		379,379	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the GSA – IRS and GSA – Social Security, the United States Government) whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015.
(3)	The GSA – IRS tenant may terminate its lease at any time during the lease term with 180 days’ notice.
(4)	The GSA – Social Security tenant may terminate its lease at any time after July 29, 2016 with 120 days’ notice.
(5)
Mitsui Sumitomo Marine may terminate its lease after August 1, 2018 with 12 months’ notice with a termination payment of unamortized tenant improvements, leasing commissions and value of rent abatement, amortized at 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

The following table presents certain information relating to the lease rollover schedule at the 312 Elm Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0%	$0	$0.00
2016	3	66,108	17.4%	66,108	17.4%	$1,495,560	$22.62
2017	4	65,292	17.2%	131,400	34.6%	$1,087,158	$16.65
2018	2	21,072	5.6%	152,472	40.2%	$251,190	$11.92
2019	2	8,483	2.2%	160,955	42.4%	$107,701	$12.70
2020	1	18,551	4.9%	179,506	47.3%	$203,794	$10.99
2021	1	7,411	2.0%	186,917	49.3%	$120,169	$16.21
2022	1	109,899	29.0%	296,816	78.2%	$1,830,876	$16.66
2023	0	0	0.0%	296,816	78.2%	$0	$0.00
2024	1	23,708	6.2%	320,524	84.5%	$266,005	$11.22
2025	1	2,540	0.7%	323,064	85.2%	$0	$0.00
Thereafter	0	0	0.0%	323,064	85.2%	$0	$0.00
Vacant	0	56,315	14.8%	379,379	100.0%	$0	$0.00
Total/Weighted Average	16	379,379	100.0%			$5,362,453	$16.60

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 312 Elm Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/11/2015(2)
86.3%	85.7%	86.0%	85.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 312 Elm Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,306,030	$4,421,703	$4,434,202	$5,362,453(1)	57.1%	$14.13
Grossed Up Vacant Space	0	0	0	703,941	7.5	1.86
Total Reimbursables	3,017,874	2,985,638	3,014,295	2,884,805	30.7	7.60
Parking Income	1,514,479	1,701,392	1,759,836	1,753,647	18.7	4.62
Other Income(2)	14,992	13,009	12,015	14,604	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	(1,328,358)(3)	(14.1)	(3.50)
Effective Gross Income	$8,853,375	$9,121,742	$9,220,348	$9,391,092	100.0%	$24.75

Total Operating Expenses	$4,083,214	$4,110,845	$3,836,413	$3,878,210	41.3%	$10.22

Net Operating Income	$4,770,161	$5,010,897	$5,383,935	$5,512,882	58.7%	$14.53

TI/LC	0	0	0	455,255	4.8	1.20
Capital Expenditures	0	0	0	151,752	1.6	0.40
Net Cash Flow	$4,770,161	$5,010,897	$5,383,935	$4,905,875	52.2%	$12.93

NOI DSCR	1.75x	1.83x	1.97x	2.02x
NCF DSCR	1.75x	1.83x	1.97x	1.80x
NOI DY	10.3%	10.9%	11.7%	12.0%
NCF DY	10.3%	10.9%	11.7%	10.6%

(1)
Historical presentation of rents from the GSA – IRS and GSA – Social Security tenants were divided between rents and reimbursables, resulting in lower base rents and higher reimbursables than shown in U/W Base Rent and Total Reimbursable (which are presented in conformance with the respective GSA leases and estoppels). U/W Base Rent includes contractual rent bumps through September 2015 of $65,613.

(2)	Other income consists of ancillary antennae income and ATM revenue.
(3)	The underwritten economic vacancy is 14.8% (excludes Parking Income and Other Income). The 312 Elm Property was 85.2% physically occupied as of February 11, 2015.

Appraisal. As of the appraisal valuation date of January 20, 2015, the 312 Elm Property had an “as-is” appraised value of $67,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 17, 2014, there was no evidence of any recognized environmental conditions at the 312 Elm Property.

Market Overview and Competition. The 312 Elm Property is located at the northeast corner of Elm Street and East Third Street, which is situated in the southwestern corner of the Cincinnati, Ohio central business district, just north of the Ohio River. The 312 Elm Property faces Paul Brown Stadium (home of NFL’s Cincinnati Bengals), with the Great American Ball Park (home of MLB’s Cincinnati Reds), the National Underground Freedom Center (museum) and The Banks (mixed-use project with retail/entertainment/office/residential) directly east of Paul Brown Stadium. Elm Street provides direct access to Interstate 71, less than one mile away. Interstate 71 connects with Interstate 471 on the east side of the central business district and connects with Interstate 75 on the west side of the central business district.

According to the appraisal, the 312 Elm Property is located in the central business district office submarket which consists of approximately 22.0 million square feet in 218 buildings. Vacancy for the submarket was approximately 14.5% in fourth quarter 2014 with average rent of $17.34 per square foot (net). The appraiser’s six-building competitive set had an average vacancy of 12.5% with net lease rates ranging from $9.15 to $20.00 per square foot includes the 312 Elm Property. The appraiser assumed a market rent conclusion of $12.50 per square foot (net) for the 312 Elm Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

The following table presents certain information relating to comparable properties to the 312 Elm Property:

Competitive Set(1)

	312 Elm (Subject)	Broadway at Queen City Square	Atrium Two	Chiquita Center	First Financial Center	Omnicare Center	Scripps Center
Location	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH
Distance from Subject	--	0.5 miles	0.5 miles	0.5 miles	0.5 miles	0.5 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1992/NAP	2006/NAP	1984/2012	1984/NAP	1991/NAP	1981/NAP	1990/NAP
Stories	26	17	30	29	32	20	36
Total GLA	379,379 SF	188,500 SF	653,604 SF	537,400 SF	525,036 SF	571,561 SF	538,607 SF
Total Occupancy	85%	100%	92%	67%	98%	80%	89%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 312 Elm Street Owner, LLC, which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 312 Elm Mortgage Loan. The borrower is a joint-venture that is indirectly owned by Rubenstein Properties Fund II, L.P. (“Fund II”)(90.0%), SCP Elm Plum LLC (5.0%) and ZW Equity Elm and Plum LLC (5.0%). Fund II is the guarantor of certain nonrecourse carveouts under the 312 Elm Mortgage Loan. Fund II also serves as the guarantor of certain non-recourse carveouts for 312 Plum Mortgage Loan which will be contributed to the WFCM 2015-C27 Trust.

The Sponsor. The sponsor is Rubenstein Properties Fund II, L.P.. Rubenstein Partners was founded in 2005 and currently manages two fully discretionary closed-end commercial real estate investment funds. Fund I closed in 2006 and raised approximately $475 million, and Fund II held its final closing in April 2014 and raised $500 million. Fund II currently owns seven assets and reported a market value of its real estate holdings of approximately $187.8 million as of September 30, 2014.

Escrows. The loan documents provide for upfront escrows of $421,472 for real estate taxes and $758,721 for tenant refurbishment allowances owed to Gannett (parent of Cincinnati Enquirer). The loan documents require monthly deposits of $140,491 for real estate taxes, $12,646 for replacement reserves and $31,615 for tenant improvements and leasing commissions (subject to a cap of $758,760). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the 312 Elm Property is covered by one or more blanket insurance policies ; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. In addition, in connection with the acquisition of the 312 Elm Property by the borrower, the seller of the 312 Elm Property deposited $575,615 with a third party escrow agent, for payment and disbursement of costs associated with (i) outstanding tenant inducement costs owed to tenants, (ii) leasing or brokerage commissions and (iii) disputed underpayment of rent by GSA – IRS which would be due to the seller in the event that GSA – IRS retroactively pays additional rent to borrower for periods that seller owned the 312 Elm Property. The borrower assigned its rights under the escrow agreement to the lender pursuant to the terms thereof.

Lockbox and Cash Management. The 312 Elm Mortgage Loan requires a lender-controlled lockbox account to be established within 30 days of the origination of the 312 Elm Mortgage Loan, and that the borrower directs tenants to deposit all rents, and the borrower or the property manager must deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a 312 Elm Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be distributed to the borrower. Upon the occurrence and continuance of a 312 Elm Trigger Period, all cash flow is swept to a lender-controlled cash management account.

So long as no event of default is continuing under the 312 Elm Mortgage Loan, amounts swept to the cash management account due to the existence of (i) a Gannett Trigger Period (as defined below) are to be used for the reimbursement of tenant improvements and leasing commissions associated with the space currently occupied by Gannett (the “Gannett Tenant Reserve”) and (ii) a GSA Trigger Period (as defined below) are to be used for the reimbursement of tenant improvements and leasing commissions associated with the space currently occupied by GSA – IRS (“GSA Tenant Reserve”). If both a Gannett Trigger Period and GSA Trigger Period are continuing, and no other 312 Elm Trigger Period is then in effect, 69.0% of excess cash flow is allocable to the Gannett Tenant Reserve and 31.0% is allocable to the GSA Tenant Reserve. During the continuance of a Gannett Trigger Period or a GSA Trigger Period, if the amortizing debt service coverage ratio is below 1.00x, the borrower may elect to have up to $5.00 per square foot allocable to Gannett or GSA – IRS (as applicable) applied from the Gannett Tenant Reserve or GSA Tenant Reserve to any debt service shortfalls

A “312 Elm Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the occurrence of a Gannett Trigger Period; (iii) the occurrence of a GSA Trigger Period; (iv) the guarantor breaching the net worth and liquidity covenants contained in the loan documents or; (v) the amortizing debt service coverage ratio being less than 1.20x based on the net cash flow determined quarterly. The 312 Elm Trigger Period will expire upon, with respect to clause (i), the cure of the applicable event of default; with respect to clause (ii), the Gannett Trigger Period ceasing to exist; with respect to clause (iii), the GSA Trigger Period ceasing to exist; with respect to clause (iv), the guarantor satisfying the applicable financial covenants for two consecutive calendar quarters; and with respect to clause (v), the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

312 ELM

A “Gannett Trigger Period” will commence upon the earlier of the Cincinnati Enquirer (“Gannett”) (i) going dark; (ii) becoming subject to bankruptcy or insolvency proceedings; (iii) providing notice of early termination of its lease; (iv) defaulting on its lease; or (v) failing to give notice by at least 18 months prior to lease maturity to extend its lease for a minimum term of three years at a rent acceptable to lender. A Gannett Trigger Period, including, without limitation a Gannett Trigger Period arising due to clause (iii), will expire either upon the borrower re-tenanting the space demised to Gannett to one or more replacement tenants acceptable to the lender pursuant to leases containing economic terms no less than the Gannett lease terms or upon; with respect to clause (i), two consecutive calendar months after the reopening of the applicable tenant after it has gone dark; with respect to clause (ii), a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms; with respect to clause (iv), the cure of the applicable default; or with respect to clause (v), (a) the tenant renewing its lease at market terms or a replacement tenant acceptable to lender is occupying and paying full unabated rent or (b) deposits made to the cash management account due to a Gannett Trigger Period equal or exceed $25.00 per square foot of the Gannett space ($2,747,475).

A “GSA Trigger Period” means a period commencing upon the earlier of the GSA – IRS (i) going dark; (ii) becoming subject to bankruptcy or insolvency proceedings; (iii) providing notice of early termination of its lease; (iv) defaulting on its lease; or (v) failing to give notice by at least 12-months prior to its lease expiration to extend its lease for a minimum term of three years at a rent acceptable to lender. A GSA Trigger Period, including, without limitation, a GSA Trigger Period arising due to clause (iii), will expire either upon the borrower re-tenanting the space demised to GSA – IRS to one or more replacement tenants acceptable to lender pursuant to leases containing economic terms no less than the GSA – IRS lease terms or upon; with respect to clause (i), the date which is two consecutive calendar months after the reopening of the applicable tenant after it has gone dark; with respect to clause (ii), a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms; with respect to clause (iv), the cure of the applicable default; or with respect to clause (v), (a) the tenant renewing its lease at market terms or a replacement tenant acceptable to lender is occupying and paying full unabated rent or (b) deposits made to the cash management account due to the existence of the a GSA Trigger Period equal or exceed $25.00 per square foot of the GSA – IRS premises ($1,225,150).

Property Management. The 312 Elm Property is managed by affiliates of the borrower.

Assumption. The borrower has the right at any time to transfer the 312 Elm Property provided that certain conditions are satisfied or otherwise waived in accordance with the terms of the loan documents, including (i) no event of default has occurred and is continuing; (ii) receipt by the lender of an assumption fee, (iii) approval by the lender (which may not be unreasonably withheld) of the proposed transferee, taking into consideration the proposed transferee's (or its sponsor‘s) identity, experience, financial condition, and credit worthiness (including net worth and liquidity); and (iv) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 312 Elm Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT GREENSBORO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT GREENSBORO

Marriott Greensboro
304 North Greene Street
Greensboro, NC 27401
GREENSBORO
Blacksburg
Roanoke
VIRGINIA
Martinsville
Danville
Kingsport
Johnson City
TENN
Boone
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
High Point
Chapel Hill
Cary
RALEIGH
Lenoir
Hickory
Statesville
NORTH CAROLINA
Asheville
Concord
Sanford
Gastonia
CHARLOTTE
Pinehurst
Southern Pines
Fayetteville
Spartanburg
Rock Hill
Monroe
Rockingham
Laurinburg
Cheraw
SOUTH CAROLINA
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA
Lake Townsend
AMTRAK
Bryan Park Golf Course
Bryan Park
Air Harbor Airport
Church St
Lake Jeanette
Lake Jeanette Rd
Summit Ave
Reidsville Hwy
Eckerson Rd
Hilcone Rd
Rankin Mill Rd
Mill Rd
McKnight
Creekview Rd
Pisgah Church Rd
Elm St
Piedmont Triad Intl. Airport
J. Bryan Blvd
New Garden Rd
Jefferson Village
Cone Blvd
Keeley Park
Huffine Mill Rd
Greensboro Country Club
Shops at Friendly Center
Friendly Ave
Wesley Long Community Hospital
Wendover Ave
North Carolina A&T Univ.
Market St
Starmount Country Club
Univ. of North Carolina-Greensboro
College Rd
GREENSBORO AMTRAK
Cole St
McConnell Rd
Lee St
Wendover Village
Wendover Place
Greensboro Aquatic Ctr.
Greensboro Coliseum
White Oak Amphitheatre
Raleigh 70 miles
Hilltop Rd
Guilford College Rd
Four Seasons Town Centre
Holden Rd
Alamance Church Rd
Old U.S. 421
Vandalia Rd
High Point Rd
Sedgefield Country Club
Southeast
Wet 'n Wild Emerald Pointe
Williams Dairy Rd
School Rd
Guilford Technical Community College
Grandover Resort
Ritters Lake Rd
Groomstown Rd
GUILFORD COUNTY
Forest Oaks Country Club
Jamestown
Liberty Rd
Forest Oaks
Kivett Dr
Old Randleman Rd
Randleman Rd
Davis Mill Rd
Pleasant Garden Rd
Alliance Church Rd
Burnetts Chapel Rd
Pleasant Garden
Hagan Stone Park
HIGH POINT
Southwest Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Marriott Greensboro

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$44,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$43,833,356			Location:	Greensboro, NC
% of Initial Pool Balance:	4.2%			Size:	281 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$155,991
Borrower Name:	Columbia Properties Greensboro, Ltd.			Year Built/Renovated:	1983/2013
Sponsor:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of):	63.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	65.7% (12/31/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of)(2):	60.3% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	62.2% (TTM 11/30/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,480,509 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$4,078,552 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of):	$5,113,090 (TTM 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,723,328
Additional Debt Type:	NAP			U/W Expenses:	$6,686,952
				U/W NOI:	$5,036,376
				U/W NCF:	$4,567,443
				U/W NOI DSCR:	1.83x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.4%
Taxes	$26,603	$25,336	NAP	As-Is Appraised Value:	$63,800,000
Insurance	$32,728	$7,792	NAP	As-Is Appraisal Valuation Date:	October 16, 2014
FF&E	$0	$38,919	NAP	Cut-off Date LTV Ratio:	68.7%
Renovation Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.2%

(1)	See “Escrows” section.
(2)	Marriott Greensboro underwent significant lobby and common area renovations in 2013, resulting in slight disruption in 2013 performance.

The Mortgage Loan. The mortgage loan (the “Marriott Greensboro Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Greensboro, North Carolina (the “Marriott Greensboro Property”). The Marriott Greensboro Mortgage Loan was originated on December 2, 2014 by Rialto Mortgage Finance, LLC. The Marriott Greensboro Mortgage Loan had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $43,833,356 and accrues interest at an interest rate of 4.750% per annum. The Marriott Greensboro Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Marriott Greensboro Mortgage Loan matures on December 6, 2024.

Following the lockout period, the borrower has the right to defease the Marriott Greensboro Mortgage Loan in whole, but not in part, on any date before September 6, 2024. In addition, the Marriott Greensboro Mortgage Loan is prepayable without penalty on or after September 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	100.0%	Loan payoff(1)	$25,290,110	57.5%
			Closing costs	234,604	0.5
			Reserves	59,331	0.1
			Return of equity	18,415,955	41.9
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	The Marriott Greensboro Property was previously securitized in GECMC 2005-C4.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT GREENSBORO

The Property. The Marriott Greensboro Property is a 281 room, 11-story, full service hotel located in Greensboro, North Carolina. The Marriott Greensboro Property was built in 1983 and is situated on a 3.0 acre site. The Marriott Greensboro Property comprises nine meeting rooms totaling 20,000 square feet, which are located east of the lobby on the first floor and the east side of the second floor. Guestrooms are located on levels three through 11 with a guestroom mix of 117 king bedrooms, 156 double queen bedrooms, seven suites and one hospitality suite. In 2013, the Marriott Greensboro Property underwent renovations to the public areas. The Marriott Greensboro Property amenities include a concierge desk, full-service business center, indoor swimming pool, market pantry, fitness center, valet laundry, two concierge floors, and a 100-seat full-service restaurant open for breakfast, lunch and dinner along with room service. In-room amenities at the Marriott Greensboro Property include a dresser with a 32-inch flat-screen television (some of the suites offer 40-inch screens), work desk with chair, wireless, and high-speed internet access. The Marriott Greensboro Property contains 700 surface/garage parking spaces for valet and self-park use, resulting in a parking ratio of 2.5 spaces per room. The 20-year franchise agreement with Marriott International, Inc. expires December 8, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Greensboro Property:

Cash Flow Analysis

	2012	2013(1)	TTM 11/30/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	65.7%	60.3%	62.2%	62.2%
ADR	$126.32	$128.23	$135.11	$135.11
RevPAR	$83.02	$77.38	$84.05	$84.05

Total Revenue	$11,105,807	$10,501,978	$11,723,328	$11,723,328	100.0%	$41,720
Total Department Expenses	3,106,932	2,977,103	3,296,101	3,296,101	28.1	11,730
Gross Operating Profit	$7,998,875	$7,524,875	$8,427,227	$8,427,227	71.9%	$29,990

Total Undistributed Expenses	3,080,774	3,009,972	2,872,156	2,993,309	25.5	10,652
Profit Before Fixed Charges	$4,918,101	$4,514,903	$5,555,071	$5,433,918	46.4%	$19,338

Total Fixed Charges	437,592	436,351	441,981	397,542	3.4	1,415

Net Operating Income	$4,480,509	$4,078,552	$5,113,090	$5,036,376	43.0%	$17,923
FF&E	444,239	420,085	467,029	468,933	4.0	1,669
Net Cash Flow	$4,036,270	$3,658,467	$4,646,061	$4,567,443	39.0%	$16,254

NOI DSCR	1.63x	1.48x	1.86x	1.83x
NCF DSCR	1.47x	1.33x	1.69x	1.66x
NOI DY	10.2%	9.3%	11.7%	11.4%
NCF DY	9.2%	8.3%	10.6%	10.4%

(1)	Marriott Greensboro underwent significant lobby and common area renovations in 2013, resulting in slight disruption in 2013 performance.

Appraisal. As of the appraisal valuation date of October 16, 2014, the Marriott Greensboro Property had an “as-is” appraised value of $63,800,000.

Environmental Matters. According to a Phase I environmental assessment dated October 21, 2014, there was no evidence of any recognized environmental conditions at the Marriott Greensboro Property.

Market Overview and Competition. The Marriott Greensboro Property is located in Greensboro, North Carolina, along North Greene Street, and is bounded by West Lindsay Street to the north and North Elm Street to the east. Greensboro is part of the greater Guilford County economic base, which comprises a diverse and expanding group of sectors and industries including aviation, logistics, light manufacturing, life science and professional service. Greensboro is also home to several universities and colleges including the University of North Carolina at Greensboro, North Carolina Agricultural and Technical State University, Guilford College, Bennett College, Elon University School of Law, and Greensboro College. Primary regional access to the area is provided by Interstate 40 which extends to Raleigh to the east and Winston-Salem to the west. Within the immediate proximity of the Marriott Greensboro Property, land use is primarily commercial in nature. Some specific neighboring properties in the area include the Elm Street Center, Greensboro Children’s Museum, Carolina Theatre, Natty Greene’s Pub and Brewing Co., and the International Civil Rights Center & Museum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT GREENSBORO

The following table presents certain information relating to the Marriott Greensboro Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Greensboro			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	59.4%	$124.12	$73.73	61.9%	$134.48	$83.18	104.1%	108.3%	112.8%
9/30/2013 TTM	57.1%	$120.93	$69.10	61.3%	$126.58	$77.54	107.2%	104.7%	112.2%
9/30/2012 TTM	59.5%	$112.38	$66.83	65.4%	$125.90	$82.31	109.9%	112.0%	123.2%

(1)
Information obtained from a third party hospitality research report dated October 17, 2014. The competitive set includes: Marriott Greensboro High Point Airport, Clarion Hotel Greensboro Airport, Embassy Suites Greensboro Airport and O Henry Hotel.

The Borrower. The borrower is Columbia Properties Greensboro, Ltd., a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Greensboro Mortgage Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveout liabilities under the Marriott Greensboro Mortgage Loan.

The Sponsor. The sponsors are Columbia Sussex Corporation (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. Currently, Columbia Sussex owns and manages 35 hospitality assets, including the brands of JW Marriott, Marriott, Courtyard by Marriott, Hilton, DoubleTree by Hilton, Renaissance, and Westin. See “Description of the Mortgage Pool—Litigation Considerations” and Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $26,603 for real estate taxes and $32,728 for insurance. The loan documents require monthly escrows in the amount of $25,336 for real estate taxes and $7,792 for insurance and $38,919 for FF&E reserves in 2015. After 2015, the borrower will be required to deposit into the FF&E reserves account the greater of (a) one-twelfth of 4.0% of gross income and (b) if applicable, any amount required to be reserved under the management agreement or the franchise agreement. After the occurrence of a Renovation Reserve Trigger Event Date (as defined below), the loan documents provide for an excess cash sweep and require that all excess cash each month be deposited into the renovation reserve to be used for any property improvement plan requirements under a Replacement Franchise Agreement (as defined below).

A “Renovation Reserve Trigger Event Date” means (i) any date on which the lender or the borrower is notified by a franchisor that it intends to terminate its franchise agreement as of a date prior to the scheduled expiration date and (ii) the monthly payment date occurring in December 2019.

Lockbox and Cash Management. The Marriott Greensboro Mortgage Loan requires the borrower to establish a lender-controlled lockbox account, which is already in place, and to direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to the Marriott Greensboro Property directly into the lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.

Other than during a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Trigger Event, funds in the lockbox account are transferred daily into the cash management account, where they are applied in accordance with the loan documents, and, provided no Cash Sweep Event (as defined below) is in effect, all excess funds on deposit in the cash management account are disbursed to borrower in accordance with the cash management agreement.

A “Cash Management Trigger Event” and “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower; (iii) any bankruptcy action of any guarantor; (iv) any bankruptcy action of the manager; (v) a Cash Management DSCR Trigger Event (as defined below) or a Cash Sweep DSCR Trigger Event (as defined below), as applicable; or (vi) a Renovation Reserve Trigger Event Date.

A Cash Management Trigger Event and Cash Sweep Event will expire, with regard to clause (i) above, when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions (within thirty days of such filing); with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed (within thirty days of such filing); with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions (within 120 days); with respect to clause (v), once the trailing 12-month net operating income debt service coverage ratio is greater than 1.30x for two consecutive quarters among other conditions; and with respect to clause (vi), on the first date after the following conditions have been satisfied (among other conditions): (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement (as defined below) and (b) (i) in connection with the expiration of a Cash Management Trigger Event, all property improvement plan requirements under the Replacement Franchise Agreement have been fully satisfied, completed and fully paid for, and (ii) in connection with the expiration of a Cash Sweep Event, the combined balance of the capital expenditure reserve and renovation reserve is greater than an amount equal to 125% of the cost to fully satisfy, complete and pay for the property improvement plan under the Replacement Franchise Agreement, in accordance with the PIP budget among other conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT GREENSBORO

Notwithstanding the foregoing, a cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Greensboro Loan.

A “Cash Management DSCR Trigger Event” occurs on any date the net operating income debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A “Cash Sweep DSCR Trigger Event” occurs on any date the net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “Replacement Franchise Agreement” means (a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) (1) substantially in the same form and substance as the franchise agreement currently in effect or (2) in a form reasonably acceptable to lender (provided that the borrower is required to deliver confirmation from DBRS, KBRA and Moody’s that the execution of the new franchise agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates) or (b) a renewal franchise agreement with the current franchisor in its then current form provided that in the case of (a) or (b) above, the agreement has a term expiring no earlier than five years after the Marriott Greensboro Mortgage Loan maturity date and the franchisor has delivered a “comfort letter” in a form reasonably accepted to lender.

A “Qualified Franchisor” means (i) the current franchisor or (ii) a reputable and experience franchisor (which may be an affiliate of borrower) which, in the reasonable judgment of lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Marriott Greensboro Property; provided that, if the new franchisor is an affiliate of the borrower, the borrower is required to deliver a non-consolidation opinion reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion.

Property Management. The Marriott Greensboro Property is managed by an affiliate of the borrower.
Assumption. The borrower has the right to transfer the Marriott Greensboro Property, after the first anniversary of the first monthly payment date; provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Greensboro Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Marriott Greensboro Property during the loan term. At the time of closing, the Marriott Greensboro Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPITAL PENN SELF STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPITAL PENN SELF STORAGE PORTFOLIO

Capital Penn Self Storage Portfolio
1 Enola Enola, PA
2 Harrisburg - North Harrisburg, PA
3 Harrisburg - West Harrisburg, PA
4 Mechanicsburg Mechanicsburg, PA
5 Middletown Middletown, PA
6 Dover Dover, PA
7 Hanover Hanover, PA
8 West York York, PA
9 East York York, PA
BLUE MOUNTAINS
Capital Beltway
Enola
HARRISBURG
Harrisburg Area Comm College
Paxtonia
Colonial Park
Palmyra
Tanger Outlets
Hersheypark
Hershey
DAUPHIN COUNTY
LEBANON COUNTY
The Point Shopping Center
State Capitol Complex
Wormleysburg
Hummelstown
Penn State Milton S. Hershey Medical Center
Camp Hill Shopping Center
Camp Hill
Naval Inventory Control Point
Steelton
Capitol City Airport
Lower Allen
New Cumberland Army Depot
Philadelphia 82 miles
PA Tpke.
Mechanicsburg
Penn State Harrisburg
Harrisburg International Airport
Middletown
CUMBERLAND COUNTY
Elizabethtown
Susquehanna Expwy
Susquehanna River
Dillsburg
LANCASTER COUNTY
Donegal Springs Airport
Maytown
Gifford Pinchot State Park
Manchester
YORK COUNTY
Rocky Ridge County Park
York Springs
York Galleria
Dover
Lake Meade
Weigelstown
West Manchester Mall
Stonybrook
Shiloh
York
East York
Penn State Univ York Campus
York College of PA
East Berlin
York Airport
Spry
Red Lion
ADAMS COUNTY
Spring Grove
North Hanover Mall
Hanover
Parkville
CANADA
BUFFALO
Lake Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
MARYLAND
BALTIMORE
NEW JERSEY
Scranton
Allentown
Bethlehem
Reading
Lancaster
Wilmington
Chambersburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Capital Penn Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$37,665,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$37,606,397			Location:	Various – See Table
% of Initial Pool Balance:	3.6%			Size:	592,854 SF
Loan Purpose:	Acquistion			Cut-off Date Principal Balance Per SF:	$63.43
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	Robert Moser; Robert Morgan			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	60.8% (12/31/2012)
Maturity Date:	February 6, 2022			Most Recent Occupancy (As of):	63.6% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(4):	67.9% (Various)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,026,411 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,078,027 (12/31/2013)
Call Protection:	L(25),D(55),O(4)			Most Recent NOI (As of):	$4,240,851 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Mezzanine			U/W Revenues:	$5,646,596
				U/W Expenses:	$1,590,850
				U/W NOI:	$4,055,746
				U/W NCF:	$3,966,876
Escrows and Reserves(3):				U/W NOI DSCR:	1.76x
				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.8%
Taxes	$356,590	$42,451	NAP	U/W NCF Debt Yield:	10.5%
Insurance	$47,023	$4,478	NAP	As-Is Appraised Value:	$54,100,000
Replacement Reserves	$0	$7,406	NAP	As-Is Appraisal Valuation Date(5):	Various
Deferred Maintenance	$80,275	$0	NAP	Cut-off Date LTV Ratio:	69.5%
Free Rent Reserve	$5,400	$0	NAP	LTV Ratio at Maturity or ARD:	61.0%

(1)	See “Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	See “Appraisals” section

The Mortgage Loan. The mortgage loan (the “Capital Penn Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering nine self storage properties totaling 592,854 square feet which are located in seven cities in Pennsylvania (the “Capital Penn Self Storage Portfolio Properties”). The Capital Penn Self Storage Portfolio Mortgage Loan was originated on February 10, 2015 by Rialto Mortgage Finance, LLC. The Capital Penn Self Storage Portfolio Mortgage Loan had an original principal balance of $37,665,000, has an outstanding principal balance as of the Cut-off Date of $37,606,397 and accrues interest at an interest rate of 4.560% per annum. The Capital Penn Self Storage Portfolio Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Capital Penn Self Storage Portfolio Mortgage Loan matures on February 6, 2022.

Following the lockout period, the borrower has the right to defease the Capital Penn Self Storage Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any date before November 6, 2021. In addition, the Capital Penn Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after November 6, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPITAL PENN SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$37,665,000	78.4%	Purchase price	$45,950,000	95.6%
Mezzanine financing(1)	4,185,000	8.7	Reserves	489,288	1.0
Sponsor’s new cash contribution	6,208,674	12.9	Closing costs	1,619,386	3.4
Total Sources	$48,058,674	100.0%	Total Uses	$48,058,674	100.0%

(1)	The mezzanine loan is held by RMezz Capital SS, LLC.

The Properties. The Capital Penn Self Storage Portfolio Properties comprise nine self storage properties totaling 592,854 square feet and are located in seven cities in Pennsylvania. The Capital Penn Self Storage Portfolio Properties were constructed between 1942 and 2014. As of December 5, 2014 and December 19, 2014, the Capital Storage Penn Storage Portfolio Properties were 67.9% occupied.

The following table presents certain information relating to the portfolio composition of the Capital Penn Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Mechanicsburg – Mechanicsburg, PA	$6,989,109	18.6%	80.2%	1999/NAP	78,150	$9,670,000	72.3%
Enola – Enola, PA	$4,867,415	12.9%	80.9%	1997/NAP	58,959	$6,650,000	73.2%
East York – York, PA	$4,742,609	12.6%	74.1%	1942, 2008, 2012/NAP	64,055	$6,450,000	73.5%
Middletown – Middletown, PA	$4,358,209	11.6%	62.4%	2004/NAP	73,125	$6,040,000	72.2%
Harrisburg West – Harrisburg, PA	$4,168,504	11.1%	78.7%	2006/NAP	58,265	$5,700,000	73.1%
Harrisburg North – Harrisburg, PA	$3,993,776	10.6%	72.4%	1998-2002/NAP	54,025	$5,450,000	73.3%
Hanover – Hanover, PA	$3,244,943	8.6%	76.5%	2002/NAP	59,100	$4,550,000	71.3%
Dover – Dover, PA	$3,145,099	8.4%	51.2%	1986/NAP	76,625	$4,520,000	69.6%
West York - York, PA	$2,096,733	5.6%	42.4%	2009-2014/NAP	70,550	$5,070,000	41.4%
Total/Weighted Average	$37,606,397	100.0%	67.9%		592,854	$54,100,000	69.5%

The following table presents historical occupancy percentages at the Capital Penn Self Storage Portfolio Properties:

Historical Occupancy
12/31/2012(1)	12/31/2013(1)	12/19/2014(2)
60.8%	63.6%	67.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. The Harrisburg North, Harrisburg, PA property has an occupancy date of December 5, 2014. December 19, 2014 is the occupancy date for the remaining eight Capital Penn Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPITAL PENN SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Capital Penn Self Storage Portfolio Properties:

Cash Flow Analysis

	2012		2013		2014		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,818,375		$4,909,674		$5,048,796		$5,048,796		89.4%	$8.52
Grossed Up Vacant Space	0		0		0		0		0.0	0.00
Other Income(1)	521,251		539,693		597,800		597,800		10.6	1.01
Less Vacancy & Credit Loss	0		0		0		0		0.0	0.00
Effective Gross Income	$5,339,626		$5,449,368		$5,646,596		$5,646,596		100.0%	$9.52

Total Operating Expenses	$1,313,215		$1,371,341		$1,405,745		$1,590,850		28.2%	$2.68

Net Operating Income	$4,026,411		$4,078,027		$4,240,851		$4,055,746		71.8%	$6.84
Capital Expenditures	0		0		0		88,871		1.6	0.15
Net Cash Flow	$4,026,411		$4,078,027		$4,240,851		$3,966,876		70.3%	$6.69

NOI DSCR	1.75	x	1.77	x	1.84	x	1.76	x
NCF DSCR	1.75	x	1.77	x	1.84	x	1.72	x
NOI DY	10.7%		10.8%		11.3%		10.8%
NCF DY	10.7%		10.8%		11.3%		10.5%

(1)	Other income includes administrative fees, points of sale, insurance premiums, late fees, auction proceeds, transfer fees and miscellaneous income.

Appraisal. As of the appraisal valuation dates ranging from December 15, 2014 to December 16, 2014, the Capital Penn Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $54,100,000.

Environmental Matters. According to Phase I environmental assessments dated from December 19, 2014 to December 30, 2014, there was no evidence of any recognized environmental conditions at the Capital Penn Self Storage Portfolio Properties.

The Borrowers. The borrowers are comprised of nine individual single purpose Delaware limited liability companies, each with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Capital Penn Self Storage Portfolio Mortgage Loan. Robert Morgan and Robert Moser are the guarantors of certain non-recourse carveouts under the Capital Penn Self Storage Portfolio Mortgage Loan.

The Sponsors. The sponsors are Robert Morgan and Robert Moser. Robert Morgan founded Morgan Management, LLC in 1998 and has more than 30 years of experience as an owner, operator, and developer of commercial real estate. Robert Moser has over 15 years of experience as an owner, operator, and developer of commercial real estate. Together Mr. Morgan and Mr. Moser have developed, acquired and currently manage a portfolio of institutional-grade commercial real estate across 13 states that is valued at approximately $2.4 billion. The Morgan Management Portfolio includes more than 20,000 multifamily units valued at $1.8 billion; approximately 1.0 million square feet of commercial space valued at $175 million; over 6,800 manufactured housing units valued at $270.0 million; and 35 self-storage facilities valued at approximately $130 million.

Escrows. The loan documents provide for upfront reserves in the amount of $356,590 for real estate taxes, $47,023 for insurance, $80,275 for deferred maintenance and $5,400 for 3 months free rent for the cell tower lease. The loan documents require ongoing monthly deposits of $42,451 for real estate taxes, $4,478 for insurance and $7,406 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the Capital Penn Self Storage Portfolio Mortgage Loan requires (i) the borrower to establish a lender-controlled lockbox account and requires that the borrower direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to Capital Storage Penn Portfolio directly into the lockbox account and (ii) that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess cash flow on deposit is disbursed to the borrower.

A “Cash Management Trigger Event” and a “Cash Sweep Event” means (i) an event of default under the Capital Penn Self Storage Portfolio Mortgage Loan or the related mezzanine loan; (ii) any bankruptcy action of borrower; (iii) any bankruptcy action of guarantor; (iv) any bankruptcy action of manager; or (v) a Cash Management DSCR Trigger Event or Cash Sweep DSCR Trigger Event, as applicable. A Cash Management Trigger Event or Cash Sweep Trigger Event, as applicable, will end: with respect to clause (i), when such event of default has been cured, among other conditions; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed; with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed, among other conditions; and with respect to clause (v), once the debt service coverage ratio is greater than 1.30x (with respect to the expiration of a Cash Management Trigger Event) or 1.25x (with respect to the expiration of a Cash Sweep Event), for two consecutive quarters, among other conditions. A Cash Management Trigger Event Cure may occur no more than four times during the term of the Capital Penn Self Storage Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPITAL PENN SELF STORAGE PORTFOLIO

A “Cash Management DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.25x.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.20x.

Property Management. The Capital Penn Self Storage Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Capital Penn Self Storage Portfolio Properties after February 10, 2016, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Following the lockout period and prior to November 6, 2021, partial release of individual properties is permitted upon the defeasance of 115% of the original allocated loan amount for each individual property, subject to certain standard release criteria among other conditions, including among other conditions: (i) after such release, (A) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) for all remaining properties is not less than the greater of (a) 1.68x and (b) the combined debt service coverage ratio of all properties immediately prior to the release; and (B) the loan to value ratio is not greater than the lesser of (a) 69.9%, and (b) the combined loan to value ratios of all properties immediately prior to the release; (ii) the lender receives rating agency confirmation from DBRS, KBRA, and Moody’s that a release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates; and (iii) the mezzanine borrower has partially prepaid the mezzanine loan in accordance with the mezzanine loan documents and lender has received confirmations of such partial prepayment.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of February 10, 2015, RMezz Capital SS, LLC (an affiliate of Rialto Mortgage Finance, LLC) is the holder of a mezzanine loan in the original amount of $4,185,000 (the “Capital Penn Self Storage Portfolio Mezzanine Loan”) from Prime Capital PA LLC, a Delaware limited liability company that directly owns 100.0% of each of the Capital Penn Self Storage Portfolio borrowers. The Capital Penn Self Storage Portfolio Mezzanine Loan accrues interest at an interest rate of 12.500% per annum and requires payments of principal and interest based on a fixed-payment schedule. The Capital Penn Self Storage Portfolio Mezzanine Loan matures on February 6, 2022. The rights of the holder of the Capital Penn Self Storage Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Capital Penn Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

Los Ranchos de Albuquerque
North Valley
Osuna Rd.
Dellyne Ave.
Los Poblanos Fields
Montaño Rd.
NM RAIL RUNNER
Renaissance Blvd.
Montaño
Griegos Rd.
West Side
Rio Grande
Rio Grande Nature Center State Park
Comanche Rd.
12th St. NW
4th St. NW
2nd St. NW
Rio Grande Blvd.
Coors Blvd.
Candelaria Rd.
Edith Blvd.
Pan American Fwy
ALBUQUERQUE
Carlisle Blvd.
Menaul Blvd.
Indian School Rd.
Old Town
NM Museum of Natural Hist. and Science
Explora
Albuquerque Botanical Garden
ABQ Museum of Art and History
Atrisco Dr.
Odelia Rd.
RAIL RUNNER
Broadway
UNM Carrie Tingley Hospital
UNM Health Sciences Center
Constitution Ave.
Mountain Rd.
5th St. NW
Metro Court
Albuquerque Country Club
Laguna Blvd.
12th St. NW
Lomas Blvd.
Heart Hospital of NM
Albuquerque Indian Health Center
UNM Hospital
Lomas Blvd.
Central Ave.
Kiva Auditorium
ABQ Main Library
ABQ Convention & Visitors Bureau
MLK Jr Ave.
University of New Mexico
Monte Vista Blvd.
Central Ave.
Albuquerque Plaza
201 3rd Street Northwest
Albuquerque, NM 87102
Downtown
Downtown ABQ
Central Ave.
University Blvd.
Iron Ave.
Popejoy Hall
Lead Ave.
Old Coors Dr.
ABQ BioPark Zoo
Rio Grande
Coal Ave.
Central NM Comm. College
Nob Hill
4th St. SW
2nd St. SW
NEW MEXICO
UNM Research Center
Bridge Blvd.
Stadium Blvd.
Isotopes Park
National Hispanic Cultural Ctr.
UNM Arena (The Pit)
UNM Stadium
Yale Blvd.
Girard Blvd.
Carlisle Blvd.
Puerto del Sol Golf Course
Gibson Blvd.
2nd St. SW
Broadway Blvd.
Univ. Blvd.
Sunport Blvd.
Albuquerque International Sunport
The Championship Golf Course at UNM
South Valley
Durango
COLORADO
Trinidad
Raton
OK
Farmington
Bloomfield
Taos
Los Alamos
Espanola
Santa Fe
Las Vegas
Gallup
Grants
Rio Rancho
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
NEW MEXICO
Clovis
Portales
Roswell
Silver City
Alamogordo
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Albuquerque Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$35,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$34,925,241			Location:	Albuquerque, NM
% of Initial Pool Balance:	3.3%			Size:	358,196 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$97.50
Borrower Name:	Albuquerque Plaza Office Investment, LLC			Year Built/Renovated:	1989/2011
Sponsors:	Christopher R. Smith; James M. Long			Title Vesting(2):	Various
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	February 5, 2015			3rd Most Recent Occupancy (As of):	83.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.8% (12/31/2012)
Maturity Date:	February 11, 2025			Most Recent Occupancy (As of):	87.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	83.1% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,197,594 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,597,027 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,301,720 (TTM 11/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$8,103,523
				U/W Expenses:	$3,939,897
Escrows and Reserves(1):				U/W NOI:	$4,163,626
				U/W NCF:	$3,701,434
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.85x
Taxes	$189,240	$47,310	NAP	U/W NCF DSCR:	1.65x
Insurance	$22,470	$7,490	NAP	U/W NOI Debt Yield:	11.9%
Replacement Reserves	$0	$7,462	$268,647	U/W NCF Debt Yield:	10.6%
TI/LC Reserve	$66,000	$36,715	$1,321,743	As-Is Appraised Value:	$57,000,000
Tenant Specific TI/LC Reserve	$403,379	$0	NAP	As-Is Appraisal Valuation Date:	December 2, 2014
Ground Rent Reserve	$9,042	$0	NAP	Cut-off Date LTV Ratio:	61.3%
Business Improvement District Tax	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	44.4%

(1)	See “Escrows” section.
(2)	See “Ground Leases” section.

The Mortgage Loan.  The mortgage loan (the “Albuquerque Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 22-story office building and an adjacent parking garage located in Albuquerque, New Mexico (the “Albuquerque Plaza Property”). The Albuquerque Plaza Mortgage Loan was originated on February 5, 2015 by Wells Fargo Bank, National Association.  The Albuquerque Plaza Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,925,241 and accrues interest at an interest rate of 4.140% per annum. The Albuquerque Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Albuquerque Plaza Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the Albuquerque Plaza Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the Albuquerque Plaza Mortgage Loan is prepayable without penalty on or after November 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff(1)	$27,214,830	77.8%
			Reserves	690,131	2.0
			Closing costs	375,008	1.1
			Return of equity	6,720,031	19.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Albuquerque Plaza Property was previously securitized in GSMS 2005–GG4.

The Property.  The Albuquerque Plaza Property is a 22-story, class A office tower totaling 358,196 square feet with ground floor retail and an attached parking garage located in Albuquerque, New Mexico. Built in 1989, the Albuquerque Plaza Property is the tallest property in New Mexico and is adjacent and connected to the Hyatt Regency hotel (not part of the collateral, but is also owned by the Albuquerque Plaza sponsors). The Albuquerque Plaza Property has a two-story granite and marble lobby and provides for panoramic views of the Sandia Mountains and the Albuquerque central business district. Amenities at the Albuquerque Plaza Property include a Bank of Albuquerque branch, Starbuck’s, sundry shop, Keva Juice, bakery/deli, hair salon, on-site leasing/management, 24-hour security desk, and the adjacent 395-room, four diamond-rated Hyatt Regency hotel that offers dining rooms,  fitness center, rooftop pool, and over 30,000 square feet of meeting function space. Parking is provided via a two-level attached 476-space parking structure, with up to 350 additional spaces available offsite in nearby, publicly accessible, non-owned parking garages located within a block of the Albuquerque Plaza Property. Approximately 230 spaces in the onsite garage are allocated for use by the adjacent Hyatt Regency hotel, leaving approximately 544 spaces (244 onsite and 300 offsite), or 1.5 spaces per 1,000 rentable square feet, available to tenants at the Albuquerque Plaza Property. The Albuquerque Plaza Property is part of a six unit condominium regime, which are all owned by the sponsor, but not all units are part of the collateral for the Albuquerque Plaza Mortgage Loan. The four condominium units that are part of the collateral include the office tower, parking garage, retail space leased to the Bank of Albuquerque and a portion of the retail corridor that connects the office tower to the hotel. The two condominium units that are not part of the collateral are the hotel and retail space behind the hotel. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Loans - Condominium Structures” in the Free Writing Prospectus. As of January 1, 2015 the Albuquerque Plaza Property was 83.1% leased by 33 tenants.

The following table presents certain information relating to the tenancy at the Albuquerque Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA - US Attorney General	AAA/Aaa/AA+	63,957	17.9%	$25.00	$1,598,925	22.9%	10/31/2022(3)
Rodey, Dickason, Sloan, Akin & Robb, P.A.	NR/NR/NR	46,029	12.9%	$23.50	$1,081,682	15.5%	6/30/2020
Keleher & McLeod	NR/NR/NR	32,279	9.0%	$24.50	$790,835	11.3%	5/31/2017
Bank of Albuquerque	NR/NR/NR	20,909	5.8%	$26.37	$551,346	7.9%	12/31/2015
Madison & Mroz, P.A.	NR/NR/NR	12,364	3.5%	$23.15	$286,172	4.1%	12/31/2016
Total Major Tenants		175,538	49.0%	$24.55	$4,308,959	61.6%

Non-Major Tenants		121,966	34.1%	$21.99	$2,681,813	38.4%

Occupied Collateral Total		297,504	83.1%	$23.50	$6,990,772	100.0%

Vacant Space		60,692	16.9%

Collateral Total		358,196	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the GSA – US Attorney General, the United States Government) whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 31, 2015.
(3)	GSA – US Attorney General has the right to terminate on or after October 31, 2017 with 60 days’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Albuquerque Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	15,441	4.3%	15,441	4.3%	$244,536	$15.84
2015	11	47,581	13.3%	63,022	17.6%	$1,141,752	$24.00
2016	4	33,664	9.4%	96,686	27.0%	$755,597	$22.45
2017	7	42,558	11.9%	139,244	38.9%	$1,025,825	$24.10
2018	2	5,155	1.4%	144,399	40.3%	$113,981	$22.11
2019	3	20,270	5.7%	164,669	46.0%	$487,790	$24.06
2020	1	46,029	12.9%	210,698	58.8%	$1,081,682	$23.50
2021	1	8,448	2.4%	219,146	61.2%	$211,200	$25.00
2022	3	74,381	20.8%	293,527	81.9%	$1,846,881	$24.83
2023	0	0	0.0%	293,527	81.9%	$0	$0.00
2024	1	3,977	1.1%	297,504	83.1%	$81,529	$20.50
2025	0	0	0.0%	297,504	83.1%	$0	$0.00
Thereafter	0	0	0.0%	297,504	83.1%	$0	$0.00
Vacant	0	60,692	16.9%	358,196	100.0%	$0	$0.00
Total/Weighted Average	37(4)	358,196	100.0%			$6,990,772	$23.50

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Keleher & McLeod and Bank of Albuquerque operate under more than one lease. There are 33 tenants subject to 37 leases.

The following table presents historical occupancy percentages at the Albuquerque Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/1/2015(2)
83.3%	84.8%	87.1%	83.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Albuquerque Plaza Property:

Cash Flow Analysis

	2012	2013	TTM 11/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,606,560	$7,084,930	$7,004,546	$6,990,772	86.3%	$19.52
Grossed Up Vacant Space	0	0	0	1,429,314	17.6	3.99
Percentage Rent	2,130	2,695	2,427	0	0.0	0.00
Total Reimbursables	608,220	810,526	717,377	666,751	8.2	1.86
Other Income	87,467	30,198	35,608	35,608	0.4	0.10
Parking Income	440,554	405,447	410,392	410,392	5.1	1.15
Less Vacancy & Free Rent	(93,061)	(23,355)	(113,685)	(1,429,314)(1)	(17.6)	(3.99)
Effective Gross Income	$7,651,870	$8,310,441	$8,056,665	$8,103,523	100.0%	$22.62

Total Operating Expenses	$3,454,276	$3,713,413	$3,754,945	$3,939,897	48.6%	$11.00

Net Operating Income	$4,197,594	$4,597,027	$4,301,720	$4,163,626	51.4%	$11.62
TI/LC	0	0	0	372,642	4.6	1.04
Capital Expenditures	0	0	0	89,549	1.1	0.25
Net Cash Flow	$4,197,594	$4,597,027	$4,301,720	$3,701,434	45.7%	$10.33

NOI DSCR	1.87x	2.04x	1.91x	1.85x
NCF DSCR	1.87x	2.04x	1.91x	1.65x
NOI DY	12.0%	13.2%	12.3%	11.9%
NCF DY	12.0%	13.2%	12.3%	10.6%

(1)	The underwritten economic vacancy is 17.0%. The Albuquerque Plaza Property was 83.1% physically occupied as of January 1, 2015.

Appraisal.  As of the appraisal valuation date of December 2, 2014, the Albuquerque Plaza Property had an “as-is” appraised value of $57,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

Environmental Matters.  According to the Phase I environmental report dated December 5, 2014, there was no evidence of any recognized environmental conditions at the Albuquerque Plaza Property.

Market Overview and Competition.  The Albuquerque Plaza Property occupies a full city block in the central business district of Albuquerque, New Mexico, and is approximately 4.0 miles northeast of Albuquerque International Sunport Airport. Albuquerque is geographically divided into four quadrants by Interstate-25 running north-south and Interstate-40 running east-west, with the Albuquerque Plaza Property situated in the northwest quadrant. The northwest quadrant contains historic Old Town Albuquerque as well as the central business district and municipal portion of the city and has a mixture of commercial properties and residential housing. The Albuquerque Plaza Property is located adjacent to the Albuquerque Convention Center, the Albuquerque Civic Plaza and the Hyatt Regency Hotel. The city of Albuquerque is the financial and industrial hub of the state and accounts for nearly half of all the economic activity in New Mexico. The 2014 estimated population within a one-, three- and five-mile radius of the Albuquerque Plaza Property was 14,295, 94,861 and 247,734, respectively. The average household income within the same one-, three- and five-mile radii was $39,384, $46,150 and $49,405, respectively.

According to the appraisal, the Albuquerque Plaza Property is located in the Albuquerque market, within the Downtown office submarket, which comprised approximately 3.4 million square feet of office space as of the third quarter of 2014 and accounted for approximately 25.2% of Albuquerque’s office inventory. As of the third quarter of 2014, the submarket occupancy rate was 82.1% and the class A current average asking rent within the submarket was $20.03 per square foot on a gross basis. Based on the mix of office and retail components at the Albuquerque Plaza Property, the appraiser concluded to a blended market rate at for the property of $24.57 per square foot, gross, which is 2.0% above the property’s blended rental rate of $24.09 per square foot, gross.

The following table presents certain information relating to comparable office properties for the Albuquerque Plaza Property:

Competitive Set(1)

	Albuquerque Plaza (Subject)	Bank of America Center	500 Marquette
Location	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM
Distance from Subject	--	0.3 miles	0.3 miles
Property Type	Office	Office	Office
Year Built/Renovated	1989/2011	1974/NAV	1985/NAV
Stories	22	10	15
Total GLA	358,196 SF	299,123 SF	231,135 SF
Total Occupancy	83%	76%	66%

(1)	Information obtained from a third party market research report.

The Borrower.  The borrower is Albuquerque Plaza Office Investment, LLC, a Delaware limited liability company which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Albuquerque Plaza Mortgage Loan. Christopher R. Smith and James M. Long are the guarantors of certain nonrecourse carveouts under the Albuquerque Plaza Mortgage Loan.

The Sponsors.  The loan sponsors are Christopher R. Smith and James M. Long. Christopher R. Smith is the chief operating officer of Allegiance Realty Corporation (“Allegiance”), a private real estate investment company founded in 1996 and is headquartered in Charlotte, North Carolina. Allegiance has acquired over seven million square feet of commercial real estate since 1996 and has invested over $125.0 million of equity. Allegiance’s portfolio consists of approximately 3.5 million square feet of commercial real estate assets located in 10 states. James M. Long founded Heritage Hotels & Resorts in 2005, which is based in Albuquerque, New Mexico and owns eight hotel properties in New Mexico.  Christopher R. Smith disclosed three prior deed-in-lieu foreclosures, two discounted pay-offs and one pending maturity default which occurred between 2012 and 2014. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Non-Recourse Obligations” and Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront reserves in the amount of $189,240 for real estate taxes, $22,470 for insurance, $66,000 for tenant improvements and leasing commissions, $403,379 for tenant improvements and leasing commissions associated with the space leased to Rodney, Dickason, Sloan, Akin & Robb, P.A. ($319,991), Atkinson, Thal & Baker, P.C. ($38,388) and Law & Resource Planning ($45,000) and $9,042 for ground rent. The loan documents also provide for ongoing monthly escrows in the amount of $47,310 for real estate taxes, $7,490 for insurance and $7,462  for replacement reserves (subject to a cap of $268,647) and $36,715 for tenant improvements and leasing commissions (subject to a cap of $1,321,743). In the event that business improvement district taxes (“BID Taxes”) are assessed against the Albuquerque Plaza Property for 2014, within 15 days of receipt of the tax bill, the borrower will either pay the full amount or deposit with lender 150.0% of the amount of the Bid Taxes that are due.

Lockbox and Cash Management.  The Albuquerque Plaza Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrower direct tenants to pay their rent directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business day after receipt. Funds on deposit in the lock box account will be transferred to the cash management account on a weekly basis and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, excess cash flow on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALBUQUERQUE PLAZA

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield is lower than 7.75% at the end of any calendar quarter; (iii) on December 31, 2016,  if the GSA – US Attorney General (“USAG”)  has not waived its lease termination option; (iv) on October 31, 2021, if the USAG does not renew or extend its lease for a minimum of three years at or above the then-current market rental rate; (v) on September 30, 2019, if Rodey, Dickason, Sloan, Akin & Robb, P.A. (“RDSAR”) has not exercised its extension option for minimum of three years at or above the then-current market rental rate; and (vi) the borrower fails to deposit 150.0% of the BID Taxes due.

A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the net cash flow debt yield is equal to or greater than 7.875%, tested quarterly; with regard to clause (iii), USAG waives its lease termination clause; with regard to clause (iv)(a), USAG exercises its lease extension option for a minimum lease term of three years at or above the then-current market rental rate (such exercise of the extension option to be tested on a quarterly basis); or (b) the USAG space has been leased to replacement tenants for a minimum of three years at or above the then-current market rental rate and such replacement tenants have taken occupancy, are open for business and have commenced paying full, unabated rent; with regard to clause (v)(I) the entire RDSAR space exercises its lease extension option; (II) the entire RDSAR space has been leased to replacement tenants for a minimum of three years at or above the then-current market rental rate and such replacement tenants have taken occupancy, are open for business and have commenced paying full, unabated rent; and with regard to clause (vi) the earlier of (x) the borrower has paid the full amount of the BID Taxes due and (y) the date in which the borrower deposited 150.0% of the BID Taxes due.

Property Management.  The Albuquerque Plaza Office Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Albuquerque Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA, and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Leases.  Portions of the Albuquerque Plaza Property, including the retail corridor (representing 2.3% of the underwritten base rent) and the parking garage are subject to three ground leases:  the “Matteucci Ground Lease”, the “Toti Ground Lease” and the “Zucal Ground Lease.”  The Matteucci Ground Lease is located under a portion of the hotel and a portion of the retail corridor that connects the office tower to the hotel and expires on November 30, 2051.  The annual rent is $76,500, which adjusts every ten years to an agreed upon rent of 6.0% of the fair market value of the land between ground lessor and the Albuquerque Plaza borrower.  The Toti Ground Lease is also located under a portion of the hotel and a portion of the retail corridor that connects the office tower to the hotel and expires on November 30, 2051.   The annual rent is $18,000 and will increase in November 2022 to an agreed upon rent of 6.0% of the fair market value of the land between ground lessor and the Albuquerque Plaza borrower and will be fixed for the remainder of the ground lease term.  The Zucal Ground Lease is located under the parking garage and a portion of the hotel.  The annual rent is $21,000 and will increase in November 2022 and then again in November 2042 to an agreed upon rent of 6.0% of the then fair market value of the land between ground lessor and the Albuquerque Plaza borrower.

In the case of each ground lease, lender protections either exist in the related ground lease or were obtained in a ground lessor estoppel, subject to certain limitations, including the ground lessor's having no obligation to provide lender with a new ground lease following termination for any reason, including bankruptcy. The loan documents provide that the borrower and guarantors are personally liable (i) for any ground lease termination or cancellation as the result of any default caused or knowingly permitted by borrower, and (ii) for losses only with respect to the borrower’s failure to pay rent or other amounts due under the ground leases to the extent property revenues are sufficient to pay such amounts (other than ground rent reserve funds applied by lender to ground rent). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” in the Free Writing Prospectus.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Albuquerque Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrowers will be not be require to pay annual premiums in excess of two times the amount for a standalone all risk policy.   The loan documents also require business interruption insurance covering no less than the 18-months period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

South Shore Place
20-60 Forbes Road
Braintree, MA 02184
BOSTON
Dorchester
Dorchester Bay
Logan Intl. Airport 5 miles
Franklin Park
Franklin Park Zoo
Franklin Park Golf Course
White Stadium
Columbia Rd.
Ronan Park
Fields Corner
Squantum Point Park
Harambee Park
Shawmut
Roberts Playground
Ashmont
Cedar Grove
Mattapan
Morton Street
Suffolk County
MBTA Dorchester Branch
Red Line
Butler
Milton
Central Ave.
Valley Rd.
Capen St.
Mattapan
Southeast Expwy
Presidents Golf Course
Granite Ave.
Squantum St.
Quincy Shore Dr.
North Quincy
MBTA Middleborough Main
Red Line
Wollaston
Adams St.
Centre St.
Milton Academy
Furnace Brook Golf Course
Hancock St.
Quincy
Quincy Center
Town River Bay
Weymouth Fore River
Pleasant St.
Canton Ave.
Blue Hills Pkwy.
Milton
Quarry St.
Bridge St.
Granite Links Golf Course
Wollaston Golf Club
Faxon Park
Centre St.
Quincy Adams
Commercial St.
Quincy Ave.
Shaw St.
Elm St.
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Havland St.
Randolph Ave.
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South Shore Plaza
Braintree
Blue Hills Reservation
Hillside St.
West St.
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Weymouth
Granite Plaza
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Braintree
Pond Meadow Park
Pilgrims Hwy
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Great Pond
Upper Reservoir
West St.
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Braintree Golf Course
Norfolk County
Tedeschi Plaza Shopping Center
West St.
Liberty St.
Randolph St.
Boston-Fall River Expwy
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South Braintree
Plymouth Branch
Oak St.
North St.
Main St.
MBTA Middleborough Main Line
Washington St.
Canton
Randolph
Lafayette St.
Mill St.
York St.
Pine St.
Weymouth St.
Holbrook
Weymouth Great Pond
Pond St.
Main St.
Holbrook/Randolph
Stoughton
South Weymouth
3A
3
1
93
203
28
138
53
37
128
24
139
18
Bedford
Burlington
Wakefield
Peabody
Salem
Marblehead
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Winchester
Lexington
Medford
Malden
Nahant
Lincoln
Arlington
Everett
Revere
Belmont
Somerville
Chelsea
Waltham
Winthrop
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Quincy
Milton
Hingham
Dedham
Weymouth
Dover
Westwood
Braintree
Medfield
Norwood
Randolph

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – South Shore Place

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$29,600,000	Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$29,600,000	Location:	Braintree, MA
% of Initial Pool Balance:	2.8%	Size:	45,407 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$651.88
Borrower Name(1):	Bierbrier QI South Shore Place Braintree LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Leonard Bierbrier	Title Vesting:	Fee
Mortgage Rate:	4.070%	Property Manager:	Self-managed
Note Date:	February 5, 2015	3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	86.3% (12/31/2012)
Maturity Date:	February 11, 2025	Most Recent Occupancy (As of):	94.5% (12/31/2013)
IO Period:	12 months	Current Occupancy (As of):	100.0% (12/12/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(4):	$287,002 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,562,239 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,322,913 (TTM 11/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	(2)
Additional Debt Type:	(2)
U/W Revenues:	$3,077,707
U/W Expenses:	$753,171
U/W NOI:	$2,324,536
U/W NCF:	$2,229,823
U/W NOI DSCR:	1.36x
Escrows and Reserves(3):	U/W NCF DSCR:	1.30x
U/W NOI Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.5%
Taxes	$48,907	$47,358	NAP	As-Is Appraised Value:	$41,600,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	12/31/2014
Replacement Reserves	$0	$757	NAP	Cut-off Date LTV Ratio:	71.2%
TI/LC Reserve	$0	(3)	(3)	LTV Ratio at Maturity or ARD:	58.4%

(1)
In connection with a reverse 1031 exchange transacation, the current borrower is a qualified intermediary and, not later than 180 days from closing, will be merged into Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower). See “Reverse Exchange Transaction” section.

(2)	See “Reverse Exchange Transaction” and “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	The South Shore Place Property was built in 2012 and was undergoing lease-up in 2012 and 2013.

The Mortgage Loan. The mortgage loan (the “South Shore Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a shadow anchored retail center located in Braintree, Massachusetts (the “South Shore Place Property”). The South Shore Place Mortgage Loan was originated on February 5, 2015 by Wells Fargo Bank, National Association. The South Shore Place Mortgage Loan had an original principal balance of $29,600,000, has an outstanding principal balance as of the Cut-off Date of $29,600,000 and accrues interest at an interest rate of 4.070% per annum. The South Shore Place Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The South Shore Place Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the South Shore Place Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the South Shore Place Mortgage Loan is prepayable without penalty on or after November 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

Sources and Uses

Sources			Uses
Original loan amount	$29,600,000	70.9%	Purchase price	$41,500,000	99.5%
Sponsor’s new cash contribution	12,125,415	29.1	Reserves	48,907	0.1
			Closing costs	176,508	0.4
Total Sources	$41,725,415	100.0%	Total Uses	$41,725,415	100.0%

The Property. The South Shore Place Property comprises a two-story, shadow anchored retail center totaling 45,407 square feet and located in Braintree, Massachusetts, approximately 12 miles south of the Boston central business district. Legal Seafood is the only tenant on the second floor, and due to the grade change on the site, its space is at-grade from the rear of the South Shore Place Property or can be accessed from the front of the South Shore Place Property via a staircase from the lower-level retail space. The South Shore Place Property is situated directly across the street from the Simon-owned South Shore Plaza super regional mall (not part of the collateral), which contains approximately 2.2 million square feet of retail space and is anchored by Nordstrom, Macy’s, Lord & Taylor, Target and Sears. The South Shore Place Property was built in 2012 and is part of a two-unit condominium, along with the adjacent Hyatt Place Hotel (not part of the collateral). Under the condominium agreement, the South Shore Place Property and Hyatt Place Hotel have undivided interests in the common elements of 58.0% and 42.0%, respectively. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in the Free Writing Prospectus. The South Shore Place Property and Hyatt Place Hotel are situated on a 10.2-acre parcel which contains 357 shared surface parking spaces, resulting in a parking ratio of 7.9 spaces per 1,000 square feet of rentable area (based only on the rentable area of the South Shore Place Property). As of December 12, 2014, the South Shore Place Property was 100.0% occupied by 12 national tenants.

The following table presents certain information relating to the tenancy at the South Shore Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Legal Seafood	NR/NR/NR	8,807	19.4%	$70.97	$625,000	25.2%	$1,006	8.7%	9/30/2028
TGI Friday’s	NR/NR/NR	8,200	18.1%	$52.50	$430,500	17.3%	$537	12.9%	8/31/2027
Jared – The Galleria of Jewelry(3)	NR/NR/BBB-	6,064	13.4%	$49.47	$300,000	12.1%	NAV	NAV	1/31/2033
Vitamin Shoppe	NR/NR/NR	3,176	7.0%	$60.00	$190,560	7.7%	NAV	NAV	10/31/2022
Ideal Image	NR/NR/NR	2,620	5.8%	$57.31	$150,150	6.0%	$1,010	7.4%	10/31/2023
Total Major Tenants		28,867	63.6%	$58.76	$1,696,210	68.3%

Non-Major Tenants(4)		16,540	36.4%	$47.58	$786,903	31.7%

Occupied Collateral Total		45,407	100.0%	$54.69	$2,483,113	100.0%

Vacant Space		0	0.0%

Collateral Total		45,407	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2014. Occupancy costs include reimbursements.
(3)	Jared – The Galleria of Jewelry is a leased fee tenant and owns its improvements.
(4)	Other tenants at the South Shore Place Property include Jos. A. Bank, Five Guys, Qdoba, Potbelly, Starbucks, AT&T and Ben & Jerry’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

The following table presents certain information relating to the lease rollover schedule at the South Shore Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	2,496	5.5%	2,496	5.5%	$124,800	$50.00
2022	3	7,760	17.1%	10,256	22.6%	$419,760	$54.09
2023	5	12,080	26.6%	22,336	49.2%	$583,053	$48.27
2024	0	0	0.0%	22,336	49.2%	$0	$0.00
2025	0	0	0.0%	22,336	49.2%	$0	$0.00
Thereafter	3	23,071	50.8%	45,407	100.0%	$1,355,500	$58.75
Vacant	0	0	0.0%	45,407	100.0%	$0	$0.00
Total/Weighted Average	12	45,407	100.0%			$2,483,113	$54.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the South Shore Place Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/12/2014(3)
NAP	86.3%	94.5%	100.0%

(1)	The South Shore Place Property was built in 2012.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the South Shore Place Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 11/30/2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$270,559	$1,735,084	$2,352,803	$2,483,113	80.7%	$54.69
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Percentage Rent	0	0	9,813	30,000	1.0	0.66
Total Reimbursables	40,847	244,920	551,133	688,750	22.4	15.17
Other Income	0	158	158	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(124,156)(2)	(4.0)	(2.73)
Effective Gross Income	$311,406	$1,980,162	$2,913,907	$3,077,707	100.0%	$67.78

Total Operating Expenses	24,404	417,924	590,994	753,171	24.5	16.59

Net Operating Income	$287,002	$1,562,239	$2,322,913	$2,324,536	75.5%	$51.19
TI/LC	0	0	0	87,902	2.9	1.94
Capital Expenditures	0	0	0	6,811	0.2	0.15
Net Cash Flow	$287,002	$1,562,239	$2,322,913	$2,229,823	72.5%	$49.11

NOI DSCR	0.17x	0.91x	1.36x	1.36x
NCF DSCR	0.17x	0.91x	1.36x	1.30x
NOI DY	1.0%	5.3%	7.8%	7.9%
NCF DY	1.0%	5.3%	7.8%	7.5%

(1)
The South Shore Place Property was built in 2012 with the first lease commencing on August 1, 2012. The South Shore Place Property was undergoing lease-up in 2012-2013. The U/W Base Rent is based on in-place rents at the South Shore Place Property as of December 12, 2014.

(2)	The underwritten economic vacancy is 5.0%. The South Shore Place Property was 100.0% physically occupied as of December 12, 2014.

Appraisal. As of the appraisal valuation date of December 31, 2014, the South Shore Place Property had an “as-is” appraised value of $41,600,000. The appraiser also concluded to a stabilized value of $42,400,000 with a valuation date of January 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated December 22, 2014, there was no evidence of any recognized environmental conditions at the South Shore Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

Market Overview and Competition. The South Shore Place Property is located in the town of Braintree, Norfolk County, Massachusetts, approximately 12.0 miles south of the Boston central business district. The South Shore Place Property is situated along Route 37 (Granite Street), just south of the Interstate 93/Route 37 interchange and directly across the street from the Simon-owned Shore Plaza super regional mall. Route 37 is one of Braintree’s primary local arteries, and Interstate 93 connects the local area to downtown Boston, New Hampshire and Vermont. Just west of the South Shore Place Property (on the opposite side of Interstate 93) is the Blue Hills Reservation, a 7,000-acre wooded recreation area that spreads across six cities and towns in Norfolk County. The presence of the Blue Hills Reservation limits development along an approximately five-mile stretch of Interstate 93 to the west of the South Shore Place Property. According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the South Shore Center Property was 93,603 and 261,143, respectively. The average household income within the same three- and five-mile radii was $88,905 and $86,453, respectively.

According to a third-party market research report, the South Shore Place Property is located within the Quincy/Braintree submarket. As of year-end 2014, the submarket reported an inventory of 674 retail properties totaling 8.9 million square feet with a 3.1% vacancy rate. The appraiser concluded to market rents for the South Shore Place Property of $55.00 per square foot for small in-line space, $45.00 per square foot for large in-line space, $52.50 per square foot for pad sites and $70.00 per square foot for the Legal Seafood space, all on a triple-net basis. Overall, the appraiser concluded that the in-place rents at the South Shore Place Property are approximately 1.7% below market levels.

The appraisal noted that, due to land use and geographic constraints, Braintree lacks a significant base of supporting retail properties; thus, a true competitive set for the South Shore Place Property was not able to be identified. According to a third-party market research provider, the approximately 2.2-million-square-foot South Shore Plaza super regional mall (located across the street from the South Shore Place Property) was 100.0% occupied as of February 2015. Furthermore, five retail properties totaling approximately 1.0 million square feet were identified within a two-mile radius of the South Shore Place Property (exclusive of the South Shore Place Property and the South Shore Plaza super regional mall), which reported an average occupancy rate of 99.2% as of February 2015.

The Borrower. The borrower is Bierbrier QI South Shore Place Braintree LLC, a single purpose entity with one independent director. Leonard Bierbrier is the guarantor of certain nonrecourse carveouts under the South Shore Place Mortgage Loan.

In connection with the reverse 1031 exchange transaction (see  “Reverse Exchange Transaction” section below), the current borrower will be merged into Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower) not later than 180 days from closing.

The Sponsor. The sponsor is Leonard Bierbrier, who is the founder and president of Bierbrier Development, Inc. (“Bierbrier Development”). Mr. Bierbrier has been active in the New England chapter of the International Council of Shopping Centers for over 30 years and in the Real Estate Finance Association of the Greater Boston Real Estate Board for more than 20 years. In addition, Mr. Bierbrier served as an instructor of Real Estate Development at the Harvard University Graduate School of Design. Founded in 1974 and headquartered in Lexington, Massachusetts (approximately 27 miles northwest of the South Shore Place Property), Bierbrier Development is a local developer and owner of shopping centers across Eastern Massachusetts. Since its inception, the firm has developed long-term relationships with national and regional credit tenants dating back almost 40 years.

Reverse Exchange Transaction. The loan documents permit a future Section 1031 reverse exchange (“Reverse Exchange Transaction”). During a holding period of 180 days, during which an affiliated exchangor (sole member of the master tenant) (“Exchangor”) intends to sell other property and realize gain intended to be sheltered through the Reverse Exchange Transaction, the borrower holds title to the South Shore Place Property and leases the same to Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower). The master tenant performs all of the borrower’s obligations under the loan documents. Exchangor made an unsecured subordinate loan in the amount of $11,869,385 to the borrower’s sole member, representing funds needed to acquire the South Shore Place Property. Upon Exchangor’s selling the other property, master tenant will acquire from the borrower’s sole member its membership interest in the borrower for an amount equal to the balance of the unsecured loan (which will be forgiven and terminated), and the master lease will be terminated. The master tenant will then merge with the borrower, with the master tenant being the surviving entity and ultimate borrower. The loan documents require the merger of the current borrower into the current master tenant within 180 days of origination date, irrespective of Exchangor’s ability to sell the other property.

Escrows. The loan documents provide for an upfront escrow in the amount of $48,907 for real estate taxes. The loan documents also provide for ongoing monthly escrows in the amount of $47,358 for real estate taxes and $757 for replacement reserves. Commencing February 11, 2021, the borrower is required to deposit ongoing monthly escrows of $9,460 for tenant improvements and leasing commissions (subject to a cap of $275,000 through December 31, 2023, and thereafter, subject to a cap to be determined by the lender no later than December 31, 2023). Ongoing monthly escrows for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will expire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTH SHORE PLACE

with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

Property Management. The South Shore Place Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the South Shore Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted, except for debt between the parties described in the “Reverse Exchange Transaction” section.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the South Shore Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MAXWELL HOTEL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MAXWELL HOTEL

Maxwell Hotel
300 Roy Street
Seattle, WA 98109
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5
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99
Marysville
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SEATTLE
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CASCADE RANGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Maxwell Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$29,550,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$29,550,000			Location:	Seattle, WA
% of Initial Pool Balance:	2.8%			Size:	139 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$212,590
Borrower Names:	Maxwell Pineapple LLC and PHC Maxwell LLC			Year Built/Renovated:	2010/NAP
Sponsor:	Michelle Foreman Barnet			Title Vesting:	Fee
Mortgage Rate:	4.360%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of):	67.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	76.5% (12/31/2012)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	84.6% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	86.7% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(2):	$2,336,768 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$3,062,230 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(2):	$3,782,831 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,053,641
				U/W Expenses:	$3,679,757
				U/W NOI:	$3,373,884
				U/W NCF:	$3,091,738
Escrows and Reserves(1):				U/W NOI DSCR:	1.91x
				U/W NCF DSCR:	1.75x
				U/W NOI Debt Yield:	11.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.5%
Taxes	$0	$0	NAP	As-Is Appraised Value:	$44,100,000
Insurance	$0	$0	NAP	As-Is Appraisal Valuation Date:	November 25, 2014
FF&E Reserve	$23,350	$23,350	$1,370,000	Cut-off Date LTV Ratio:	67.0%
Seasonality Reserve	$300,000	$37,500	$300,000	LTV Ratio at Maturity or ARD:	58.5%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Maxwell Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Seattle, Washington (the “Maxwell Hotel Property”). The Maxwell Hotel Mortgage Loan was originated on February 10, 2015 by Prudential Mortgage Capital Company. The Maxwell Hotel Mortgage Loan had an original principal balance of $29,550,000, has an outstanding principal balance as of the Cut-off Date of $29,550,000 and accrues interest at an interest rate of 4.360% per annum. The Maxwell Hotel Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Maxwell Hotel Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrowers have the right to defease the Maxwell Hotel Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the Maxwell Hotel Mortgage Loan is prepayable without penalty on or after December 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MAXWELL HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$29,550,000	100.0%	Loan payoff	$22,612,294	76.5%
			Reserves	323,350	1.1
			Closing costs	583,905	2.0
			Return of equity	6,030,451	20.4
Total Sources	$29,550,000	100.0%	Total Uses	$29,550,000	100.0%

The Property. The Maxwell Hotel Property is a 139-room, five-story, full service hotel located in Seattle, Washington. The Maxwell Hotel Property comprises 64 queen guestrooms, 60 king guestrooms, and 15 suites. Guestrooms feature a desk with chair, 42-inch flat-panel television, iPod docking station/alarm clock, mini fridge, safe, complimentary wireless internet access and walk-in shower. The Maxwell Hotel Property amenities include a fitness center, meeting space, business center, restaurant, lobby bar, coffee stand, indoor pool, whirlpool spa, dry cleaning services, dog friendly accommodations, complimentary bicycles for guest use and complimentary local shuttle service. The restaurant is leased to an independent third-party operator and comprises 3,966 square feet. The meeting space totals 1,600 square feet, with the largest space being 1,300 square feet. The Maxwell Hotel Property contains 80 parking spaces, resulting in a parking ratio of 0.6 spaces per room. The Maxwell Hotel is an independent hotel and does not operate under a franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Maxwell Hotel Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.5%	84.6%	86.7%	86.7%
ADR	$134.75	$144.67	$155.46	$155.46
RevPAR	$103.06	$122.39	$134.84	$134.84

Total Revenue	$5,213,556	$6,293,129	$7,046,090	$7,053,641	100.0%	$50,746
Total Department Expenses	1,546,903	1,591,088	1,691,383	1,693,077	24.0	12,180
Gross Operating Profit	$3,666,653	$4,702,041	$5,354,707	$5,360,564	76.0%	$38,565

Total Undistributed Expenses	1,078,583	1,359,956	1,289,600	1,597,165	22.6%	$11,490
Profit Before Fixed Charges	$2,588,070	$3,342,085	$4,065,107	$3,763,399	53.4%	$27,075

Total Fixed Charges	251,303	279,854	282,276	389,515	5.5%	$2,802

Net Operating Income	$2,336,768(1)	$3,062,230(1)	$3,782,831(1)	$3,373,884	47.8%	$24,273
FF&E	0	0	0	282,146	4.0	2,030
Net Cash Flow	$2,336,768	$3,062,230	$3,782,831	$3,091,738	43.8%	$22,243

NOI DSCR	1.32x	1.73x	2.14x	1.91x
NCF DSCR	1.32x	1.73x	2.14x	1.75x
NOI DY	7.9%	10.4%	12.8%	11.4%
NCF DY	7.9%	10.4%	12.8%	10.5%

(1)
The increase in net operating income is primarily due to increases in Occupancy and RevPAR experienced at the Maxwell Hotel Property. The Maxwell Hotel Property opened in 2010 and operations have continued to stabilize.

Appraisal. As of the appraisal valuation date of November 25, 2014, the Maxwell Hotel Property had an “as-is” appraised value of $44,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2014, there was no evidence of any recognized environmental conditions at the Maxwell Hotel Property.

Market Overview and Competition. The Maxwell Hotel Property is located in Seattle, Washington, in the Lower Queen Anne/Seattle Center neighborhood. The Maxwell Hotel Property is situated approximately 1.5 miles north of downtown Seattle, 11.4 miles north of the Seattle-Tacoma International Airport and 0.6 miles west of the Amazon headquarters. In addition, the Maxwell Hotel Property is located one city block north of the Bill and Melinda Gates Foundation offices.

Market segmentation for the Maxwell Hotel Property is estimated at 40.0% for commercial, 20.0% for meeting and group and 40.0% for leisure. Commercial demand for the Maxwell Hotel Property is driven by the presence of a number of international, national, and local firms. Notable companies include the Bill and Melinda Gates Foundation, Boeing (82,000 employees), Amazon.com (greater than 10,000 employees), Microsoft (40,686 employees), Starbucks (10,166 employees), Bank of America, US Bank, Expeditors, Amgen, and Wells Fargo. The northern portion of the marketplace has also benefitted from the presence of significant biotechnology companies such as Zymo-Genetics. Amazon’s presence in the Seattle area is growing as it recently purchased 11 buildings in the Seattle market totaling 1.8 million square feet from Vulcan Northwest for $1.2 billion. Furthermore, Amazon is building several office towers totaling nearly 4.0 million square feet just east of 6th Avenue and South of Blanchard Street (1.0 mile south of the Maxwell

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MAXWELL HOTEL

Hotel Property). An additional 12.3 million square feet is in various states of planning. These office projects are expected to create significant hotel demand for the Seattle market.

Meeting and group demand for the Maxwell Hotel Property is generated by a number of sources, most notably the Washington State Convention and Trade Center (approximately 1.3 miles south of the Maxwell Hotel Property). The Washington State Convention and Trade Center comprises 102,201 square feet of dedicated meeting space and 205,700 square feet of heavy load exhibit space. The meeting space can accommodate groups of 20 to 3,500 in a general session. In July 2010, the facility expanded with an additional 71,000 square feet of meeting, exhibit, and pre-function space with 17 separate rooms.

The major leisure demand generators in the vicinity of the Maxwell Hotel Property include the waterfront, Pike Place Market, and the Seattle Center. The Seattle Center has a number of leisure draws including the iconic Space Needle, the Experience Music Project, and the Key Arena, which hosts a number of concerts. Over the last decade, the cruise ship industry has contributed to a significant rise in overall demand for this segment. According to a third party report, the cruise line industry attracted 870,994 passengers and generated roughly $381.0 million in 2013. Leisure demand is also generated by Safeco Field and CenturyLink Field (both 3.7 miles south of the Maxwell Hotel Property), home of the Seattle Mariners, Seattle Seahawks and the Seattle Sounders, respectively, and the Century Link Field Event Center, where numerous trade shows and concerts are held throughout the year.

The following table presents certain information relating to the Maxwell Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Maxwell Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2014 TTM	81.0%	$167.93	$136.03	86.1%	$154.73	$133.21	106.3%	92.1%	97.9%
12/31/2013 TTM	78.5%	$153.23	$120.34	83.7%	$144.91	$121.22	106.5%	94.6%	100.7%
12/31/2012 TTM	74.5%	$142.85	$106.37	73.9%	$135.04	$99.73	99.2%	94.5%	93.8%

(1)
Information obtained from a third party hospitality research report. The competitive set includes: Mayflower Park Hotel, Hotel Max, Hampton Inn Suites Seattle Downtown, Hotel Andra, Courtyard Seattle Downtown Lake Union, Silver Cloud Inn Seattle Lake Union, Marqueen Hotel and Hyatt Place Seattle Downtown.

The Borrowers. The borrowers are Maxwell Pineapple LLC and PHC Maxwell LLC, each a Delaware limited liability company with one independent director. Maxwell Pineapple LLC owns the Maxwell Hotel Property and leases it to PHC Maxwell LLC pursuant to an operating lease. Michelle Foreman Barnet is the guarantor of certain nonrecourse carveouts under the Maxwell Hotel Mortgage Loan. Both borrowers are 100% owned and controlled by Michelle Foreman Barnet.

The Sponsor. The sponsor is Michelle Foreman Barnet. Ms. Barnet has served as the president of Columbia West Properties (“CWP”) since 1996. Headquartered in Bellevue, Washington, CWP was established to manage a family owned portfolio of commercial and hospitality real estate holdings. In 2010, Pineapple Hospitality Company (“PHC”) was formed to specifically manage the operations aspect of all portfolio hospitality assets. Currently, CWP manages real estate assets valued at approximately $350 million, while PHC oversees operations generating $50.0 million annually. Serving as president of both CWP and PHC, Ms. Barnet leads a team of approximately 350 employees. Presently, CWP and PHC own and manage six hotels, combined, including four in Seattle, one in Portland, Oregon and one in San Francisco.

Escrows. The loan documents provide for upfront escrows in the amount of $23,350 for FF&E reserves and $300,000 for seasonality reserves. The loan documents provide for ongoing monthly escrows in the amount of $23,350 for FF&E reserves, (subject to a cap of $1,370,000) and $37,500 for seasonality reserves, (subject to a cap of $300,000).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower or property manager is required to deposit all rents and profits directly into a lender-controlled account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount. Prior to a Cash Management Period, all rents and profits are swept into a borrower account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.20x for two consecutive calendar quarters. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Maxwell Hotel Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Maxwell Hotel Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MAXWELL HOTEL

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Maxwell Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

300 EAST LOMBARD

Floor	Tenants
20	Offit Kurman, P.A. 16,650 SF 11/2020
19	Ballard Spahr Andrews & Ingersol 16,676 SF 4/2022
18	Ballard Spahr Andrews & Ingersol 16,676 SF 4/2022
17	Signal Hill 9,831 SF 12/2021; XL Global Services 6,331 SF 7/2020
16	Ameritox, Ltd 16,105 SF 4/2017
15	SABA Software Inc. 7,541 SF 12/2017; Malcolm Pirnie, Inc. 8,572 SF 3/2016
14	Stanton Communications 3,352 SF 4/2017; LAZ Parking Mid-Atlantic, Inc 1,296 SF 8/2018; Ricoh Americas 3,375 SF 3/2019; Cole, Schotz, Meisel, Forman and Leonard 5,968 SF 4/2022; Vacant 2,563 SF
12	Alex Brown Realty 10,614 SF 7/2023; Allstate Insurance Co 5,672 SF 3/2018
11	Merrill Communications, LLC 1,925 SF 2/2016; SFE Energy 1,551 SF 2/2018; Valstone Partners, LLC 1,579 SF 10/2016; Schlachman, Belsky & Weiner 11,067 SF 4/2020
10	Cordell & Cordell 5,585 SF 9/2018; Maryland Economic Development 4,885 SF 8/2020; Executive Sounding Board 1,052 SF 6/2016; Vacant 712 SF; Paycom Software,Inc. 3,936 SF 10/2019
9	Ameritox, Ltd 9,154 SF 4/2017; Global Tracking Group 3,936 SF 10/2016; Vacant 3,163 SF
8	Mallon & McCool, LLC 1,926 SF 6/2017; Investment Counselors of MD 6,704 SF 11/2021; Vacant 1,149 SF; Instant Business Office, LLC 6,334 SF 11/2021
7	First National of PA 16,676 SF 6/2021
6	Mechanical Room; Salisbury Broadcasting Corp. 1,072 SF 5/2018; Art & Science Group 3,454 SF 2/2018; Greenwald & Co Inc 1,878 SF 4/2020
2-5	Parking Garage
Lobby	Lobby; First National Bank 1,827 SF 6/2021; Randstad NorthAmerica 1,327 SF 9/2016; Vacant 300 SF; Rosina Gourment 1,794 SF 2/2020; South Street Cafe 1,277 SF 7/2023

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

300 East Lombard
300 East Lombard Street
Baltimore, MD 21202
BALTIMORE
Madison Park
MARC TRAIN
METRO SUBWAY
LIGHT RAIL
Mt. Vernon
Seton Hill
Downtown
Jonestown
Inner Harbor
Little Italy
Harbor East
Otterbein
Federal Hill
Riverside
Harbor Point
Patapsco River
Inner Harbor
OLD TOWN MALL
John Hopkins Medical Ctr. 1/2 mile
Baltimore-Washington Intl. Airport 9 miles
Jones Falls Expwy
Meyerhoff Symphony Hall
Maryland Farmer's Market
State Office Complex
STATE CTR.
Cultural Ctr.
Antique Row
READ STREET SHOPPING DISTRICT
Maryland General Hospital
Washington Monument
The Walters Art Museum
The Peabody Institute
St. Mary's Park
Preston Gardens
Baltimore Sun Building
Mercy Medical Center
Charles Center
LEXINGTON MARKET
Lexington Market
Baltimore City Hall
War Memorial Plaza
Phoenix Shot Tower
SHOT TOWER
Jewish Museum of Maryland
Edgar Allan Poe Grave
Hippodrome Theatre
University of Maryland Medical Center
Univ. of MD School of Medicine
Univ. Center/ Baltimore St.
Royal Farms Arena
Fallon Federal Building
CHARLES CENTER
Bank of America Building
US Courthouse
Power Plant Live!
Port Discovery Children's Museum
Carroll Mansion
Holocaust Memorial
Baltimore City Community Coll.
Star Spangled Banner House
Baltimore Soundstage
Reginald F. Lewis Mus. of African Am. History & Culture
The Gallery at Harborplace
World Trade Ctr.
Lockwood Plaza
McKeldin Plaza
Harborplace Amphitheater
Maritime Museum
The Institute of Marine and Environmental Technology
Convention Center
Baltimore Convention Center
Light Street Pavilion
National Aquarium in Baltimore
Babe Ruth Birthplace & Museum
Oriole Park at Camden Yards
Camden Yards
Baltimore Visitors Center
Marine Mammal Pavilion
Baltimore Civil War Museum
Pier Six Pavilion
National Katyn Memorial
Federal Reserve Bank
Conway Street Park
University Specialty Hospital
Maryland Science Ctr./ IMAX Theater
Rash Field
American Visionary Arts Museum
Federal Hill Park
M&T Bank Stadium
Cross Street Market
Biddle St
Chase St
Eager St
Madison St
Centre St
Center St.
Franklin St
Orleans St
Mulberry St
Pleasant St
Saratoga St
Lexington St
Fayette St
Baltimore St
Lombard St
Pratt St
Camden St
Conway St
Lee St
Hughes St
Key Hwy
Montgomery St
Hamburg St
Cross St
West St
Eastern Ave
Gay St
President St
Howard St
Cathedral St
Charles St
St Paul St
Calvert St
Guilford Ave
Eutaw St
Park Ave
Liberty St
Greene St
Paca St
Sharp St
South St
Light St
Hanover St
Covington St
Riverside Ave
Harbor View Dr
Russell St
MLK Blvd
Washington Blvd
Martin Luther King Jr Blvd
Druid Hill Ave
McCulloh St
Preston St
St. Mary's St.
83
395
40
2
295
Reisterstown
Cockeysville
Lutherville Timonium
Owings Mills
Towson
Carney
Perry Hall
Joppatowne
Edgewood
Randallstown
Pikesville
Parkville
Lochearn
Rosedale
Middle River
Woodlawn
Essex
Ellicott City
Catonsville
Dundalk
Columbia
Elkridge
Edgemere
Chesapeake Bay
Glen Burnie
Severn
Severna Park
Laurel
Odenton
Arnold
Bel Air

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 300 East Lombard

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,740,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$28,692,492			Location:	Baltimore, MD
% of Initial Pool Balance:	2.7%			Size:	225,485 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$127.25
Borrower Name:	PWA 300 East Lombard, L.P.			Year Built/Renovated:	1984/2000
Sponsor:	John M. Schneider			Title Vesting:	Fee
Mortgage Rate:	4.050%			Property Manager:	Self-managed
Note Date:	February 2, 2015			3rd Most Recent Occupancy (As of):	67.8% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	74.3% (12/31/2012)
Maturity Date:	February 11, 2025			Most Recent Occupancy (As of):	79.7% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(2):	96.5% (11/8/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,927,407 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,238,859 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of) (3):	$2,125,551 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,403,983
				U/W Expenses:	$2,839,900
				U/W NOI(3):	$2,564,082
				U/W NCF:	$2,293,500
Escrows and Reserves(1):				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.9%
Taxes	$238,078	$47,615	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$38,500,000
Replacement Reserves	$0	$3,759	NAP	As-Is Appraisal Valuation Date:	December 17, 2014
TI/LC Reserve	$902,886	$33,823	$1,420,000	Cut-off Date LTV Ratio:	74.5%
Rent Concession Reserve	$438,196	Springing	NAP	LTV Ratio at Maturity or ARD:	59.4%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “300 East Lombard Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Baltimore, Maryland (the “300 East Lombard Property”). The 300 East Lombard Mortgage Loan was originated on February 2, 2015 by Wells Fargo Bank, National Association. The 300 East Lombard Mortgage Loan had an original principal balance of $28,740,000, has an outstanding principal balance as of the Cut-off Date of $28,692,492 and accrues interest at an interest rate of 4.050% per annum. The 300 East Lombard Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 300 East Lombard Park Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrowers have the right to defease the 300 East Lombard Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the 300 East Lombard Mortgage Loan is prepayable without penalty on or after November 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

Sources and Uses

Sources			Uses
Original loan amount	$28,740,000	70.5%	Purchase price	$38,320,000	94.1%
Sponsor’s new cash contribution	$12,002,998	29.5	Reserves	1,579,160	3.9
			Closing costs	843,838	2.1
Total Sources	$40,742,998	100.0%	Total Uses	$40,742,998	100.0%

The Property. The 300 East Lombard Property is a 19-story, class A, office building containing 225,485 square feet located in Baltimore, Maryland. Situated on a 0.5-acre site, the 330 East Lombard Property was built in 1984 and renovated in 2000 and is comprised of 14 floors of office space situated on top of a four-story, above-grade parking garage with ground floor retail. The 300 East Lombard Property serves as the new regional headquarters for First National Bank with a full-service retail branch located on the first floor and housing approximately 50 financial professionals in retail and commercial banking, wealth management, insurance, treasury management and private banking. The 300 East Lombard Property contains a four-level parking garage that offers 165 spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 square feet of rentable area. Other building amenities include a fitness center with showers and locker rooms and storage space for tenants, both located on the lower level of the 300 East Lombard Property. As of November 8, 2014 the 300 East Lombard Property was 96.5% leased by 32 tenants.

The following table presents certain information relating to the tenancy at the 300 East Lombard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Ballard Spahr LLP	NR/NR/NR	33,352	14.8%	$27.80(2)	$927,186(2)	17.7%	4/30/2022(3)
Ameritox, Ltd	NR/NR/NR	25,259	11.2%	$21.06	$531,955	10.2%	4/30/2017
Offit Kurman	NR/NR/NR	16,650(4)	7.4%	$26.50(5)	$441,225(5)	8.4%	11/30/2020
First National Bank	NR/NR/NR	18,503	8.2%	$22.32	$412,903	7.9%	6/30/2021(6)
Alex Brown Realty	NR/NR/NR	10,614	4.7%	$23.69	$251,446	4.8%	7/31/2023(7)
Total Major Tenants		104,378	46.3%	$24.57	$2,564,715	49.1%

Non-Major Tenants		113,220	50.2%	$23.50	$2,660,216	50.9%

Occupied Collateral Total		217,598	96.5%	$24.01	$5,224,931	100.0%

Vacant Space		7,887	3.5%

Collateral Total		225,485	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through November 2015.
(2)
Ballard Spahr LLP lease includes free rent for the periods of October 2015 through January 2016 and November 2021 through April 2022. The rent concession was reserved in a combination of upfront and required monthly escrows (see “Escrows” section).

(3)	Ballard Spahr LLP has the right to terminate its lease on April 30, 2017 with 12 month’ notice and the payment of a termination fee equal to $1,383,631.
(4)	Offit Kurman’s Tenant NRSF includes 7,233 square feet of expansion space that the tenant does not yet occupy. Offit Kurman is expected to take occupancy of the expansion space in October 2015.
(5)
Offit Kurman’s lease includes free rent for the first two months of the expansion space lease term (expect to begin October 2015). The rent concession was reserved upfront by lender (see “Escrows” section).

(6)
First National Bank has the right to terminate its lease at any time after January 31, 2019 if a building that is in excess of 20 floors has been built by November 2018 on a site adjacent to the 300 East Lombard Property. The tenant must provide 12 months’ notice and payment of a termination fee equal to the unamortized landlord costs.

(7)	Alex Brown Realty has the right to terminate its lease for all or a portion of its space on July 31, 2018 with 12 months’ notice and payment of a termination fee equal to unamortized landlord costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

The following table presents certain information relating to the lease rollover schedule at the 300 East Lombard Property:

Lease Expiration Schedule (1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	6	18,391	8.2%	18,391	8.2%	$471,907	$25.66
2017	4	38,078	16.9%	56,469	25.0%	$832,054	$21.85
2018	6	18,630	8.3%	75,099	33.3%	$431,384	$23.16
2019	2	7,311	3.2%	82,410	36.5%	$152,653	$20.88
2020	6	42,605	18.9%	125,015	55.4%	$1,045,570	$24.54
2021	4	41,372	18.3%	166,387	73.8%	$932,455	$22.54
2022	2	39,320	17.4%	205,707	91.2%	$1,079,370	$27.45
2023	2	11,891	5.3%	217,598	96.5%	$279,540	$23.51
2024	0	0	0.0%	217,598	96.5%	$0	$0.00
2025	0	0	0.0%	217,598	96.5%	$0	$0.00
Thereafter	0	0	0.0%	217,598	96.5%	$0	$0.00
Vacant	0	7,887	3.5%	225,485	100.0%	$0	$0.00
Total/Weighted Average	32	225,485	100.0%			$5,224,931	$24.01

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 300 East Lombard Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/8/2014(2)(3)
67.8%	74.3%	79.7%	96.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)
The increase in occupancy from 2013 to November 2014 was due to eight new tenants taking occupancy in 2014. The majority of the increase is attributed to leases executed by First National Bank (8.2% of net rentable square feet) and Investment Counselors of MD (3.0% of net rentable square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 300 East Lombard Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,300,740	$4,470,567	$4,909,099	$5,224,931(2)	96.7%	$23.17
Grossed Up Vacant Space	0	0	0	186,278	3.4	0.83
Total Reimbursables	191,818	97,596	112,774	70,500	1.3	0.31
Parking Income	272,627	293,936	351,624	351,624	6.5	1.56
Other Income	47,054	112,767	111,770	111,770	2.1	0.50
Less Free Rent	(157,734)	(270,525)	(566,204)	0(3)	0.0	0.00
Less Vacancy	0	0	0	(541,121)(4)	(10.0)	(2.40)
Effective Gross Income	$4,654,505	$4,704,341	$4,919,063	$5,403,983	100.0%	$23.97

Total Operating Expenses	$2,727,098	$2,465,482(1)	$2,793,512	$2,839,900	52.6	$12.59

Net Operating Income	$1,927,407	$2,238,859(1)	$2,125,551	$2,564,082	47.4%	$11.37
TI/LC	0	0	0	225,485	4.2	1.00
Capital Expenditures	0	0	0	45,097	0.8	0.20
Net Cash Flow	$1,927,407	$2,238,859	$2,125,551	$2,293,500	42.4%	$10.17

NOI DSCR	1.16x	1.35x	1.28x	1.55x
NCF DSCR	1.16x	1.35x	1.28x	1.38x
NOI DY	6.7%	7.8%	7.4%	8.9%
NCF DY	6.7%	7.8%	7.4%	8.0%

(1)
The increase in the 2013 Net Operating Income from 2012 is attributed to tenants representing 4.3% of the U/W Base Rent taking occupancy and real estate taxes being successfully contested and decreasing approximately $300,000.

(2)
The increase in the U/W Base Rent from 2014 is attributed to Offit Kurman expansion ($191,675 U/W Base Rent) occupancy commencing in October 2015 and contractual rent increases through November 2015 totaling approximately $87,000.

(3)	The remaining free rent ($539,532) expires in April 2022. A rent concession reserve was established and funded at closing for all outstanding concessions.
(4)	The underwritten economic vacancy is 10.0%. The 300 East Lombard Property was 96.5% physically occupied as of November 8, 2014.

Appraisal. As of the appraisal valuation date of December 17, 2014, the 300 East Lombard Property had an “as-is” appraised value of $38,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 19, 2014, there was no evidence of any recognized environmental conditions at the 300 East Lombard Property.

Market Overview and Competition. The 300 East Lombard Property is located along the northwest corner of the intersection of Lombard and South Street in the Baltimore, Maryland central business district. The central business district is accessible via the Maryland Rail Commuter, Interstate 95 and Interstate 83, which is also known as the Jones Falls Expressway. The central business district has undergone continuous downtown renewal efforts since the early 1960s. The first project was Charles Center, a 33-acre unified complex of new buildings connected by a pedestrian plaza and walkways lined with a variety of specialty shops. The facilities in this project include approximately 2.0 million square feet of office space, 430,000 square feet of retail, 650 apartment units, 700 hotel rooms, a 1,600 seat theater and 4,000 parking spaces. The area immediately east of the Charles Center became active in office development in the late 1980s and is known as the Financial District. New office buildings in this area included Signet Tower, Six St. Paul Center, The Bank of Baltimore building and Redwood Tower. More recent developments in the Harbor East area include the Four Seasons Hotel and Legg Mason tower, which commenced construction in 2006 and is located approximately 0.7 miles southeast of the 300 East Lombard Property. One of the main attractions downtown is the Inner Harbor, which is located 0.5 mile southwest of the 300 East Lombard Property. The Inner Harbor features restaurants, shops and museums located along the waterfront, including the National Aquarium which receives an estimated 1.6 million visitors annually.

According to the appraisal, the 300 East Lombard Property is located within the central business district office submarket of the larger Metropolitan Baltimore Area office market. As of third quarter 2014, the central business district submarket contained 59 buildings totaling 12.1 million square feet with an average vacancy of 15.3% and average asking rate for class A buildings of $23.67 per square foot full service gross. After several years of declining or flat rent growth, the central business district is expected to return to healthy growth due to an absence of new office property deliveries, renewed interest in class A space and a decrease in class B and C space due to conversion of office properties to apartments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

The following table presents certain information relating to comparable properties to the 300 East Lombard Property:

Competitive Set(1)

	300 East Lombard (Subject)	100 East Pratt Street	Pandora Building	The Alex Brown Building	St. Paul Plaza	SunTrust Building	Harborplace Tower
Location	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD
Distance from Subject	--	0.2 miles	0.5 miles	0.1 miles	0.4 miles	0.2 miles	0.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1984/2000	1991/NAP	1986/NAP	1992/NAP	1989/NAP	1989/NAP	1998/NAP
Stories	19	28	24	30	28	25	28
Total GLA	225,485 SF	635,323 SF	360,833 SF	478,528 SF	264,895 SF	327,660 SF	392,222 SF
Total Occupancy	97%	99%	97%	83%	97%	83%	89%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is PWA 300 East Lombard, L.P., which is a single purpose entity that is owned by John M. Schneider. John M. Schneider is the guarantor of certain nonrecourse carveouts under the 300 East Lombard Mortgage Loan.

The Sponsor. The sponsor is John M. Schneider, the CEO and president of PWA Real Estate (“PWA”). PWA is a full service commercial real estate brokerage and management company that provides commercial brokerage, leasing, sales tenant advisory and property management services. PWA’s portfolio consists of eight properties located across seven states totaling approximately 1.4 million square feet (including 180 multifamily units) and valued at approximately $159.2 million, as of February 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $238,078 for taxes, $902,886 for tenant improvements and leasing commissions and $438,196 for rent concessions associated with Ballard Spahr LLP ($309,070), Offit Kurman ($73,538), Cole Schotz ($38,046), Instant Business Office, LLC ($13,064) and Randstad North America ($4,479). The loan documents require monthly deposits of $47,615 for real estate taxes, $3,759 for replacement reserves and $33,823 for tenant improvements and leasing commissions (subject to a cap of $1,420,000). Monthly deposits of $14,987 are required for November 2018 through October 2021 for rent concessions related to the Ballard Spahr LLP lease from November 2021 through April 2022. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrowers provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 300 East Lombard Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio is less than 1.20x at the end of any calendar month; or (iii) Ballard Spahr LLP files bankruptcy, provides notice of its intent to vacate, vacates, goes dark or otherwise fails to occupy its space.

A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), either (a) 60 days following Ballard Spahr LLP resuming operations at the 300 East Lombard Property or (b) upon lender receiving an acceptable estoppel from one or more acceptable replacement tenants that are in occupancy, conducting operations in the space and are paying full, unabated rent.

Property Management. The 300 East Lombard Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 300 East Lombard Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 EAST LOMBARD

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 300 East Lombard Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

Astoria
Longview
Seaside
WASHINGTON
St. Helens
Battle Ground
Vancouver
Hillsboro
PORTLAND
Gresham
Tillamook
Beaverton
Happy Valley
Pacific Ocean
Oregon City
Mt. Hood Village
McMinnville
Lincoln City
Woodburn
SALEM
OREGON
CASCADE RANGE
Newport
Albany
Corvallis
Lebanon
1
3

Downtown Scottsdale
PHOENIX
Arcadia
SCOTTSDALE
Downtown
Papago Park
TEMPE
South Mountain
Guadalupe
PHOENIX SOUTH MTN. PARK
SOUTH MOUNTAINS
2

Amargosa Portfolio	
1 Burlington Coat Factory	Happy Valley, OR
2 Southern Plaza	Phoenix, AZ
3 Northgate Shopping Center	Corvallis, OR
4 Gold's Gym	San Antonio, TX

Scenic Oaks
Camp Bullis
Timberwood Park
Cross Mountain
Garden Ridge
Grey Forest
Far Northwest
Hollywood Park
CW Anderson Loop
Shavano Park
Hill Country Village
Schertz
Helotes
Uptown
Universal City
SAN ANTONIO
Live Oak
Northwest
Castle Hills
Converse
Leon Valley
Balcones Heights
Alamo Heights
Terrell Hills
Kirby
Ingram Hills
Midtown
Downtown
China Grove
Lackland AFB
4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Amargosa Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,600,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$26,600,000			Location:	Various – See Table
% of Initial Pool Balance:	2.5%			Size:	225,906 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$117.75
Borrower Name:	Amargosa Palmdale Investments, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Dorian Bilak			Title Vesting:	Fee
Mortgage Rate:	4.230%			Property Manager:	Self-managed
Note Date:	February 4, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	February 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	24 months			Current Occupancy (As of):	98.9% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(As of)(3):	$2,212,202 (Various)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(As of)(3):	$1,827,817 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(As of)(3):	$2,128,542 (Annualized T4 12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,692,452
				U/W Expenses:	$1,123,034
				U/W NOI:	$2,569,418
				U/W NCF:	$2,387,834
Escrows and Reserves(1):				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.7%
Taxes	$73,109	$29,677	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$37,180,000
Replacement Reserves	$0	$2,824	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$12,500	NAP	Cut-off Date LTV Ratio:	71.5%
Environmental Reserve	$307,500	$0	NAP	LTV Ratio at Maturity or ARD:	60.6%

(1)	See “Escrows” section.
(2)	The four Amargosa Portfolio Properties were acquired between May 2014 and July 2014. Historical occupancies were not available.
(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Amargosa Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four retail properties located in three states (the “Amargosa Portfolio Properties”). The Amargosa Portfolio Mortgage Loan was originated on February 4, 2015 by Wells Fargo Bank, National Association. The Amargosa Portfolio Mortgage Loan had an original principal balance of $26,600,000, has an outstanding principal balance as of the Cut-off Date of $26,600,000 and accrues interest at an interest rate of 4.230% per annum. The Amargosa Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Amargosa Portfolio Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the Amargosa Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any day before November 11, 2024. In addition, the Amargosa Portfolio Mortgage Loan is prepayable without penalty on or after November 11 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,600,000	70.1%	Purchase price(1)	$37,060,000	97.6%
Sponsor’s new cash contribution	11,365,702	29.9%	Reserves	380,609	1.0%
			Closing costs	525,093	1.4
Total Sources	$37,965,702	100.0%	Total Uses	$37,965,702	100.0%
(1)	The borrower acquired the Amargosa Portfolio Properties between May 2014 and July 2014.

The Properties. The Amargosa Portfolio Mortgage Loan is secured by the fee interests in four retail properties totaling 225,906 rentable square feet. The Amargosa Portfolio Properties include two single tenant properties, one leased to Burlington Coat Factory and one lease to Gold’s Gym, and two grocery-anchored retail properties anchored by Food City and Natural Grocers. Built between 1957 and 2007, the Amargosa Portfolio Properties are located in three states: Oregon, Arizona and Texas. As of December 1, 2014, the Amargosa Portfolio Properties were 98.9% occupied by 16 tenants.

The following table presents certain information relating to the Amargosa Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Burlington Coat Factory – Happy Valley, OR	Single Tenant	$9,600,000	36.1%	100.0%	1969/2014	83,260	$13,200,000	72.7%
Southern Plaza – Phoenix, AZ	Anchored	$8,300,000	31.2%	96.6%	2007/NAP	75,233	$12,000,000	69.2%
Northgate Shopping Center – Corvallis, OR	Anchored	$4,800,000	18.0%	100.0%	1957/2013	34,413	$6,480,000	74.1%
Gold’s Gym – San Antonio, TX	Single Tenant	$3,900,000	14.7%	100.0%	1975/NAP	33,000	$5,500,000	70.9%
Total/Weighted Average		$26,600,000	100.0%	98.9%		225,906	$37,180,000	71.5%

(1)
The Burlington Coat Factory property is subject to a pending condemnation for widening of the ingress/egress lanes of the property’s entrance; however, the taking involves approximately 426 square feet and does not affect the tenant’s continued access to the property or the available parking. See “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.

The following table presents certain information relating to the tenancies at the Amargosa Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Burlington Coat Factory(4)	NR/NR/B	83,260	36.9%	$12.00	$999,120	35.9%	NAV	NAV	1/31/2024
Food City(5)	NR/NR/NR	55,014	24.4%	$10.00	$550,140	19.8%	$417	4.3%	1/31/2026
Gold’s Gym(6)	NR/NR/NR	33,000	14.6%	$12.00(8)	$396,000(8)	14.2%	NAV	NAV	6/30/2025
Natural Grocers(7)	NR/NR/NR	18,080	8.0%	$19.32	$349,380	12.6%	NAV	NAV	12/31/2028
Campbell’s Cleaners(7)	NR/NR/NR	6,342(9)	2.8%	$14.30(9)	$90,660(9)	3.3%	NAV	NAV	Various(9)
Total Major Tenants		195,696	86.6%	$12.19	$2,385,300	85.8%

Non-Major Tenant		27,680	12.3%	$14.27	394,864	14.2%

Occupied Collateral Total		223,376	98.9%	$12.45	$2,780,164	100.0%

Vacant Space		2,530	1.1%

Collateral Total		225,906	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through July 2015.
(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 31, 2013.
(4)	Located at the Burlington Coat Factory property.
(5)	Located at the Southern Plaza property.
(6)	Located at the Gold’s Gym property.
(7)	Located at the Northgate Shopping Center property.
(8)	Gold’s Gym is paying an abated monthly rent of $12,513 ($150,150 annual rent) through June 2015. In July 2015, Gold’s Gym will commence paying an annual rent of $396,000.
(9)
Campbell’s Cleaners leases a 3,192 square foot outparcel with an Annual U/W Base Rent of $49,800 ($15.60 per square foot) on a lease that expires December 31, 2016 and 3,150 square feet of in-line space with an Annual U/W Base Rent of $40,860 ($12.97 per square foot) on a lease that expires May 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Amargosa Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,200	0.5%	1,200	0.5%	$24,000	$20.00
2015	3	5,839	2.6%	7,039	3.1%	$101,805	$17.44
2016	2	4,192	1.9%	11,231	5.0%	$70,800	$16.89
2017	3	3,150	1.4%	14,381	6.4%	$66,231	$21.03
2018	2	15,491	6.9%	29,872	13.2%	$154,228	$9.96
2019	2	4,150	1.8%	34,022	15.1%	$68,460	$16.50
2020	0	0	0.0%	34,022	15.1%	$0	$0.00
2021	0	0	0.0%	34,022	15.1%	$0	$0.00
2022	0	0	0.0%	34,022	15.1%	$0	$0.00
2023	0	0	0.0%	34,022	15.1%	$0	$0.00
2024	1	83,260	36.9%	117,282	51.9%	$999,120	$12.00
2025	1	33,000	14.6%	150,282	66.5%	$396,000	$12.00
Thereafter	2	73,094	32.4%	223,376	98.9%	$899,520	$12.31
Vacant	0	2,530	1.1%	225,906	100.0%	$0	$0.00
Total/Weighted Average	17	225,906	100.0%			$2,780,164	$12.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Amargosa Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)
NAV	NAV	NAV	98.9%

(1)	The four Amargosa Portfolio Properties were acquired between May 2014 and July 2014. Historical occupancy is not available.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Amargosa Portfolio Properties:

Cash Flow Analysis

	2012(1)	2013(2)	Annualized T4 12/31/2014(3)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,304,922	$1,888,380	$2,912,022(4)	$2,780,164(5)	75.3%	$12.31
Grossed Up Vacant Space	0	0	0	53,130	1.4	0.24
Total Reimbursables	525,036	547,193	410,496	971,626	26.3	4.30
Other Income	38,496	37,414	35,733	35,732	1.0	0.16
Less Vacancy & Credit Loss	0	0	0	(148,199)(6)	(4.0)	(0.66)
Effective Gross Income	$2,868,454	$2,472,987	$3,358,251	$3,692,452	100.0%	$16.35

Total Operating Expenses	$656,252	$645,171	$1,229,709	$1,123,034	30.4%	$4.97

Net Operating Income	$2,212,202	$1,827,817	$2,128,542	$2,569,418	69.6%	$11.37
TI/LC	0	0	0	147,698	4.0	0.65
Capital Expenditures	0	0	0	33,886	0.9	0.15
Net Cash Flow	$2,212,202	$1,827,817	$2,128,542	$2,387,834	64.7%	$10.57

NOI DSCR	1.41x	1.17x	1.36x	1.64x
NCF DSCR	1.41x	1.17x	1.36x	1.52x
NOI DY	8.3%	6.9%	8.0%	9.7%
NCF DY	8.3%	6.9%	8.0%	9.0%

(1)	The 2012 cash flows for the Gold’s Gym property represents the annualized six-month period ending December 31, 2012.
(2)	The 2013 cash flows for the Northgate Shopping Center property were not provided by seller and are not included in the aggregate 2013 cash flows.
(3)	Represents the trailing 4-month period ending December 31, 2014 on an annualized basis.
(4)
The increase in Base Rent from 2013 to the Annualized trailing 4-month period ending December 31, 2014 is due to Natural Grocers taking occupancy at the Northgate Shopping Center property and a contractual rent increase for Burlington Coat Factory.

(5)
The U/W Base Rent includes contractual rent increases through July 2015 totaling approximately $50,187. The decrease in Base Rent from the Annualized trailing 4-month period ending December 31, 2014 to the U/W Base Rent is due to mark-to-market adjustments for three tenants totaling approximately $127,519.

(6)	The underwritten economic vacancy is 5.2%. The Amargosa Portfolio Properties were 98.9% physically occupied as of December 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

Appraisals. As of the appraisal valuation dates ranging from July 21, 2014 to September 1, 2014, the Amargosa Portfolio Properties had an aggregate “as-is” appraised value of $37,180,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 23, 2014 to October 24, 2014, there was a recognized environmental condition at the Northgate Shopping Center property. Due to the former use of chlorinated solvents at the onsite dry cleaner, a Phase II subsurface investigation was conducted on January 14, 2015 which detected a high amount of perchloroethylene in the groundwater above permitted limits and recommended soil and groundwater remediation. The loan documents provide for an upfront reserve in the amount of $307,500 for environmental remediation costs, which is equal to 125% of the estimated remediation costs.

Market Overview and Competition. The Amargosa Portfolio Properties are located in Happy Valley, Oregon; Phoenix, Arizona; Corvallis, Oregon; and San Antonio, Texas.

Happy Valley, Oregon

The Burlington Coat Factory property is located approximately 13.6 miles southeast of the Portland central business district. The neighborhood contains a mix of retail and residential uses and is the primary retail hub for the southeast Portland metropolitan area. Interstate 205 provides direct freeway access to Portland International Airport and serves as a primary bypass to Interstate 5 and the Portland central business district. According to the appraisal, the 2014 population within the three- and five-mile radius of the Burlington Coat Factory property was 126,403 and 318,876, respectively, with an estimated average household income of $63,808 and $63,901, respectively. According to a third party market research report, the Burlington Coat Factory property is located within the Clackamas/Milwaukee submarket of the Portland retail market. As of the fourth quarter 2014, the Clackamas/Milwaukee submarket reported total inventory of 1,025 retail properties totaling approximately 11.1 million square feet with a 4.0% vacancy rate and average asking rent of $16.32, per square foot, triple-net.

Phoenix, Arizona

The Southern Plaza property is located in the south central portion of the Phoenix metropolitan area, approximately four miles southwest of the Phoenix central business district. Access to the area is provided by Interstate 10 which winds north and east of the neighborhood and primary arterial roads include Baseline Road and Southern Avenue. According to the appraisal, the 2013 population within the three- and five-mile radius of the Southern Plaza property was 95,119 and 181,594, respectively, with a median household income of $40,543 and $36,873, respectively. According to a third party market research report, the Southern Plaza property is located within the South Phoenix submarket of the Phoenix retail market. As of the fourth quarter 2014, the South Phoenix submarket reported total inventory of 241 retail properties totaling approximately 1.5 million square feet with a 4.5% vacancy rate and average asking rent of $12.48 per square foot, triple-net.

Corvallis, Oregon

The Northgate Shopping Center property is located in Corvallis, Oregon approximately 84.3 miles south of Portland and 47.3 miles north of Eugene with primary access to the neighborhood provided by US Highway 20 and State Highway 99W. Oregon State University, located approximately 1.2 miles southwest of the Northgate Shopping Center property, is the main driver of the Corvallis economy and serves as the area’s top employer. According to the appraisal, the 2014 population within the three- and five-mile radius of the Northgate Shopping Center property was 52,539 and 65,812, respectively, with an estimated average household income of $52,451 and $55,582, respectively. Due to the small size of the Corvallis market, the appraiser relied on historical trends data for shopping center properties in the city of Corvallis. As of the second quarter 2014, Corvallis reported a total retail inventory of 34 properties totaling approximately 1.2 million square feet with a 6.9% vacancy rate and average asking rent of $14.83 per square foot, triple-net.

San Antonio, Texas
The Gold’s Gym property is located in the northeastern portion of the city of San Antonio, approximately 14.2 miles northeast of the San Antonio central business district. Primary access to the neighborhood is provided by Interstate 35 and the Gold’s Gym property benefits from access to commercial thoroughfares including Thousand Oaks Drive and Nacogdoches Road. According to the appraisal, the 2014 population within the three- and five-mile radius of the Gold’s Gym property was 102,425 and 251,500, respectively, with an estimated average household income of $63,516 and $66,371, respectively. According to a third party market research report, the Gold’s Gym property is located within the Northeast retail submarket of the San Antonio retail market. As of the fourth quarter 2014, the Northeast submarket reported total inventory of 1,914 properties totaling approximately 16.6 million square feet with a 6.3% vacancy rate and average asking rent of $11.95 per square foot, triple-net.

The Borrower. The borrower is Amargosa Palmdale Investments, LLC, a single purpose entity. Dorian Bilak, who owns or controls over 10.0% of the borrower via various family trusts, is the guarantor of certain nonrecourse carveouts under the Amargosa Portfolio Mortgage Loan.

The Sponsor. The sponsor is Dorian Bilak, the president of Bilak Enterprises, Inc., a company engaged in the management, repositioning and revitalization of antiquated commercial properties and the development of new ground-up construction. Mr. Bilak has overseen the management, maintenance and leasing of over 3.0 million square feet of retail space and has supervised all tenant build-out and new construction of those projects.

Escrows. The loan documents provide for an upfront reserve in the amount of $73,109 for real estate taxes and $307,500 for environmental remediation costs. The loan documents provide for ongoing monthly reserves in the amount of $29,677 for real estate taxes, $2,824 for replacement reserves and $12,500 for tenant improvements and leasing commissions. Ongoing monthly reserves

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMARGOSA PORTFOLIO

for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Amargosa Portfolio Properties are covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policy and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within one business day of receipt and the tenants are required to deposit all rents directly. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the occurrence of a Major Tenant Event Period (as defined below) and the earlier of (i) the occurrence and continuance of an event of default; or (ii) the net cash flow debt yield being less than 7.0%. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters.

A “Major Tenant Event Period” will commence, with respect to (a) Burlington Coat Factory, (b) Food City or (c) any replacement tenant that represents either at least 20.0% of the total rental income or 15,000 square feet of the gross leasable area at any individual property, upon the occurrence of the earlier of such tenant (i) failing to renew or extend its lease on terms acceptable to lender prior to the deadline to renew as outlined in its lease; (ii) filing bankruptcy or similar insolvency proceedings; (iii) going dark, failing to occupy or vacating; (iv) an event of default under its lease; or (v) terminating its lease or giving a termination notice under its lease.

A Major Tenant Event Period will expire, with regard to clause (i), lender’s receipt of satisfactory evidence that the applicable tenant has extended its lease on terms acceptable to lender; with regard to clause (ii), bankruptcy or insolvency proceeding has terminated and the related lease has been affirmed; with respect to clause (iii), the applicable tenant has resumed its normal business operations and is open for two consecutive quarters; with respect to clause (iv), the subject default is cured and no other monetary default or material non-monetary default under the related lease occurs for two consecutive calendar quarters; and with regard to clauses (i) through (v), lender receives evidence that the applicable tenant space has been leased to one or more satisfactory replacement tenants that represents either at least 20.0% of the total rental income or 15,000 square feet of the gross leasable area at any individual property and all tenant improvement costs and leasing commissions related to the replacement tenant have been paid or are deposited with lender.

Property Management. The Amargosa Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Amargosa Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Amargosa Portfolio Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by the greater of (a) 100% of the net proceeds of the sale of the release property, (b) 125% of the released property’s allocated loan balance, (c) an amount that would result in the net cash flow debt yield with respect to the remaining Amargosa Portfolio Properties following the release being no less than the greater of (x) 11.0% and (y) the net cash flow debt yield of the Amargosa Portfolio Properties prior to the release, (d) an amount that would result in a loan-to-value ratio of the remaining Amargosa Portfolio Properties following the release being no more than the lesser of (I) 65.0% and (II) the loan-to-value ratio for the Amargosa Portfolio Properties prior to the release, and (e) an amount required to maintain compliance with REMIC requirements; (ii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates; and (iii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amargosa Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic reports for the Burlington Coat Factory and Northgate Shopping Center property located in Happy Valley and Corvallis, Oregon, respectively, indicated a probable maximum loss of 14.0% and 9.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Residence Inn Tampa Westshore Airport

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$23,569,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$23,569,000			Location:	Tampa, FL
% of Initial Pool Balance:	2.2%			Size:	160 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$147,306
Borrower Name:	NF II/CI Tampa Airport, LLC			Year Built/Renovated:	2001/NAP
Sponsor:	Noble Hospitality Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	McKibbon Hotel Management, Inc.
Note Date:	December 4, 2014			3rd Most Recent Occupancy (As of)(4):	81.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	82.3% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of)(4):	79.5% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(4):	86.1% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,741,534 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,626,703 (12/31/2013)
Call Protection:	L(23), GRTR 1% or YM(93),O(4)			Most Recent NOI (As of)(4):	$3,112,930 (10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,179,167
				U/W Expenses:	$3,278,148
				U/W NOI:	$2,901,019
				U/W NCF:	$2,653,852
				U/W NOI DSCR:	2.06x
Escrows and Reserves:				U/W NCF DSCR:	1.88x
				U/W NOI Debt Yield:	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.3%
Taxes	$40,929	$20,465	NAP	As-Stabilized Value(5):	$37,600,000
Insurance(1)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(5):	November 1, 2015
FF&E Reserve(2)	$0	$21,279	NAP	Cut-off Date LTV Ratio(5):	62.7%
PIP Reserve(3)	$2,836,000	Springing	NAP	LTV Ratio at Maturity or ARD(5):	54.7%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Tampa Westshore Airport Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the monthly FF&E deposit, upon no less than 10 days’ notice, in an amount equal to the greater of (i) $21,279 or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

(3)
An upfront PIP Reserve of $2,836,000 for the Residence Inn Tampa Westshore Airport Property was collected at closing for the proposed capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 15 days of receipt of notice from the franchisor) an amount equal to 110% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.

(4)	See “Cash Flow Analysis” section.
(5)	The appraiser concluded to an “as-is” appraised value of $34,500,000 as of November 1, 2014. The Cut-off Date LTV Ratio based on the “as-is” value is 68.3% and the LTV Ratio at Maturity is 59.6%.

The Residence Inn Tampa Westshore Airport mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an eight-story, limited service hotel located in Tampa, Florida, adjacent to the Tampa International Airport and approximately 3.5 miles west of the Tampa central business district (the “Residence Inn Tampa Westhsore Airport Property”). Built in 2001, the Residence Inn Tampa Westshore Airport Property is situated on a 2.6-acre site and comprises 160 guestrooms, which includes 67 king or queen studio guestrooms, 61 one-bedroom king or queen guestrooms and 32 two-bedroom king guestrooms. Each guestroom features a flat screen television, sleeper sofas, desk with ergonomic chair and has a fully equipped kitchen with a refrigerator, microwave, dishwasher, stove, coffee maker, and a full complement of cooking utensils, flatware, and dishware. Amenities at the Residence Inn Tampa Westshore Airport Property include a breakfast buffet, guest laundry services, an outdoor swimming pool, approximately 580 square feet of meeting space, sundry shop, a fitness center, a business center and an outdoor barbeque area. The franchise agreement with Mariott expires in November 2026.

A $2,836,000 ($17,725 per room) Property Improvement Plan (“PIP”) reserve was established at closing to cover the cost of the proposed PIP. The PIP includes renovations to the architectural façade, parking areas, lobby, patio, elevator, guest laundry, meeting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESIDENCE INN TAMPA WESTSHORE AIRPORT

space, fitness room, swimming pool area, corridors and stairwells, and all guestrooms and guest bathrooms. Funds will be released by the lender as the borrower incurs the costs. The PIP is expected to be completed by November 2015.

Sources and Uses

Sources			Uses
Original loan amount	$23,569,000	70.0%	Purchase price(1)	$30,197,000	89.7%
Sponsor’s new cash contribution	10,099,593	30.0	Reserves	2,876,929	8.5
			Closing costs	594,664	1.8
Total Sources	$33,668,593	100.0%	Total Uses	$33,668,593	100.0%

(1)
The Residence Inn Tampa Westshore Airport Property was acquired by Noble Investment Group in conjunction with eight other hotel properties, of which five are expected to be securitized in the WFCM 2015-C27 Trust: Residence Inn Charlotte Southpark ($20,560,000), Courtyard Fort Myers ($15,779,000), Residence Inn Little Rock Downtown ($14,447,000), Courtyard Tampa Downtown ($14,387,000), and Hampton Inn & Suites Knoxville ($9,884,000). The other three hotels were included in the WFCM 2015-C26 Trust.

The following table presents certain information relating to the Residence Inn Tampa Westshore Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Tampa Westshore Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
09/30/2014 TTM	79.5%	$114.64	$91.09	84.8%	$121.17	$102.70	106.7%	105.7%	112.7%
09/30/2013 TTM	74.0%	$110.01	$81.46	81.0%	$116.42	$94.31	109.4%	105.8%	115.8%
09/30/2012 TTM	75.3%	$112.48	$84.75	82.4%	$116.26	$95.83	109.4%	103.4%	113.1%

(1)
Information obtained from a third party hospitality report dated October 18, 2014. The competitive set includes: Courtyard Tampa Westhsore Airport, Hilton Tampa Airport Westshore, Embassy Suites Tampa Airport Westshore, Hyatt Place Tampa Airport Westshore, and Springhill Suites Tampa Westshore Airport.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Tampa Westshore Airport Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	82.3%	79.5%	86.1%	86.1%
ADR	$116.56	$117.31	$120.75	$120.75
RevPAR	$95.87	$93.23	$104.02	$104.02

Total Revenue	$5,727,708	$5,563,770	$6,179,167	$6,179,167	100.0%	$38,620
Total Department Expenses	913,093	918,507	965,506	965,506	15.6%	$6,034
Gross Operating Profit	$4,814,615	$4,645,263	$5,213,661	$5,213,661	84.4%	$32,585

Total Undistributed Expenses	1,757,756	1,696,013	1,776,270	1,836,236	29.7%	$11,476
Profit Before Fixed Charges	$3,056,859	$2,949,250	$3,437,391	$3,377,425	54.7%	$21,109

Total Fixed Charges	315,325	322,547	324,461	476,406	7.7%	$2,978

Net Operating Income	$2,741,534	$2,626,703	$3,112,930	$2,901,019	46.9%	$18,131
FF&E	0	0	0	247,167	4.0%	$1,545
Net Cash Flow	$2,741,534	$2,626,703	$3,112,930	$2,653,852	42.9%	$16,587

NOI DSCR	1.95x	1.87x	2.21x	2.06x
NCF DSCR	1.95x	1.87x	2.21x	1.88x
NOI DY	11.6%	11.1%	13.2%	12.3%
NCF DY	11.6%	11.1%	13.2%	11.3%

(1)
The increase in Net Operating Income from 12/31/2013 to the trailing twelve months ending 10/31/2014 is due to the Residence Inn Tampa Westshore Airport Property’s occupancy increasing from 79.5% to 86.1% and ADR increasing from $117.31 to $120.75 for the trailing 12 months ending 10/31/2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Orbital ATK Office

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.1%			Size:	120,200 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$183.03
Borrower Name:	94 IS THE 1, LLC			Year Built/Renovated:	1981/2014
Sponsor:	Bob Safai			Title Vesting:	Fee Simple
Mortgage Rate:	4.500%			Property Manager:	Tiarna Real Estate Services, Inc.
Note Date:	January 29, 2015			3rd Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(1):	NAV
Maturity Date:	February 6, 2025			Most Recent Occupancy (As of):	100.0% (3/1/2015)
IO Period:	36 months
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(1) :	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(1) :	NAV
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(1):	$2,667,502 (Annualized T11 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,815,365
Additional Debt Type:	NAP			U/W Expenses:	$572,307
				U/W NOI:	$2,243,057
				U/W NCF:	$2,096,951
Escrows and Reserves:				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$86,250	$17,250	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$34,115	$2,708	NAP	As-Is Appraised Value:	$37,950,000
Replacement Reserves	$0	$1,503	NAP	As-Is Appraisal Valuation Date:	November 25, 2014
TI/LC Reserve	$0	$4,007	NAP	Cut-off Date LTV Ratio:	58.0%
				LTV Ratio at Maturity or ARD:	50.7%

(1)	Alliant Techsystems, Inc. lease commenced on January 1, 2014.

The Orbital ATK Office mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 120,200 square foot office property located in Los Angeles, California (the “Orbital ATK Office Property”). The Orbital ATK Office Property is 100.0% leased to Alliant Techsystems, Inc. (“ATK”) on an 11-year modified gross lease. The Orbital ATK Office Property was acquired by the borrower in 2011 as a vacant shell office and was later built out for ATK with the lease commencing on January 1, 2014. Founded in 1990, ATK is headquartered in Dulles, Virginia and has approximately 12,100 employees with operations in 20 states. ATK designs and manufactures aerospace, defense, and commercial products operating in three distinct segments: Flight Systems Group, Aerospace Group and Defense Group. The Orbital ATK Office Property is the Defense Group division headquarters containing approximately 250 employees that are responsible for research, development and manufacturing of the Advanced Anti-Radiation Guided Missile (“AARGM”), a supersonic, air-launched tactical missile system, for the U.S. Navy. The Orbital ATK Office Property includes 345 surface parking spaces, resulting in a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. See “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff	$10,067,317	45.8%
			Closing costs	75,814	0.3
			Reserves	120,365	0.5
			Return of equity	11,736,504	53.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORBITAL ATK OFFICE

The following table presents certain information relating to the tenancy at the Orbital ATK Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Alliant Techsystems, Inc.	BB/Ba3/B+	120,200	100.0%	$25.21	$3,029,880	100.0%	12/31/2024(2)
Occupied Collateral Total		120,200	100.0%	$25.21	$3,029,880	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 1, 2016; current rental rate is $24.27 per square foot.
(2)
Alliant Techsystems, Inc. has a one-time option to terminate its lease as of December 31, 2020 with a minimum of 12-months advance notice and a termination payment of $5,091,655 ($42.36 per square foot). Alliant Techsystems, Inc. has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Orbital ATK Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	120,200	100.0%	120,200	100.0%	$3,029,880	$25.21
2025	0	0	0.0%	120,200	100.0%	$0	$0.00
Thereafter	0	0	0.0%	120,200	100.0%	$0	$0.00
Vacant	0	0	0.0%	120,200	100.0%	$0	$0.00
Total/Weighted Average	1	120,200	100.0%			$3,029,880	$25.21

(1)	Information obtained from the underwritten rent roll.
(2)
The sole tenant has a lease termination option that is exercisable prior to the stated expiration date of the subject lease (as described above in footnote (2) to the Major Tenants table) and that is not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Orbital ATK Office Property:

Historical Occupancy

12/31/2012	12/31/2013	12/31/2014(1)(2)	3/1/2015(3)
NAV	NAV	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Alliant Techsystems, Inc., lease started on January 1, 2014.
(3)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORBITAL ATK OFFICE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orbital ATK Office Property:

Cash Flow Analysis

	Annualized T-11 11/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,855,952	$3,029,880	107.6%	$25.21
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	30,299	1.1	0.25
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(244,814)(1)	(8.7)	(2.04)
Effective Gross Income	$2,855,952	$2,815,365	100.0%	$23.42

Total Operating Expenses	$188,450	$572,307	20.3%	$4.76

Net Operating Income	$2,667,502	$2,243,057	79.7%	$18.66
TI/LC	0	128,076	4.5	1.07
Capital Expenditures	0	18,030	0.6	0.15
Net Cash Flow	$2,667,502	$2,096,951	74.5%	$17.45

NOI DSCR	1.99x	1.68x
NCF DSCR	1.99x	1.57x
NOI DY	12.1%	10.2%
NCF DY	12.1%	9.5%

(1)	The underwritten economic vacancy is 8.1%. The Orbital ATK Office Property was 100.0% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Depot Park

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance(1):	$21,600,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance(1):	$21,600,000			Location:	Sacramento, CA
% of Initial Pool Balance:	2.1%			Size:	2,112,089 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$21.59
Borrower Name:	U.S. National Leasing LLC			Year Built/Renovated:	1940/2000
Sponsor:	Richard W. Fischer			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	November 24, 2014			3rd Most Recent Occupancy (As of):	65.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	61.5% (12/31/2012)
Maturity Date:	December 1, 2024			Most Recent Occupancy (As of):	65.8% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	67.7% (10/21/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,379,102 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$5,659,563 (12/31/2013)
Call Protection:	L(28),GRTR 1% or YM(88),O(4)			Most Recent NOI (As of)(3):	$6,485,650 (TTM 6/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$10,943,007
				U/W Expenses:	$5,122,652
				U/W NOI(3):	$5,820,354
				U/W NCF:	$4,989,050
Escrows and Reserves:				U/W NOI DSCR(1):	2.91x
				U/W NCF DSCR(1):	2.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.8%
Taxes	$31,132	$31,132	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$148,294	$18,537	NAP	As-Is Appraised Value:	$76,000,000
Replacement Reserves	$17,610	$17,610	$900,000	As-Is Appraisal Valuation Date:	July 14, 2014
TI/LC Reserve(2)	$0	Springing	$1,568,000	Cut-off Date LTV Ratio(1):	60.0%
				LTV Ratio at Maturity or ARD(1):	60.0%

(1)
The Depot Park Loan Combination, totaling $45,600,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $21,600,000, has an outstanding principal balance of $21,600,000 as of the Cut-off Date and will be contributed to the WFCM 2015-C27 Trust. The controlling Note A-1 had an original principal balance of $24,000,000 and was contributed to the WFCM 2015-LC18 Trust. All statistical information related to balances per square foot, loan-to-value, debt service coverage ratios and debt yield are based on the Depot Park Loan Combination.

(2)	TI/LC reserves in the amount of $58,000 per month with a cap of $1,568,000 will commence if the debt service coverage ratio falls below 1.62x for the two prior consecutive quarters.
(3)	See “Cash Flow Analysis” section.

The “Depot Park Loan Combination” is evidenced by two promissory notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering the fee interest in an industrial and office park located in Sacramento, California (the “Depot Park Property”). The Depot Park Property is an approximately 2.1 million square foot industrial and office park. The Depot Park Property was built in the 1940s as an army depot, purchased by the City of Sacramento from the United States Government in 1994, and renovated to its current use in 2000. The Depot Park Property comprises over 35 buildings, approximately 90.6% of which is industrial space and 9.4% of which is office space. The site features extensive landscaping and amenities, including picnic areas, gazebos, a volleyball court, walking path, other recreational activities, an on-site restaurant and a child care center. The Depot Park Property is gated with three secured entrances. As of October 21, 2014, the Depot Park Property was 67.7% occupied by 85 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEPOT PARK

Sources and Uses

Sources			Uses
Original loan amount	$45,600,000	100.0%	Loan payoff	$35,489,566	77.8%
			Reserves	197,036	0.4
			Other uses(1)	9,069,237	19.9
			Closing costs	700,376	1.5
			Return of equity	143,785	0.3
Total Sources	$45,600,000	100.0%	Total Uses	$45,600,000	100.0%

(1)
Prior to the origination of the Depot Park Loan Combination, the Depot Park Property operated on a ground lease. At loan closing, the borrower purchased the land and collapsed the ground lease for approximately $7.2 million and additional fees.

The following table presents certain information relating to the tenancy at the Depot Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Department of Corrections	NR/NR/NR	196,020	9.3%	$7.21(2)	$1,412,415(2)	16.6%	Various(3)
DMV – State of California	A/Aa3/A+	54,450	2.6%	$17.46	$950,892	11.2%	3/31/2017(4)
Swinerton Builders	NR/NR/NR	25,019	1.2%	$16.49	$412,563	4.9%	11/30/2022(5)
Ferguson Enterprises	NR/NR/NR	87,120	4.1%	$4.49	$390,912	4.6%	7/31/2020
Big Bear Fireworks Inc.	NR/NR/NR	97,620	4.6%	$3.69	$360,216	4.2%	9/30/2015(6)
Airco Mechanical Inc.	NR/NR/NR	86,944	4.1%	$3.50	$303,936	3.6%	5/31/2027
Total Services Logistics	NR/NR/NR	81,675	3.9%	$3.39	$276,948	3.3%	1/31/2015
Total Major Tenants		628,848	29.8%	$6.53	$4,107,881	48.3%

Non-Major Tenants		801,539	37.9%	$5.48	4,392,285	51.7%

Occupied Collateral Total		1,430,387	67.7%	$5.94	$8,500,166	100.0%

Vacant Space		681,702	32.3%

Collateral Total		2,112,089	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Department of Corrections pays $7.54 per square foot gross on 152,460 square feet (7.2% of net rentable area) under one lease and $6.02 per square foot gross on 43,560 square feet (2.1% of net rentable area) under a second lease.

(3)
Department of Corrections may terminate its leases at any time on or after January 31, 2016 and March 31, 2016, respectively, with written notice to the landlord at least 30 days prior to the termination date. Department of Corrections leases expire on January 31, 2020 (152,460 square feet) and March 31, 2020 (43,560 square feet).

(4)	DMV – State of California may terminate its lease at any time after March 31, 2013 with written notice to the landlord at least 30 days prior to the termination date.
(5)	Swinerton Builders may terminate its lease on December 1, 2017 with written notice to the landlord at least 120 days prior to the termination date.
(6)
If the City of Sacramento prohibits the use of the premises for general office, storage, warehousing, sales and distribution of Class C 1.4G consumer fireworks and other legal and related uses, Big Bear Fireworks Inc. may terminate its lease with 90 days prior written notice to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEPOT PARK

The following table presents certain information relating to the lease rollover schedule at the Depot Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	19	149,302	7.1%	149,302	7.1%	$691,308	$4.63
2015	31	326,717	15.5%	476,019	22.5%	$1,373,964	$4.21
2016	12	159,984	7.6%	636,003	30.1%	$1,323,012	$8.27
2017	9	189,628	9.0%	825,631	39.1%	$1,640,000	$8.65
2018	1	43,560	2.1%	869,191	41.2%	$123,000	$2.82
2019	4	17,295	0.8%	886,486	42.0%	$177,126	$10.24
2020	4	370,260	17.5%	1,256,746	59.5%	$2,025,879	$5.47
2021	1	8,000	0.4%	1,264,746	59.9%	$119,708	$14.96
2022	2	46,017	2.2%	1,310,763	62.1%	$584,857	$12.71
2023	0	0	0.0%	1,310,763	62.1%	$0	$0.00
2024	1	21,780	1.0%	1,332,543	63.1%	$137,376	$6.31
2025	0	0	0.0%	1,332,543	63.1%	$0	$0.00
Thereafter	2	97,844	4.6%	1,430,387	67.7%	$303,936	$3.11
Vacant	0	681,702	32.3%	2,112,089	100.0%	$0	$0.00
Total/Weighted Average	86	2,112,089	100.0%			$8,500,166	$5.94

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Depot Park Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/21/2014(2)
65.0%	61.5%	65.8%	67.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Depot Park Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,551,524	$8,797,466	$9,274,528	$8,500,166	77.7%	$4.02
Grossed Up Vacant Space	0	0	0	3,344,581	30.6	1.58
Total Reimbursables	1,808,943	1,753,651	1,914,221	1,913,589	17.5	0.91
Other Income	0	0	0	529,251(3)	4.8	0.25
Less Vacancy & Credit Loss	0	0	0	(3,344,581)(4)	30.6	(1.58)
Effective Gross Income	$10,360,467	$10,551,117	$11,188,749	$10,943,007	100.0%	$5.18

Total Operating Expenses	$4,981,365	$4,891,554	$4,703,099	$5,122,652	46.8%	$2.43

Net Operating Income	$5,379,102	$5,659,563(2)	$6,485,650(2)	$5,820,354(2)	53.2%	$2.76
TI/LC	0	0	0	620,095	5.7	0.29
Reserves for Replacements	0	0	0	211,209	1.9	0.10
Net Cash Flow	$5,379,102	$5,659,563	$6,485,650	$4,989,050	45.6%	$2.36

NOI DSCR(1)	2.69x	2.83x	3.24x	2.91x
NCF DSCR(1)	2.69x	2.83x	3.24x	2.49x
NOI DY(1)	11.8%	12.4%	14.2%	12.8%
NCF DY(1)	11.8%	12.4%	14.2%	10.9%

(1)	The debt service coverage ratios and debt yields are based on the Depot Park Loan Combination.
(2)
The increase of 2013 NOI to TTM 6/30/2014 NOI is primarily due to leasing activity. Tenants occupying approximately 52,072 square feet of newly leased space commenced rent payments during the first six months of 2014. Additionally, the decrease in U/W NOI from the TTM 6/30/2014 NOI is due primarily to expiring tenant leases in 2014 and the rent associated with those expiring leases being excluded from the underwriting.

(3)	Other Income is comprised of yard rental income. Historically yard rental income in included in the base rent on the borrower’s operating statement.
(4)	The underwritten economic vacancy is 23.4%. The Depot Park Property was 67.7% physically occupied as of October 21, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Residence Inn Charlotte Southpark

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$20,560,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$20,560,000			Location:	Charlotte, NC
% of Initial Pool Balance:	2.0%			Size:	152 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$135,263
Borrower Name:	NF II/CI Charlotte, LLC			Year Built/Renovated:	2001/NAP
Sponsor:	Noble Hospitality Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	McKibbon Hotel Management, Inc.
Note Date:	December 4, 2014			3rd Most Recent Occupancy (As of)(4):	82.5% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	86.0% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of)(4):	77.3% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(4):	74.3% (TTM 10/31/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,588,055 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,596,588 (12/31/2013)
Call Protection:	L(23), GRTR 1% or YM(93),O(4)			Most Recent NOI (As of)(4):	$2,572,095 (10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,219,545
				U/W Expenses:	$2,718,291
				U/W NOI:	$2,501,254
				U/W NCF:	$2,292,472
				U/W NOI DSCR:	2.04x
Escrows and Reserves:				U/W NCF DSCR:	1.87x
				U/W NOI Debt Yield:	12.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$49,020	$12,256	NAP	As-Stabilized Value(5):	$32,600,000
Insurance(1)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(5):	November 1, 2015
FF&E Reserve(2)	$0	$18,076	NAP	Cut-off Date LTV Ratio(5):	63.1%
PIP Reserve(3)	$907,000	Springing	NAP	LTV Ratio at Maturity or ARD(5):	55.0%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Charlotte Southpark Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the monthly FF&E deposit, upon no less than 10 days’ notice, to an amount equal to  the greater of (i) $18,076 or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

(3)
An upfront PIP Reserve of $907,000 for the Residence Inn Charlotte Southpark Property was collected at closing for the remainder of the capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 15 days of receipt of notice from the franchisor) an amount equal to 110% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.

(4)	See “Cash Flow Analysis” section.
(5)	The appraiser concluded to an “as-is” appraised value of $29,900,000 as of November 1, 2014. The Cut-off Date LTV Ratio based on the “as-is” value is 68.8% and the LTV Ratio at Maturity is 60.0%.

The Residence Inn Charlotte Southpark mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an eight-story, limited service hotel located in Charlotte, North Carolina, approximately 6.5 miles south of the Charlotte central business district (the “Residence Inn Charlotte Southpark Property”). Built in 2001, the Residence Inn Charlotte Southpark Property is situated on a 1.7-acre site and comprises 152 guestrooms, which includes 65 king guestrooms, 73 one-bedroom queen guestrooms and 14 two-bedroom queen guestrooms. Each guestroom features a flat screen television, complimentary wi-fi, lounge chair, sleeper sofas, desk and has fully equipped kitchens with granite countertops, a refrigerator, microwave, dishwasher, dish cleaning supplies, and full complement of cooking utensils, flatware and dishware. Amenities at the Residence Inn Charlotte Southpark Property include complimentary breakfast, guest laundry services, an indoor swimming pool, a fitness center, sport court, a business center, approximately 800 square feet of meeting space, sundry shop, and an onsite rental car service. The franchise agreement with Marriott expires in October 2021.

A $907,000 ($5,967 per room) property improvement plan (“PIP”) reserve was established at closing to cover the remainder of the $2,293,251 ($15,087 per room) PIP. The seller began construction in November 2014 and has already completed approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESIDENCE INN CHARLOTTE SOUTHPARK

$1,388,812 of the renovation. Funds will be released by the lender as the borrower incurs the costs. The PIP includes upgrades to guestrooms, hallways, lobby, breakfast area, meeting room, fitness center and mechanical systems. The PIP is expected to be completed by late February 2015.

Sources and Uses

Sources			Uses
Original loan amount	$20,560,000	70.2%	Purchase price(1)	$26,469,000	90.3%
Sponsor’s new cash contribution	8,738,772	29.8	Reserves	956,020	3.3
			Closing costs	1,873,752	6.4
Total Sources	$29,298,772	100.0%	Total Uses	$29,298,772	100.0%

(1)
The Residence Inn Charlotte Southpark Property was acquired by Noble Investment Group in conjunction with eight other hotel properties, of which five are expected to be securitized in the WFCM 2015-C27 Trust: Residence Inn Charlotte Southpark ($20,560,000), Courtyard Fort Myers ($15,779,000), Residence Inn Little Rock Downtown ($14,447,000), Courtyard Tampa Downtown ($14,387,000), and Hampton Inn & Suites Knoxville ($9,884,000). The other three hotels were included in the WFCM 2015-C26 Trust.

The following table presents certain information relating to the Residence Inn Charlotte Southpark Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Charlotte Southpark			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
09/30/2014 TTM	78.4%	$132.88	$104.12	74.3%	$123.18	$91.57	94.9%	92.7%	87.9%
09/30/2013 TTM	75.4%	$126.83	$95.64	80.0%	$114.66	$91.69	106.0%	90.4%	95.9%
09/30/2012 TTM	76.0%	$118.61	$90.20	87.1%	$105.82	$92.16	114.5%	89.2%	102.2%

(1)
Information obtained from a third party hospitality report dated October 18, 2014.  The competitive set includes: Residence Inn Charlotte South I77 at Tyvola Road, Doubletree Guest Suites Charlotte Southpark, Courtyard Charlotte South Park, and Hampton Inn Suites Charlotte South Park at Phillips Place.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Charlotte Southpark Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.0%	77.3%	74.3%	74.3%
ADR	$107.52	$118.46	$123.27	$123.27
RevPAR	$92.47	$91.53	$91.54	$91.54

Total Revenue	$5,259,437	$5,204,374	$5,219,545	$5,219,545	100.0%	$34,339
Total Department Expenses	967,337	928,935	957,038	957,038	18.3%	$6,296
Gross Operating Profit	$4,292,100	$4,275,439	$4,262,507	$4,262,507	81.7%	$28,043

Total Undistributed Expenses	1,508,865	1,479,292	1,493,626	1,564,467	30.0%	$10,293
Profit Before Fixed Charges	$2,783,235	$2,796,147	$2,768,881	$2,698,040	51.7%	$17,750

Total Fixed Charges	195,180	199,559	196,786	196,786	3.8%	$1,295

Net Operating Income	$2,588,055	$2,596,588	$2,572,095	$2,501,254	47.9%	$16,456
FF&E	0	0	0	208,782	4.0%	$1,374
Net Cash Flow	$2,588,055	$2,596,588	$2,572,095	$2,292,472	43.9%	$15,082

NOI DSCR	2.11x	2.11x	2.09x	2.04x
NCF DSCR	2.11x	2.11x	2.09x	1.87x
NOI DY	12.6%	12.6%	12.5%	12.2%
NCF DY	12.6%	12.6%	12.5%	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – 212 South Tryon

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$19,773,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$19,773,000			Location:	Charlotte, NC
% of Initial Pool Balance:	1.9%			Size:	172,382 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$114.70
Borrower Name:	TDC Johnston, LLC			Year Built/Renovated:	1924/2004
Sponsor:	Anthony H. Dilweg			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Manager:	Trinity Partners, LLC
Note Date:	February 2, 2015			3rd Most Recent Occupancy (As of):	86.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.8% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	83.5% (12/30/2014)
IO Period:	60 months			Current Occupancy (As of):	84.3% (2/2/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,577,910 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,519,613 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,487,676 (12/31/2014)
Lockbox Type:	Springing(Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,049,679
				U/W Expenses:	$1,283,504
				U/W NOI(2):	$1,766,175
				U/W NCF:	$1,554,145
Escrows and Reserves:				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.9%
Taxes	$51,375	$17,125	NAP	U/W NCF Debt Yield:	7.9%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$28,270,000
Replacement Reserves	$0	$3,304	NAP	As-Is Appraisal Valuation Date:	December 23, 2014
TI/LC Reserve	$15,000	$14,385	$517,863	Cut-Off Date LTV Ratio:	69.9%
Rent Abatement Reserve	$48,019	$0	NAP	LTV Ratio at Maturity or ARD:	63.7%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the 212 South Tryon Office Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

(2)	See “Cash Flow Analysis” section.

The 212 South Tryon mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 17-story class B office building totaling 172,382 square feet located in Charlotte, North Carolina (the “212 South Tryon Property”). The 212 South Tryon Office Property was built in 1924 and renovated in 2004. The 212 South Tryon Property is located within two city blocks of Trade and Tryon streets in the central business district of Charlotte. The ground floor is occupied by several retail tenants and is also used as a bank lobby for Fifth Third Bank. The upper floors are used as multi-tenant office and the basement for storage and maintenance. Parking is provided through a licensing agreement with a nearby parking garage. According to the appraisal, the Charlotte central business district submarket contains 142 office buildings totaling approximately 22,695,003 square feet. The 212 South Tryon Property is leased to 48 tenants and was 84.3% occupied as of February 2, 2015.

Sources and Uses

Sources			Uses
Original loan amount	$19,773,000	74.4%	Purchase price	$25,300,000	95.2%
Sponsor’s new cash contribution	$6,816,495	25.6%	Reserves	$114,393	0.4
			Closing costs(1)	$1,175,102	4.4
Total Sources	$26,589,495	100.0%	Total Uses	$26,589,495	100.0%

(1)	$904,738 of closing costs were paid to affiliates of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

212 SOUTH TRYON

The following table presents certain information relating to the tenancy at the 212 South Tryon Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Office of the Comptroller	AAA/Aaa/AA+	29,470	17.1%	$26.14	$770,385	26.2%	Various(3)
Carlisle & Gallagher Consulting	NR/NR/NR	20,130	11.7%	$19.56(4)	$393,711	13.4%	10/31/2021
Montreat College	NR/NR/NR	14,692	8.5%	$17.23	$253,143	8.6%	7/31/2023
Fifth Third Bank	NR/NR/NR	6,764	3.9%	$24.00	$162,336	5.5%	3/30/2022
Rudisil, White & Kaplan	NR/NR/NR	6,322	3.7%	$19.32	$122,141	4.1%	2/28/2017
Total Major Tenants		77,378	44.9%	$21.99	$1,701,716	57.8%

Non-Major Tenants		67,993	39.4%	$18.28	$1,243,150	42.2%

Occupied Collateral Total		145,371	84.3%	$20.26	$2,944,866	100.0%

Vacant Space		27,011	15.7%

Collateral Total		172,382	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the Office of the Comptroller, the United States Government) whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	19,668 square feet expires on September 30, 2018 and 9,802 square feet expires on February 28, 2020.
(4)
Carlisle & Gallagher Consulting leases two spaces totaling 19,734 square feet at the subject property.  Both leases have contract rents of $19.67 PSF and expire on October 31, 2021. In addition, Carlisle & Gallagher Consulting leases storage space on a month-to-month lease totaling 396 square feet with contract rents of $14.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

212 SOUTH TRYON

The following table presents certain information relating to the lease rollover schedule at the 212 South Tryon Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	1,335	0.8%	1,335	0.8%	$16,498	$12.36
2015	10	9,965	5.8%	11,300	6.6%	$191,659	$19.23
2016	6	10,386	6.0%	21,686	12.6%	$192,772	$18.56
2017	8	13,369	7.8%	35,055	20.3%	$256,933	$19.22
2018	9	40,436	23.5%	75,491	43.8%	$913,305	$22.59
2019	3	3,459	2.0%	78,950	45.8%	$64,544	$18.66
2020	4	18,202	10.6%	97,152	56.4%	$383,048	$21.04
2021	2	19,734	11.4%	116,886	67.8%	$388,167	$19.67
2022	3	13,150	7.6%	130,036	75.4%	$284,797	$21.66
2023	1	14,692	8.5%	144,728	84.0%	$253,143	$17.23
2024	0	0	0.0%	144,728	84.0%	$0	$0.00
2025	0	0	0.0%	144,728	84.0%	$0	$0.00
Thereafter	1	643	0.4%	145,371	84.3%	$0	$0.00
Vacant	0	27,011	15.7%	172,382	100.00%	$0	$0.00
Total/Weighted Average	52	172,382	100.0%			$2,944,866	$20.26

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 212 South Tryon Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	02/02/2015(2)
86.0%	82.8%	83.5%	84.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 212 South Tryon Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,636,283	$2,796,989	$2,722,639	$2,944,866	96.6%	$17.08
Grossed Up Vacant Space	0	0	0	491,827	16.1	2.85
Total Reimbursables	7,645	15,214	32,879	4,104	0.1	0.02
Other Income	125,816	14,766	13,845	40,014	1.3	0.23
Less Vacancy & Credit Loss	0	0	0	(431,132)(1)	(14.1)	(2.50)
Effective Gross Income	$2,769,744	$2,826,969	$2,769,363	$3,049,679	100.0%	$17.69

Total Operating Expenses	$1,191,834	$1,307,356	$1,281,687	$1,283,504	42.1%	$7.45

Net Operating Income	$1,577,910	$1,519,613	$1,487,676	$1,766,175(2)	57.9%	$10.25
TI/LC	0	0	0	172,382	5.7	1.00
Capital Expenditures	0	0	0	39,648	1.3	0.23
Net Cash Flow	$1,577,910	$1,519,613	$1,487,676	$1,554,145	51.0%	$9.02

NOI DSCR	1.35x	1.30x	1.28x	1.51x
NCF DSCR	1.35x	1.30x	1.28x	1.33x
NOI DY	8.0%	7.7%	7.5%	8.9%
NCF DY	8.0%	7.7%	7.5%	7.9%

(1)	The underwritten economic vacancy is 12.5%. The 212 South Tryon Property was 84.3% physically occupied as of February 2, 2015.
(2)
The increase in U/W Net Operating Income from 2014 is primarily due to recent lease executions and inclusion of contractual tenant rent increases and expansion from 19 tenants totalng $46,096 through October 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C27	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.